As filed with the U.S. Securities and Exchange Commission on February 22, 2024

Registration No. 333-274158

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

mF INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	6199	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 1801, Fortis Tower, 77-79 Gloucester Road,
Wan Chai, Hong Kong
(+852) 3426-6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, New York 10022 (212) 530-2206	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square, 40th Floor New York, New York 10036 (212) 421-4100

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement on Form F-1 (File No. 333-274158) contains disclosure that will be circulated as two separate final prospectuses, as set forth below.

●	Public offering prospectus. A prospectus (the “Public Offering Prospectus”) to be used for the public offering of 1,781,108 ordinary shares of mF International Limited (the “Company” or “mF International,” “we,” or “us”), no par value (the “Ordinary Shares”) by us and Gaderway Investments Limited (the “Underwritten Selling Shareholder”), based on an assumed initial public offering price of $[●], through the underwriter named on the cover page of the Public Offering Prospectus (the “Public Offering Ordinary Shares”).

●	Resale prospectus. A prospectus (the “Resale Prospectus”) to be used for the offer and potential resale by the selling shareholders identified in this registration statement (the “Selling Shareholders”) of 2,317,000 Ordinary Shares (the “Shareholders Ordinary Shares”), based on an assumed initial public offering price of $[●].

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	it contains different outside and inside front covers and back cover pages; among other things, the identification of the underwriter and related compensation for the Public Offering Ordinary Shares will only be included in the Public Offering Prospectus and the Shareholder Ordinary Shares will be listed on the outside and inside front covers of the Resale Prospectus without identification of the underwriter and related compensation information;

●	it contains a different section in the Prospectus Summary captioned “The Offering” relating to the offering of the Public Offering Ordinary Shares and the Shareholder Ordinary Shares, as applicable; such Offering section included in the Public Offering Prospectus will summarize the offering of the Public Offering Ordinary Shares and such Offering section included in the Resale Prospectus will summarize the offering of the Shareholder Ordinary Shares;

●	it contains a different “Use of Proceeds” section, with the Use of Proceeds section included in the Resale Prospectus only indicating that the Registrant will not receive any proceeds from the sale of the Shareholder Ordinary Shares by the Selling Shareholders that occur pursuant to this registration statement;

●	it does not contain the Capitalization and Dilution sections included in the Public Offering Prospectus;

●	the “Underwriting” section from the Public Offering Prospectus is not included in the Resale Prospectus and the “Plan of Distribution” section is included only in the Resale Prospectus; and

●	it does not contain the Legal Matters section and does not include a reference to counsel for the underwriter.

The Registrant has included in this registration statement a set of alternate pages after the back-cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages in connection with the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholders.

The Selling Shareholders have represented to the Registrant that they will consider selling some or all of their respective Shareholders Ordinary Shares registered pursuant to this registration statement immediately after the pricing of the public offering, as requested by the underwriter for the public offering, in order to create an orderly, liquid market for Ordinary Shares. As a result, the sales of our Ordinary Shares registered in this registration statement will result in two offerings by the Registrant taking place concurrently or sequentially, which could affect the price and liquidity of, and demand for, our Ordinary Shares. This risk and other risks are included in “Risk Factors” set forth in each of the Public Offering Prospectus and the Resale Prospectus.

The information in this prospectus is not complete and may be changed. Neither we nor the Underwritten Selling Shareholder may sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED FEBRUARY 22, 2024

1,781,108 Ordinary Shares

mF INTERNATIONAL LIMITED

This is an initial public offering (the “Offering”) of 1,781,108 Ordinary Shares. We are offering 1,560,000 Ordinary Shares (“IPO Shares”) to be sold in this Offering (the “IPO Offering”), and the Underwritten Selling Shareholder is offering 221,108 Ordinary Shares to be sold, in each case on a firm commitment basis by Joseph Stone Capital, LLC, the underwriter in this Offering. In addition, the registration statement of which this prospectus forms a part also registers on behalf of the Selling Shareholders the resale of an aggregate of 2,317,000 Ordinary Shares by the Selling Shareholders. The initial public offering of the Public Offering Ordinary Shares and the offering of the Shareholders Ordinary Shares are collectively referred to herein as the offering. We anticipate that the initial public offering price will be between US$4 and US$5 per Ordinary Share (the “Offering Price”). Prior to this Offering, there has been no public market for our Ordinary Shares. We have reserved the symbol “MFI” for purpose of listing our Ordinary Shares on the NASDAQ Capital Market (“NASDAQ”).

The Shareholders Ordinary Shares being offered by the Selling Shareholders are part of and conditioned on the closing of the offering of the Public Offering Ordinary Shares. The sales price to the public of the Public Offering Ordinary Shares and the Shareholder Ordinary Shares will be fixed at the initial public offering price per Public Offering Ordinary Share until such time as our Ordinary Shares are listed on the Nasdaq; thereafter, the Shareholders Ordinary Shares may be sold at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the Public Offering Ordinary Shares sold by the Underwritten Selling Shareholder nor proceeds from the sale of any of the Shareholders Ordinary Shares sold by the Selling Shareholders. The offering of the Shareholders Ordinary Shares by the Selling Shareholders will terminate at the earlier of such time as all of the Shareholders Ordinary Shares have been sold pursuant to the registration statement and the date on which it is no longer necessary to maintain the registration of the Shareholders Ordinary Shares as a result of such Ordinary Shares being permitted to be offered and resold without restriction pursuant to the provisions of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and the offering of the Shareholders Ordinary Shares may extend for a longer period of time than the offering of the Public Offering Ordinary Shares. The Shareholders Ordinary Shares may be resold from time to time by the Selling Shareholders.

We plan to apply to list our Ordinary Shares on the NASDAQ. At this time, NASDAQ has not yet approved our application to list the Ordinary Shares. The closing of this Offering is conditioned upon NASDAQ’s final approval of our listing application. However, there is no guarantee or assurance that such application will be approved, and if our application is not approved by NASDAQ, this Offering may not be completed.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 12 of this prospectus to read about factors you should consider before buying our Ordinary Shares.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Risk Factors — Risks Related to Our Corporate Structure — We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies” on page 17 of this prospectus.

Following the completion of this offering, Gaderway Investments Limited, our largest shareholder, will beneficially own approximately 68.82% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the underwriter’s over-allotment option, or approximately 67.62%, assuming full exercise of the underwriter’s over-allotment option. As such, we will be deemed to be a “controlled company” under NASDAQ Listing Rules 5615(c). However, even if we are deemed to be a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the NASDAQ Listing Rules. See “Risk Factors” on page 12 and “Management — Controlled Company.” on page 72 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Underwritten Selling Shareholder will sell the Ordinary Shares held by it (the “Underwritten Resale Shares”) at a fixed price equal to the initial public offering price in this Offering. We will not receive any proceeds from the sales of the Underwritten Resale Shares by the Underwritten Selling Shareholder.

mF International is not a Chinese or Hong Kong operating company, but is a holding company incorporated in the British Virgin Islands, or the BVI. mF International does not conduct any business operations. You are only directly investing in the holding company, mF International, and may never hold equity interests in the operating subsidiaries of the Company. As a limited company with no material operations, all business operations are conducted by m-FINANCE Limited, a Hong Kong company (“mF” or “m-FINANCE”), m-FINANCE Trading Technologies Ltd., a Hong Kong company (“mFTT”), and Omegatraders Systems Limited, a Hong Kong company (“OTX”, and, together with m-FINANCE and mFTT, the “Operating Subsidiaries”) in Hong Kong. This is an Offering of the Ordinary Shares of mF International, the holding company incorporated in the BVI, instead of shares of the Operating Subsidiaries in Hong Kong. You may never directly hold any equity interest in our operating entity. This structure involves unique risks to the investors, and Chinese regulatory authorities could disallow this structure, which would likely result in a material change in mF International’s operations and/or a material change in the value of the securities mF International is registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless. Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. For example, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Given the recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline or be worthless. Additionally, any further control over offerings conducted overseas and/or foreign investment impacting the Operating Subsidiaries in Hong Kong by the Hong Kong government could result in a material change in our operations, financial performance and/or the value of our Ordinary Shares or impair our ability to raise money. See “Risk Factors — Risks Related to Our Corporate Structure — Substantially all of the Operating Subsidiaries’ operations are conducted in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of such business and may intervene in or influence such operations at any time, which could result in a material change in the operations of the Operating Subsidiaries and/or the value of our Ordinary Shares. The PRC government may also intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” on page 16.

The Operating Subsidiaries conduct a substantial amount of their business operations in Hong Kong, with less than 10% of their total customers in mainland China. Accordingly, we do not expect that the PRC laws and regulations currently have any material impact on the business of our subsidiaries, financial condition and results of operations. However, in the event that we or the Operating Subsidiaries were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or the Operating Subsidiaries might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conducted. Currently, we remain subject to certain legal and operational risks associated with the Operating Subsidiaries being based in Hong Kong and having all of their operations to date in Hong Kong. Recently, the Chinese regulatory entities have imposed more control over the Hong Kong legal system. Additionally, the legal and operational risks associated with mainland China may also apply to operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to our Company or our subsidiaries in Hong Kong. These risks could result in material changes in the operations of the Operating Subsidiaries and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement, which may in the future impact the Operating Subsidiaries’ ability to conduct business, or our ability to accept foreign investments or list on a U.S. or other foreign exchange if we were to become subject to such regulations. On February 17, 2023, with the approval of the State Council, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; and (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. As of the date of this prospectus, as advised by Zhong Lun Law Firm, our PRC counsel, we are not subject to the filing procedures under the Trial Measures and there are no effective laws or regulations in the PRC explicitly require our Company or the Operating Subsidiaries in Hong Kong to seek approvals from the CSRC or any other PRC governmental authorities for our overseas listing plan. Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impacts such modified or new laws and regulations will have on the business operations of the Operating Subsidiaries, our ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. If it is later determined that we are required by the Trial Measures to submit to the CRSC and complete the filing procedures of our offering and listing, we cannot assure you that we will be able to complete such filings in a timely manner or even at all. Any failure by us to comply with such filing requirements under the Trial Measures may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities. Moreover, if certain PRC laws and regulations were to become applicable to a company such as mF International or the Operating Subsidiaries in the future, the application of such laws and regulations may have a material adverse impact on the business of our subsidiaries, our financial condition and results of operations and our ability to offer or continue to offer securities to investors, any of which may cause the value of our securities, including the Ordinary Shares, to significantly decline or become worthless. See “Risk Factors — Risks Related to Our Corporate Structure — Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of the Operating Subsidiaries and any changes in such laws and regulations and interpretations may impair their ability to operate profitably, which could result in a material negative impact on such operations and/or the value of the securities we are registering for sale.”, “Risk Factors — Risks Related to Doing Business in Hong Kong — The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact the Operating Subsidiaries”, and “Risk Factors — Risks Related to Doing Business in Hong Kong — The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections.” on pages 19 and 19, respectively.

(Prospectus cover continued on the following page.)

	Per Share	Total Without Over- Allotment Option	Total With Over- Allotment Option
Initial public offering price	US$	US$	US$
Underwriter’s discounts(1)	US$	US$	US$
Proceeds to our company before expenses(2)	US$	US$	US$
Proceeds to the Underwritten Selling Shareholder before expenses(2)	US$	US$	US$

(1)	See “Underwriting” in this prospectus for more information regarding compensation to be received by the underwriter.

(2)	We expect our total cash expenses for this Offering (including cash expenses payable to the underwriter for its accountable out-of-pocket expenses) to be approximately US $[●], exclusive of the above discounts. In addition, we will pay additional items of value in connection with this Offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us/the Underwritten Selling Shareholder before expenses. See “Underwriting.”

We have granted to the underwriter an option to purchase a number of Shares of the Company that equals 15% of the Ordinary Shares offered by us in this Offering at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts, within 45 days from the effective date of its registration statement on Form F-1.

JOSEPH STONE CAPITAL, LLC

Prospectus dated [            ], 2024

(Prospectus cover continued from preceding page.)

Furthermore, our Ordinary Shares may be prohibited from trading on a national exchange or in the over-the-counter trading market in the United States under the Holding Foreign Companies Accountable Act (the “HFCA Act”), as amended by the Accelerating Holding Foreign Companies Accountable Act (the “Accelerating HFCA Act”), if the Public Company Accounting Oversight Board (United States) (the “PCAOB”), determines that it cannot inspect or fully investigate our auditors for two consecutive years beginning in 2022. As a result, an exchange may determine to delist our securities. Additionally, our securities may be prohibited from trading if our auditor cannot be fully inspected as more stringent criteria have been imposed by the SEC and the PCAOB, recently. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which became effective on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. For example, on December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the PCAOB signed a Statement of Protocol (SOP) Agreement with the CSRC and China’s Ministry of Finance (the “SOP Agreement”). The SOP Agreement established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating HFCA Act, which reduces the number of consecutive non-inspection years required for foreign companies to comply with PCAOB audits under the HFCA Act from what was originally three years to two, thus reducing the time period before their securities may be prohibited from trading or delisted. Our auditor, prior to February 16, 2023, Friedman LLP , an independent registered public accounting firm that issued the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, was subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our former auditor, Friedman LLP, had been subject PCAOB inspections until it filed its application to withdraw from the PCAOB registration on December 30, 2022. Our new auditor as of the date of this prospectus, Marcum Asia CPAs LLP (“Marcum Asia”) is headquartered in New York, the United States and has been inspected by the PCAOB on a regular basis. However, we cannot assure you that the NASDAQ Capital Market or other regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act if the Public Company Accounting Oversight Board determines that it cannot inspect or fully investigate our auditors for two consecutive years beginning in 2022 and, as a result, an exchange may determine to delist our securities. The delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment.” on page 20.

Following this Offering, Gaderway Investments Limited, our largest shareholder, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, Gaderway Investments Limited has the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company” within the meaning of the NASDAQ listing rules. However, even if we are deemed to be a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the NASDAQ Listing Rules. For a more detailed discussion of the risk of the Company being a controlled company, see “Risk Factors — Risks Related to Our Corporate Structure — Following this Offering, Gaderway Investments Limited, our largest shareholder, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, Gaderway Investments Limited has the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.” on page 18 and “Management-Controlled Company” on page 72 of this prospectus.

mF International is permitted under the laws of British Virgin Islands to provide funding to our subsidiaries in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. The Operating Subsidiaries are permitted under the laws of Hong Kong to provide funding to mF International, the holding company incorporated in the British Virgin Islands, through dividend distributions or payments without restrictions on the amount of the funds.

There are no restrictions or limitation on our ability to distribute earnings from our subsidiaries, including our subsidiaries in Hong Kong, to mF International and shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Business Companies Act, 2004 (as amended), or the BVI Act and our Memorandum and Articles of Association, or Memorandum and Articles, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend payment, the value of our assets will exceed our liabilities and mF International will be able to pay our debts as they become due. For cash transfers between mF International and the Operating Subsidiaries, and in accordance with the BVI Act, a BVI company may make dividends or distributions to the extent that immediately after the distribution, such company’s liabilities do not exceed its assets and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus. Additionally, as of the date of this prospectus, there are no further BVI or Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend payments. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiaries’ ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on the ability to conduct business of the Operating Subsidiaries and might materially decrease the value of our Ordinary Shares or cause them to be worthless. For a more detailed discussion of how the cash is transferred within our organization, see “Transfers of Cash to and from the Operating Subsidiaries” on page 7 and “Risk Factors — Risks Related to the Corporate Structure — We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or the Operating Subsidiaries by the PRC government to transfer cash. Any limitation on the ability of our Operating Subsidiaries to make payments to us could have a material adverse effect on the Operating Subsidiaries’ ability and might materially decrease the value of our Ordinary Shares or cause them to be worthless” on page 14 of this prospectus.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. As of the date of this prospectus, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors. The laws and regulations of the PRC do not currently have any material impact on the transfer of cash from mF International to the Operating Subsidiaries or from the Operating Subsidiaries to mF International, our shareholders and U.S. investors. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from the Operating Subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we or the Operating Subsidiaries conduct business, could require us to change certain aspects of the business of the Operating Subsidiaries to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, the business of the Operating Subsidiaries, our financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering it worthless. For a more detailed discussion of this risk, see page “Transfers of Cash to and from the Operating Subsidiaries” on page 7 and “Risk Factors — Risks Related to Our Corporate Structure — We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or the Operating Subsidiaries by the PRC government to transfer cash. Any limitation on the ability of the Operating Subsidiaries to make payments to us could have a material adverse effect on our Operating Subsidiaries’ ability to conduct business and might materially decrease the value of our Ordinary Shares or cause them to be worthless” on page 14 of this prospectus.

On March 23, 2022, m-FINANCE Limited (“m-FINANCE”) declared an interim dividend of HK$0.863 per share (equivalent to US$0.111 per share), or HK$10,000,000 in aggregate (equivalent to US$1,281,805), to its shareholder, which was settled by cash on March 24, 2022. On June 30, 2022, m-FINANCE declared an interim dividend of HK$0.691 per share (equivalent to US$0.089 per share) or HK$8,000,000 (equivalent to US$1,025,444), to its shareholder, and the amount of the dividend payable was concurrently settled by netting off the outstanding amounts due from related parties. On August 15, 2022, m-FINANCE declared an interim dividend of HK$0.873 per share (equivalent to US$0.112 per share) or HK$10,114,311 in aggregate (equivalent to US$1,296,457), to its shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from the related parties. The amounts due from related parties is presented as a reduction of the shareholder’s equity pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G. On March 27, 2023, the Company declared an interim dividend of HK$0.218 per share (equivalent to US$0.028 per share), or HK$2,528,413 in aggregate (equivalent to US$324,093), to its shareholder, which was settled by cash on the same day. On July 31, 2023, the Company declared an interim dividend of HK$0.242 per share (equivalent to US$0.031 per share), or HK$2,800,800 in aggregate (equivalent to US$359,008), to its shareholder, which was settled by cash on the same day.

The Company and its Operating Subsidiaries currently intend to retain all of their respective remaining funds and future earnings, if any, for the operation and expansion of the business and do not anticipate declaring or paying any further dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

As of the date of this prospectus, we do not plan to pay any further dividends out of our retained earnings in the foreseeable future.

About this Prospectus

We, the Underwritten Selling Shareholder, the Selling Shareholders and the underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We, the Underwritten Selling Shareholder, the Selling Shareholders and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We, the Underwritten Selling Shareholder, the Selling Shareholders and the underwriter are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the British Virgin Islands. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and incorporated into this prospectus. The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed Offering, and only the prospectus dated hereof, is authorized by us to be used in connection with our proposed Offering. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we nor the underwriter has taken any action to permit a public offering of the Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

i

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to

●	“$,” “dollars,” “USD”, “US$” or “U.S. dollars” are to the legal currency of the United States.

●	“AUD” are to the legal currency of Australia;

●	“BVI Act” are to the BVI Business Companies Act, 2004 (as amended);

●	“BVI” are to the British Virgin Islands;

●	“CAD” are to the legal currency of Canada;

●	“CHF” are to the legal currency of Switzerland and Liechtenstein;

●	“China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau, unless referencing specific laws and regulations adopted by the PRC. The same legal and operational risks associated with operations in China may also apply to operations in Hong Kong;

●	“Company,” “mF International,” “we”, “us”, or “our,” are to mF International Limited, a British Virgin Islands holding company, and to describing our consolidated financial information;

●	“EURO” are to the legal currency of 20 of the 27 member states of the European Union;

●	“GBP” are to the legal currency of the United Kingdom and nine of its associated territories;

●	“HK$”, “HKD” and “HK Dollar” are to the legal currency of Hong Kong;

●	“Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

●	“mainland China” are to mainland China of the PRC, excluding Taiwan, the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Memorandum and Articles” are to the current memorandum and articles of association of mF International;

●	“mF” or “m-FINANCE” are to m-FINANCE Limited, a Hong Kong company incorporated on February 11, 2002 and a wholly-owned subsidiary of mF International;

●	“mFTT” are to m-FINANCE Trading Technologies Ltd., a Hong Kong company incorporated on March 21, 2013 and a wholly-owned subsidiary of mF International through m-FINANCE;

●	“NZD” are to the legal currency of New Zealand, the Cook Islands, Niue, the Ross Dependency, Tokelau, and a British territory, the Pitcairn Islands;

●	“Operating Subsidiaries” are to m-FINANCE, mFTT and OTX (as defined below), wholly-owned subsidiaries of mF International, unless otherwise specified;

●	“Ordinary Shares” are to the ordinary shares of mF International, with no par value;

●	“OTX” are to Omegatraders Systems Limited, a Hong Kong company incorporated on December 10, 2009 and a wholly-owned subsidiary of mF International through m-FINANCE;

●	“PRC government” are to the government of mainland China, for the purposes of this prospectus only;

●	“PRC laws and regulations” or “PRC laws” are to the laws and regulations of mainland China;

●	“RMB” and “Renminbi” are to the legal currency of mainland China;

●

“Selling Shareholders” refers, collectively, to pre-existing shareholders, Cheung Hoi Hung, Zhang Mi, Poon Chung Lung, Chan Chu Hing and Miu Man Cheung, selling their Ordinary Shares pursuant to this Registration Statement on Form F-1;

●	“SZ WFOE” are to m-FINANCE Software (Shenzhen) Limited, a mainland China company incorporated on March 27, 2014 and a wholly-owned subsidiary of m-FINANCE before de-registration;

●	“Underwritten Selling Shareholder” refers to the largest pre-existing shareholder, Gaderway Investments Limited, selling its Ordinary Shares pursuant to this Registration Statement on Form F-1;

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States; and

●	“XAU” refers to internationally accepted code for spot gold traded on the foreign exchange market.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriter of its over-allotment option.

We do not have any material operations of our own. We are a holding company with operations conducted in Hong Kong through the Operating Subsidiaries using Hong Kong dollars, the currency of Hong Kong. The Operating Subsidiaries reporting currency is in Hong Kong dollars. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Translations of amounts in the consolidated balance sheets, consolidated statements of income and comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows from HK$ into US$ as of and for the year ended December 31, 2022 and the six months ended June 30, 2023 are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HK$7.8015 and US$1 = HK$7.8363, respectively, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at such rate or at any other rate.

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors” on page 12, before deciding whether to buy our Ordinary Shares.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a share split of our Ordinary Shares at a ratio of 1:231.7, which occurred on August 11, 2023.

Overview

mF International is a holding company limited by shares and established under the laws of the British Virgin Islands on June 15, 2022. It is a holding company with no business operations and uses a structure that involves three Operating Subsidiaries based in Hong Kong. This structure involves risks to the investors, and Chinese regulatory authorities could disallow this structure, which would likely result in a material change in mF International’s operations and/or a material change in the value of the securities we are registering for sale, including the risk that such event could cause the value of such securities to significantly decline or become worthless. Investors are cautioned that you are buying shares of a BVI holding company with operations solely conducted in Hong Kong by its Operating Subsidiaries. You are not directly investing in, and may never hold equity interests in the Operating Subsidiaries. Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment.

The following diagram illustrates our corporate legal structure and identifies the Operating Subsidiaries upon completion of this Offering, assuming no exercise of the over-allotment option (for purpose of the illustration of this diagram only, we assume the Selling Shareholders do not sell any Shareholders Ordinary Shares upon closing of this offering).

Notes:

(1)	Gaderway Investments Limited, a company incorporated in the BVI on March 18, 2015 as a limited liability company, is a holding company without business operations, which is owned as to approximately 61.54% by Mr. Tai Wai (Stephen) Lam and approximately 38.46% by Mr. Chi Weng Tam.
(2)	m-FINANCE Software (Shenzhen) Limited was dormant and the deregistration process was completed in March 2023.

We are holding company with three Operating Subsidiaries in Hong Kong. Our principal Hong Kong subsidiary, m-FINANCE Limited (“mF” or m-FINANCE), established in 2002, is a Hong Kong-based experienced financial trading solution provider principally engaged in the development and provision of financial trading solutions to customers via internet or platform as software as a service, or SaaS. m-FINANCE has approximately 20 years of experience providing real-time mission critical forex, bullion/commodities trading platform solutions, financial value-added services, mobile applications and financial information for brokers and institutional clients in the region. m-FINANCE has provided a wide range of services, including the mF4 Trading Platform, Bridge and Plugins, CRM System, ECN System, Liquidity Solutions, Cross-platform “Broker+” Solution, Social Trading Apps and other value-added services.

m-FINANCE has been committed to providing a state-of-the-art trading platform and innovative one-stop trading solution that fits for the Asian market, via internet or platform as software as a service, with clients located over mainland China, Hong Kong and Southeast Asia. Substantially all of the Operating Subsidiaries’ operations are conducted in Hong Kong, with 2.2%, 3.8%, 5.8% and 1.7% of our total revenue generated from clients in mainland China for the years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023, respectively. m-FINANCE’s customers are mainly financial institutions, including brokers, investment banks, institutional clients and financial services providers. As of the date of this prospectus, m-FINANCE’s trading platform is handling a monthly average transaction value of over US$100 billion.

Revenues are primarily generated from the operations of the Operating Subsidiaries providing trading platform solutions and financial value-added services via internet or platform as software as a service.

For the six months ended June 30, 2022 and 2023, our total revenue was approximately HK$16,748,002 and HK$14,153,693 (US$1,806,170), respectively. Our gross profit and net income were approximately HK$7,257,045 (US$926,080) and HK$2,220,338 (US$283,340), respectively, for the six months ended June 30, 2023 as compared to our gross profit and net income of approximately HK$8,389,965 and HK$4,795,835, respectively, for the six months ended June 30, 2022.

For the fiscal years ended December 31, 2021 and 2022, our total revenue was approximately HK$32,212,970 and HK$34,931,827 (US$4,477,578), respectively. Our gross profit and net income were approximately HK$18,419,125 (US$2,360,972) and HK$6,818,599 (US$874,012), respectively, for the year ended December 31, 2022, as compared to our gross profit and net income of approximately HK$15,952,563 and HK$10,349,595, respectively, for the year ended December 31, 2021.

Our goal is to increase our market share and grow our business by expanding the Operating Subsidiaries’ customer base and service capacity. We believe that the following competitive advantages enable us to capture opportunities in financial services and differentiate m-FINANCE from its competitors:

1

Experienced management team fully understands the market situation and technology

We have a highly committed and professional senior management team with strong credentials and extensive experience in the financial technology industry. Our experienced management team is led by Chief Executive Officer, Chi Weng Tam, and Managing Director, Tai Wai (Stephen) Lam. Both individuals have strong business connections and knowledge in the IT and finance sectors. The Managing Director, CEO and senior management team are adaptable to challenges and changing economic environment. During the course of business, we believe that our management’s vision and entrepreneurial spirit, an integral part to building the brand and developing business of our Operating Subsidiaries, have played a crucial role in shaping m-FINANCE’s industry recognition, market reputation and business success. m-FINANCE’s management also possesses extensive technical know-how and domain knowledge to respond to changing trends in the industry, which we expect will aid in formulating and implementing business strategies in the financial technology industry. See “Management” in page 71 of this prospectus for further details of the management’s biographies.

The extensive experience and market foresight of the management team, supported by a team of high-caliber solution analysts and application developers, we believe will be able to help m-FINANCE capitalize on the industry expertise, adapt to the changes in market conditions, and formulate and execute business strategies effectively.

Unique comprehensive one-stop offering covering needs of traders, dealers and financial institutions.

In order to strengthen m-FINANCE’s position as a financial trading solution provider, it endeavors, in innovating new financial trading solutions and enhancing its existing financial trading solutions, to respond to the changing needs and requirements of customers, serving various sophisticated market players in the financial industry, such as traders, brokers and dealers. As of the date of this prospectus, m-FINANCE, through its Operating Subsidiaries, offers a comprehensive range of financial trading solutions covering the trade life cycle, such as providing real-time mission critical forex, bullion/commodities trading platform solutions, financial value-added services, mobile applications and financial information.

24/7 round-the-clock support services specialized in mission critical application support and support provision

m-FINANCE has a dedicated service team with knowledgeable and well-trained personnel, providing premium customer services on any technical issues promptly regarding the platforms and applications developed by m-FINANCE. Clients have access to 24/7 online customer support services via messaging applications such as WhatsApp, Skype, Tencent QQ, WeChat, email and phone in Mandarin Chinese, Cantonese Chinese and English.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we and the Operating Subsidiaries face, organized under relevant headings. These risks are discussed more carefully in the section titled “Risk Factors” beginning on page 12 of this prospectus.

Risks Related to Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Related to Business and Industry” beginning on page 12 of this prospectus)

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	The market in which the Operating Subsidiaries operate is competitive. See “Risk Factors — Risks Related to Business and Industry — The market in which the Operating Subsidiaries operate is competitive” on page 12 of this prospectus.

●	The success of the Operating Subsidiaries is dependent on the financial and brokerage industry and its market participants. Any market consolidation may adversely affect the Operating Subsidiaries’ business development and financial performance. See “Risk Factors — Risks Related to Business and Industry —The success of the Operating Subsidiaries is dependent on the financial and brokerage industry and its market participants. Any market consolidation may adversely affect the Operating Subsidiaries’ business development and financial performance” on page 13 of this prospectus.

●	The Operating Subsidiaries operate in dynamic industries, which make it difficult to evaluate the future prospects. See “Risk Factors — Risks Related to Business and Industry — The Operating Subsidiaries operate in a dynamic industry which make it difficult to evaluate the future prospects” on page 13 of this prospectus.

●	Our financial performance and business outlook are significantly affected by the volatility of the financial markets in which we and the Operating Subsidiaries have no control. See “Risk Factors — Risks Related to Business and Industry — Our financial performance and business outlook are significantly affected by the volatility of the financial markets in which we and the Operating Subsidiaries have no control” on page 13 of this prospectus.

2

●	Blockchain is a nascent and rapidly changing technology and there remains relatively small use of blockchain technology in the commercial marketplace. The slowing or stopping of the development or acceptance of blockchain technology may adversely affect our business. See “Risk Factors — Risks Related to Business and Industry — Blockchain is a nascent and rapidly changing technology and there remains relatively small use of blockchain technology in the commercial marketplace. The slowing or stopping of the development or acceptance of blockchain technology may adversely affect our business” on page 13 of this prospectus.

●	The regulatory regimes governing blockchain technologies are uncertain, and new regulations or policies may materially adversely affect the development of blockchain. See “Risk Factors — Risks Related to Business and Industry — The regulatory regimes governing blockchain technologies are uncertain, and new regulations or policies may materially adversely affect the development of blockchain” on page 14 of this prospectus.

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Related to Our Corporate Structure” beginning on page 14 of this prospectus)

We are a BVI holding company with three Operating Subsidiaries based in Hong Kong and we are subject to risks and uncertainties related to this corporate structure. These risks could result in material changes in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Our Company and its Operating Subsidiaries currently do not have any substantive operations in mainland China. Accordingly, the current PRC laws and regulations do not have any material impact on our business, financial condition and results of operations.

However, in the event that we or the Operating Subsidiaries were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or the Operating Subsidiaries might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conducted. Currently, we remain subject to certain legal and operational risks associated both in mainland China and Hong Kong with the Operating Subsidiaries, including, but not limited to, the following:

●	We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have. In the future, the funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or the Operating Subsidiaries by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on the Operating Subsidiaries’ ability to conduct business and might materially decrease the value of Ordinary Shares or cause them to be worthless. See “Risk Factors — Risks Related to the Corporate Structure — We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or the Operating Subsidiaries by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on the Operating Subsidiaries’ ability to conduct business and might materially decrease the value of Ordinary Shares or cause them to be worthless” on page 14 of this prospectus.

●	Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little or no advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of the Operating Subsidiaries and any changes in such laws and regulations and interpretations may impair their ability to operate profitably, which could result in a material change in their operations and/or the value of the securities we are registering for sale. See “Risk Factors — Risks Related to Our Corporate Structure — Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little or no advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of the Operating Subsidiaries and any changes in such laws and regulations and interpretations may impair their ability to operate profitably, which could result in a material change in their operations and/or the value of the securities we are registering for sale” on page 14 of this prospectus.

●	We may become subject to a variety of PRC laws and other obligations regarding M&A Rules and data security, and any failure to comply with applicable laws and obligations could have a material and adverse effect on the Operating Subsidiaries’ business, financial condition and results of operations. See “Risk Factors — Risks Related to Our Corporate Structure — We may become subject to a variety of PRC laws and other obligations regarding M&A Rules and data security, and any failure to comply with applicable laws and obligations could have a material and adverse effect on the Operating Subsidiaries’ business, our financial condition and results of operations” on page 15 of this prospectus.

3

●	Substantially all of the Operating Subsidiaries’ operations are conducted in Hong Kong, with less than 10% of their total customers in mainland China. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of such business and may intervene in or influence such operations at any time, which could result in a material change in the operations of the Operating Subsidiaries and/or the value of our Ordinary Shares. The PRC government may also intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. See “Risk Factors — Risks Related to Our Corporate Structure — Substantially all of the Operating Subsidiaries’ operations are conducted in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of such business and may intervene in or influence such operations at any time, which could result in a material change in the operations of the Operating Subsidiaries and/or the value of our Ordinary Shares. The PRC government may also intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain” on page 16 of this prospectus.

●	If the Chinese government chooses to extend oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See “Risk Factors — Risks Related to Our Corporate Structure — If the Chinese government chooses to extend oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 17 of this prospectus.

●	We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies. See “Risk Factors — Risks Related to Our Corporate Structure — We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies” on page 17 of this prospectus.

●	Following this Offering, Gaderway Investments Limited, our largest shareholder, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, Gaderway Investments Limited has the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company” within the meaning of the NASDAQ listing rules, and we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. See “Risk Factors — Risks Related to Our Corporate Structure — Following this Offering, Gaderway Investments Limited, our largest shareholder, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, Gaderway Investments Limited has the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company” within the meaning of the NASDAQ listing rules, and we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” on page 18 of this prospectus and “Management-Controlled Company” on page 72 of this prospectus.

Risks Related to Doing Business in Hong Kong (for a more detailed discussion, see “Risk Factors — Risks Related to Doing Business in Hong Kong” beginning on page 18 of this prospectus)

All of our current operations are in Hong Kong, which is a special administrative region of the PRC with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. As confirmed by our Hong Kong counsel, Bird & Bird, the PRC laws and regulations do not currently have any material impact on the business of the Operating Subsidiaries, their financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is significant change to current political arrangements between mainland China and Hong Kong, companies operate in Hong Kong may face similar regulatory risks as those operate in the PRC, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. In light of China’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. The Chinese government may intervene or influence the operations of the Operating Subsidiaries at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in the operations and/or the value of the securities we are registering for sale, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. In general, we face risks and uncertainties relating to doing business in Hong Kong, including, but not limited to, the following:

●	It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong. See “Risk Factors — Risks Related to Doing Business in Hong Kong — It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong” on page 18 of this prospectus.

4

●	You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws. See “Risk Factors — Risks Related to Doing Business in Hong Kong — You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws” on page 18 of this prospectus.

●	The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact the Operating Subsidiaries. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong Operating Subsidiaries” on page 19 of this prospectus.

●	The enforcement of laws and rules and regulations in China can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in the operations of the Operating Subsidiaries and/or the value of the securities we are registering for sale. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The enforcement of laws and rules and regulations in China can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in the operations of the Operating Subsidiaries and/or the value of the securities we are registering for sale” on page 19 of this prospectus.

●	There are some political risks associated with conducting business in Hong Kong. For a more detailed discussion of this risk factor, see page 20 of this prospectus. See “Risk Factors — Risks Related to Doing Business in Hong Kong — There are some political risks associated with conducting business in Hong Kong” on page 20 of this prospectus.

Risks Related to Our Ordinary Shares and This Offering (for a more detailed discussion, see “Risk Factors — Risks Related to Our Ordinary Shares and This Offering” beginning on page 20 of this prospectus)

●	There has been no public market for our Ordinary Shares prior to this Offering, and if an active trading market does not develop you may not be able to resell our Ordinary Shares at or above the price you paid, or at all. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — There has been no public market for our Ordinary Shares prior to this Offering, and if an active trading market does not develop you may not be able to resell our Ordinary Shares at or above the price you paid, or at all” on page 20 of this prospectus.

●	Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act if the PCAOB determines that it cannot inspect or fully investigate our auditors for two consecutive years, beginning in 2022, and, as a result, an exchange may determine to delist our securities. The delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act if the PCAOB determines that it cannot inspect or fully investigate our auditors for two consecutive years, beginning in 2022, and, as a result, an exchange may determine to delist our securities. The delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment” on page 20 of this prospectus.

●	NASDAQ may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — NASDAQ may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities” on page 22 of this prospectus.

●	The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile” on page 22 of this prospectus.

●	The price of our Ordinary Shares could be subject to rapid and substantial volatility, and such volatility may make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — The price of our Ordinary Shares could be subject to rapid and substantial volatility, and such volatility may make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares” on page 26 of this prospectus.

5

Corporate History and Holding Company Structure

Our Company was incorporated in the British Virgin Islands under the name of mF International Limited on June 15, 2022, in accordance with the BVI Act, and its operations are conducted by our wholly-owned Operating Subsidiaries in Hong Kong. On June 15, 2022, the Company issued 50,000 Ordinary Shares to Gaderway Investments Limited, for a consideration of US$0.01 per share.

We recently undertook a reorganization (the “Reorganization”), primarily to facilitate our initial public offering in the United States. For a description of the Reorganization, see “Our History And Corporate Structure — Our Reorganization” and “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations — Overview” starting on page 28 and page 33, respectively.

On August 11, 2023, our previous sole shareholder, Gaderway Investments Limited, approved a share split of our outstanding Ordinary Shares at a ratio of 1:231.7, which became effective immediately, resulting in 11,585,000 ordinary shares issued and outstanding after the share split.

Gaderway Investments Limited will hold 68.82% of the voting power after this Offering, assuming no exercise of the underwriter’s over-allotment option, or approximately 67.62%, assuming full exercise of the underwriter’s over-allotment option. Because the directors and executive officers, as a group, will control a majority of the voting power of our outstanding Ordinary Shares after the completion of this Offering, we will be a “controlled company” (within the meaning of the NASDAQ rules).

Transfers of Cash to and from Our Subsidiaries

mF International is a holding company with no operations of its own. It conducts its operations in Hong Kong through its Operating Subsidiaries. mF International may rely on dividends or payments to be paid by its Operating Subsidiaries (i.e., Operating Subsidiaries to mF International), to fund its cash and financing requirements, including for the provision of funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, and to service any debt we may incur and to pay our operating expenses. If the Operating Subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

mF International is permitted under the laws of BVI to provide funding to its subsidiaries in Hong Kong (i.e., mF International to the Operating Subsidiaries) through loans or capital contributions without restrictions on the amount of the funds. The Operating Subsidiaries are also permitted under the laws of Hong Kong to provide funding to mF International, through dividend distributions or payments, without restrictions on the amount of the funds.

There are no restrictions or limitations on our ability to distribute earnings by dividends from our subsidiaries, including the Operating Subsidiaries in Hong Kong, to mF International and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Memorandum and Articles, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus. There is no further BVI or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend payments.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Regulations — Regulations related to Hong Kong taxation” on page 67.

As of the date of this prospectus, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors. The PRC laws and regulations do not currently have any material impact on transfer of cash from mF International to Operating Subsidiaries nor from Operating Subsidiaries to mF International, our shareholders or U.S. investors. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our Operating Subsidiaries’ ability by the PRC government to transfer cash. Any limitation on the ability of the Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. Currently, all of our operations are in Hong Kong through our Operating Subsidiaries. We do not have or intend to set up any subsidiaries or enter into any contractual arrangements to establish a variable interest entity, or VIE, structure with any entity in mainland China. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. The PRC laws and regulations do not currently have any material impact on transfer of cash from mF International to the Operating Subsidiaries or from the Operating Subsidiaries to mF International and the investors in the U.S. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from the Operating Subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or the way we or the Operating Subsidiaries conduct business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

6

On March 23, 2022, m-FINANCE declared an interim dividend of HK$0.863 per share (equivalent to US$0.111 per share), or HK$10,000,000 in aggregate (equivalent to US$1,281,805), to its shareholder, which was settled by cash on March 24, 2022. On June 30, 2022, m-FINANCE declared an interim dividend of HK$0.691 per share (equivalent to US$0.089 per share) or HK$8,000,000 (equivalent to US$1,025,444), to its shareholder, and the amount of the dividend payable was concurrently settled by netting off the outstanding amounts due from related parties. On August 15, 2022, m-FINANCE declared an interim dividend of HK$0.873 per share (equivalent to US$0.112 per share) or HK$10,114,311 in aggregate (equivalent to US$1,296,457), to its shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from the related parties. The amounts due from related parties is presented as a reduction of the shareholder’s equity pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G. On March 27, 2023, the Company declared an interim dividend of HK$0.218 per share (equivalent to US$0.028 per share), or HK$2,528,413 in aggregate (equivalent to US$324,093), to its shareholder, which was settled by cash on the same day. On July 31, 2023, the Company declared an interim dividend of HK0.242 per share (equivalent to US$0.031 per share), or HK$2,800,800 in aggregate (equivalent to US$359,008), to its shareholder, which was settled by cash on the same day.

As disclosed above, both mF International and its Operating Subsidiaries currently intend to retain all of their respective remaining funds and future earnings, if any, for the operations and expansion of our subsidiaries’ business and do not anticipate declaring or paying any further dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

As of the date of this prospectus, we do not presently plan to pay any further dividends out of our retained earnings after listing our Ordinary Shares on NASDAQ.

See “Risk Factors — Risks Related to Our Corporate Structure — We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiaries by the PRC government to transfer cash. Any limitation on the ability of our Operating Subsidiaries to make payments to us could have a material adverse effect on our Operating Subsidiaries’ ability to conduct business and might materially decrease the value of our Ordinary Shares or cause them to be worthless” on page 14, and the audited consolidated financial statements and the accompanying footnotes beginning on F-1 of this prospectus, for more information.

Our Corporate Information

Our principal executive offices are located at Unit 1801, Fortis Tower, 77-79 Gloucester Road, Wan Chai, Hong Kong, and our telephone number is (+852) 3426-6200. Our registered office in the British Virgin Islands is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, BVI. We maintain a website at https://www.m-finance.com. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Recent Regulatory Developments in the PRC

We are a holding company incorporated in the BVI with all of the operations conducted by the Operating Subsidiaries in Hong Kong. We currently do not have, nor do we currently intend to establish, nor do we plan to enter into any contractual arrangements to establish, a VIE structure with any entity in mainland China. As of the date of this prospectus, we and the Operating Subsidiaries have received all requisite licenses, permissions, or approvals from Hong Kong and BVI authorities needed to engage in the businesses currently conducted in Hong Kong and BVI, and no permission or approval has been denied. See “Business — Licenses, Certificates and Approvals”.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Accordingly, as confirmed by our Hong Kong counsel, Bird & Bird, we believe the PRC laws and regulations do not currently have any material impact on our Operating Subsidiaries’ business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is significant change to current political arrangements between mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operated in mainland China, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, conduct business or accept foreign investment. In light of China’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in China can change quickly with little or no advance notice. The Chinese government may intervene or influence the current and future operations in Hong Kong at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like ourselves.

7

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in mainland China and controlled by companies or individuals of mainland China to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Measures and five supporting guidelines, which became into effective on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. As advised by our PRC counsel, Zhong Lun Law Firm, as of the date of this prospectus, since the Company is a company duly incorporated in the BVI, (i) with business operations conducted by the Operating Subsidiaries located in Hong Kong, and (ii) neither the Company nor the Operating Subsidiaries currently have any subsidiary in the PRC nor have they entered into any contractual arrangements to establish a variable interest entity structure with any entity in the PRC, the Company fails to meet the conditions under Article 15 of the Trial Measures and the supporting guidelines which constitute an indirect overseas listing in an overseas market that would otherwise subject the Company to the Trial Measures and supporting guidelines. Therefore, as of the date of this prospectus, no effective laws or regulations in the PRC explicitly require our Company or the Operating Subsidiaries in Hong Kong to seek approvals from the CSRC or any other PRC governmental authorities for our overseas listing plan. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). As of the date of this prospectus, neither we nor the Operating Subsidiaries are covered by permission requirements from CSRC or any other governmental agency of mainland China that is required to approve our operations or our Offering. Additionally, neither we nor the Operating Subsidiaries are required to obtain CSRC approval prior to its listing on an exchange in the U.S. Hence, as of the date of this prospectus, neither we nor the Operating Subsidiaries have ever applied for any such permission or approval. Notwithstanding the above, uncertainties still exist as to how the M&A Rules will be interpreted and implemented by Chinese regulators and the opinions summarized above are subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. If the CSRC or other PRC regulatory agencies subsequently determine that prior CSRC approvals are required for our Offering, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. Moreover, if there is significant change to the current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, that require us to obtain approvals from the CSRC or other PRC regulatory agencies at any stage, including but not limited, upon the completion of this Offering, in the future, and, if in such event, we or the Operating Subsidiaries (i) do not receive or maintain the approval, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) are required to obtain such permissions or approvals in the future if applicable laws, regulations, or interpretations change, or (iv) are denied permission from the CSRC or any other PRC regulatory agencies, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of investors and cause the value of Ordinary Shares to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Also, on January 4, 2022, the Measures for Cybersecurity Review (the “Measures”) were published and became effective on February 15, 2022, which were originally promulgated on April 13, 2020, and, as revised on July 10, 2021, require that, among other things, and in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users (which to be further specified) which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and which the Measures further elaborate on the factors to be considered when assessing the national security risks of the relevant activities. The Operating Subsidiaries currently have less than 10% of their total customers in mainland China. We do not currently expect the Measures to have an impact on our Operating Subsidiaries’ business, operations or this Offering, nor do we anticipate the we or the Operating Subsidiaries are covered by permission requirements from the CAC that is required to approve the operations of Operating Subsidiaries, as we do not believe that we may be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S., because (i) all of the operations of the Operating Subsidiaries are conducted by our Operating Subsidiaries, currently mostly serving clients outside mainland China with less than 10% of their total customers in mainland China, and our SZ WFOE registered in mainland China, are under de-registration process since 2020; (ii) we do not have or intend to have, nor do we intend to establish a VIE structure with any entity in mainland China, and the Measures remain unclear as to whether they shall be applied to a company such as ours; (iii) as of date of this prospectus, we have neither collected nor stored any personal information of any mainland China individual or within mainland China, nor do we entrust or expect to be entrusted by any individual or entity to conduct any data processing activities of any mainland China individual or within mainland China.; and (iv) as of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we must file for a cybersecurity review. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Neither we nor the Operating Subsidiaries are currently subject to the cybersecurity review by the CAC as provided under the Measures. Additionally, neither we nor the Operating Subsidiaries are covered by permission requirements from the CAC or any other governmental agency that is required to approve the operations our Operating Subsidiaries. However, there remains uncertainty as to how the Measures will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with ours. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our subsidiaries’ business operations and the listing of our Ordinary Shares in the U.S. could be subject to cybersecurity review by the Cyberspace Administration of China, or the CAC, in the future.

8

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Measures and five supporting guidelines, which became into effective on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. As advised by our PRC counsel, Zhong Lun Law Firm, as of the date of this prospectus, since the Company is a company duly incorporated in the BVI, (i) with business operations conducted by the Operating Subsidiaries located in Hong Kong, and (ii) neither the Company nor the Operating Subsidiaries currently have any subsidiary in the PRC nor have they entered into any contractual arrangements to establish a variable interest entity structure with any entity in the PRC, the Company fails to meet the conditions under Article 15 of the Trial Measures and the supporting guidelines which constitute an indirect overseas listing in an overseas market that would otherwise subject the Company to the Trial Measures and supporting guidelines. Therefore, as of the date of this prospectus, no effective laws or regulations in the PRC explicitly require our Company or the Operating Subsidiaries in Hong Kong to seek approvals from the CSRC or any other PRC governmental authorities for our overseas listing plan.

If it is later determined that we are required by the Trial Measures to submit to the CRSC and complete the filing procedures of our offering and listing, we cannot assure you that we will be able to complete such filings in a timely manner or even at all. Any failure by us to comply with such filing requirements under the Trial Measures may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on Operating Subsidiaries’ daily business operations, their ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges.

Currently we, and our Operating Subsidiaries, are not required to obtain any permissions or approvals from CSRC or the CAC. However, if there is significant change to current political arrangements between mainland China and Hong Kong, we, and our Operating Subsidiaries may be required to such permissions or approvals. If we or the Operating Subsidiaries at any stage, including but not limited to, upon the completion of this Offering, (i) do not receive or maintain the approval, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) are required to obtain such permissions or approvals in the future if applicable laws, regulations, or interpretations change, or (iv) are denied permission from the CSRC, the CAC or any other relevant PRC regulatory agencies, the relevant regulatory authorities, such as the CAC or the CSRC, might have broad discretion in dealing with such violations, including: imposing fines on us or the Operating Subsidiaries, discontinuing or restricting the operations of the Operating Subsidiaries; imposing conditions or requirements with which we or the Operating Subsidiaries may not be able to comply; restricting or prohibiting our use of the proceeds from our initial public offering to finance the business and operations in Hong Kong. The imposition of any of these penalties would also result in a material and adverse effect on our ability to conduct business, and on the operations of Operating Subsidiaries and financial condition. If any or all of the foregoing were to occur, it may significantly limit or completely hinder our ability to complete this Offering or cause the value of our Ordinary Shares to significantly decline or become worthless. Moreover, we might not be able to complete this Offering, list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would also materially affect the interests of investors and cause the value of Ordinary Shares to significantly decline or be worthless. See “Risk Factors — Risks Related to Our Corporate Structure — Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little or no advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of the Operating Subsidiaries and any changes in such laws and regulations and interpretations may impair their ability to operate profitably, which could result in a material negative impact on their operations and/or the value of the securities we are registering for sale.” on page 14.

The Operating Subsidiaries in Hong Kong are financial trading solution providers incorporated in Hong Kong. The Operating Subsidiaries are required to, and have obtained, business registration certificates as required by every company carrying on business in Hong Kong. See “Regulations — Regulations Related to our Business Operation in Hong Kong” on page 67.

We are advised by Hong Kong counsel, Bird & Bird, that our Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), neither we nor the Operating Subsidiaries are required to obtain permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors. Should there be any change in applicable laws, regulations, or interpretations, and we or any of the Operating Subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion And Analysis of Financial Condition And Results Of Operations, or MD&A;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our independent registered accounting firm on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

9

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (ii) the last day of the fiscal year during which the fifth anniversary of the date of this Offering occurs; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1.00 billion in non-convertible debt securities during any three-year period.

Implication of Being a Foreign Private Issuer

Upon completion of this Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we may no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

THE OFFERING

Ordinary Shares offered by us	1,560,000 Ordinary Shares

Underwritten Resale Shares	221,108 Ordinary Shares

Price per Ordinary Share	Between $4 and $5 per Ordinary Share

Ordinary Shares outstanding prior to completion of this Offering	11,585,000 Ordinary Shares

Ordinary Shares outstanding immediately after this Offering	13,145,000 Ordinary Shares, assuming no exercise of the underwriter’s over-allotment option 13,379,000 Ordinary Shares, assuming full exercise of the underwriter’s over-allotment option

Transfer Agent	Transhare Corporation

Listing	We plan to apply to have our Ordinary Shares listed on the NASDAQ Capital Market. At this time, NASDAQ has not yet approved our application to list the Ordinary Shares. The closing of this Offering is conditioned upon NASDAQ’s final approval of our listing application, and there is no guarantee or assurance that the Ordinary Shares will be approved for listing on NASDAQ.

NASDAQ Capital Market symbol	We have reserved the symbol “MFI” for purposes of listing our Ordinary Shares on NASDAQ Capital Market.

Use of proceeds

We intend to use the proceeds from this Offering for expanding service capacity and working capital.

We will not receive any proceeds from the sale of the Underwritten Resale Shares by the Underwritten Selling Shareholder.

See “Use of Proceeds” on page 29 for more information.

Lock-up

All officers, directors, and principal shareholders (with 5% or more of the Ordinary Shares of the Company), other than the Underwritten Selling Shareholder and the Selling Shareholders, shall agree in writing, in a form satisfactory to the underwriter, for a period of six (6) months; and each of the Company and any successors of the Company will agree, for a period of six (6) months from the closing of the Offering, not to sell, transfer or otherwise dispose of any of such securities (or underlying securities) of the Company without the express written consent of the underwriter, which consent may be given or withheld in the underwriter’s sole discretion.

See “Underwriting” on page 93 for more information.

Indemnification

We have agreed to indemnify the underwriters and any controlling person, director, officer, employee, affiliate, agent or counsel of the underwriters and of any affiliate of the underwriter and hold them harmless against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities.

We have agreed that at closing of the Offering, three hundred thousand dollars ($300,000) from the Offering proceeds shall be placed into an escrow account to be determined by Joseph Stone Capital, LLC, for indemnification purposes, for a period of 18 months from the closing of the Offering.

See “Underwriting” on page 93 for more information.

Risk Factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 12 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

10

Summary Consolidated Financial Data

The following selected consolidated statements of income and comprehensive income for the years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023 and selected consolidated balance sheets data as of December 31, 2021 and 2022 and June 30, 2023 have been derived from our consolidated financial statements included elsewhere in this prospectus.

Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included elsewhere in this prospectus.

	For the years ended December 31,
	2021	2022	2022
	HK$	HK$	US$
Revenue	32,212,970	34,931,827	4,477,578
Cost of revenue	16,260,407	16,512,702	2,116,606
Gross profit	15,952,563	18,419,125	2,360,972

Total operating expenses	5,417,863	10,876,654	1,394,174
Income from operations	10,534,700	7,542,471	966,798

Total other income (expense), net	246,525	(336,027)	(43,072)

Income before income taxes	10,781,225	7,206,444	923,726
Income tax expense	(431,630)	(387,845)	(49,714)
Net income	10,349,595	6,818,599	874,012

Other comprehensive income (loss)
Foreign currency translation adjustment	(14,168)	7,496	961
Comprehensive income	10,335,427	6,826,095	874,973

	For the six months ended June 30,
	2022	2023	2023
	HK$	HK$	US$
Revenue	16,748,002	14,153,693	1,806,170
Cost of revenue	8,358,037	6,896,648	880,090
Gross profit	8,389,965	7,257,045	926,080

Total operating expenses	2,629,853	4,699,403	599,697
Income from operations	5,760,112	2,557,642	326,383

Total other expenses, net	(704,682)	(167,946)	(21,431)

Income before income taxes	5,055,430	2,389,696	304,952
Income tax expense	(259,595)	(169,358)	(21,612)
Net income	4,795,835	2,220,338	283,340

Other comprehensive loss
Foreign currency translation adjustment	(6)	(157)	(20)
Comprehensive income	4,795,829	2,220,181	283,320

11

	As of December 31,			As of June 30,
	2021	2022	2022	2023	2023
	HK$	HK$	US$	HK$	US$
Current assets	18,678,715	15,522,433	1,989,673	10,863,309	1,386,280
Non-current assets	14,664,377	19,017,770	2,437,706	20,372,672	2,599,782
Total assets	33,343,092	34,540,203	4,427,379	31,235,981	3,986,062
Current liabilities	10,263,742	11,904,112	1,525,874	10,958,296	1,398,402
Non-current liabilities	15,596,879	12,210,193	1,565,108	10,160,019	1,296,532
Total liabilities	25,860,621	24,114,305	3,090,982	21,118,315	2,694,934
Total shareholders’ equity	7,482,471	10,425,898	1,336,397	10,117,666	1,291,128

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion And Analysis Of Financial Condition And Results Of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our subsidiaries’ business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our Operating Subsidiaries’ business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Business and Industry

The market in which the Operating Subsidiaries operate is competitive.

The financial technology industry in Hong Kong and Asia is competitive and fragmented. With the rise of electronic trading in recent years, the industry has attracted the presence of both Hong Kong-based and international companies.

The market for financial trading solutions is still at its emerging stage, and we believe that it will continue to grow in the coming years. The prospect and potential of this market is expected to attract entry by companies with substantial capital and resources. Mergers and acquisitions of enterprises and consolidation of the industries may become a trend in the market. The environment in which our subsidiaries operate will likely become more competitive as a result. The competitors of our subsidiaries may offer similar financial trading solutions and services at prices lower than those of our subsidiaries. There is no guarantee that the projects undertaken and services provided by our subsidiaries in the future will allow our subsidiaries to maintain their present profit margins, and a competitive environment may adversely affect our profitability.

12

The success of the Operating Subsidiaries is dependent on the financial and brokerage industry and its market participants. Any market consolidation may adversely affect our Operating Subsidiaries’ business development and financial performance.

The Operating Subsidiaries provide financial trading solutions primarily to market participants in the financial and brokerage industry. It is observed that the financial and brokerage industry is characterized by intensive competition. Intensive competition in the financial and brokerage industry will inevitably affect the profit margins of market participants and may consequently affect such participants’ willingness to invest in new technologies or to expand their current usage of existing technologies. This may adversely affect our business development. Traditional small to medium sized brokerage firms may face competition from larger brokers that have more capital, resources or experience. The possible emergence of consolidation of the global brokerage industry may lead to reduction in the number of the players in the industry. If the number of our potential and existing customers or their size of operations decrease, our existing business and future growth potential may be adversely affected.

The Operating Subsidiaries operate in dynamic industries, which make it difficult to evaluate the future prospects.

In general, the financial technology industry is dynamic. The industries in which we operate, including those providing and maintaining financial trading solutions, mobile and desktop trading applications and financial value-added services, are all highly dynamic and may not develop as expected. Our customers may not fully understand the value of our solutions and potential new customers may have difficulty distinguishing our solutions from those of our competitors. If we fail to convince our customers of the value of our solutions, the markets for our solutions do not continue to develop as we expect or we fail to address the needs of these dynamic, evolving industries, our Operating Subsidiaries’ business may be materially and adversely affected.

Our financial performance and business outlook are significantly affected by the volatility of the financial markets in which we and the Operating Subsidiaries have no control.

The target customers of the Operating Subsidiaries include financial brokers and institutions mainly located in Asia, whose demand for financial trading solutions is dependent upon their business operations and expansion needs, which, to a large extent, are dependent upon the performance of the global financial markets as a whole. The global financial markets are directly affected by, among others, the global and local political and economic environments.

Any sudden downturn in the global economic and political environments, which are beyond the control of our Operating Subsidiaries, may adversely affect the financial market sentiment in general. Severe fluctuation in market and economic sentiments may also result in a prolonged period of sluggish market activities, which would in turn have an adverse impact on the business and operating performance of our target customers, and hence, their demand for our financial trading solutions. As such, our revenue and the profitability of our Company and the Operating Subsidiaries may fluctuate and there is no assurance that we will be able to maintain our historical results in times of difficult or unstable economic conditions. Our historical profit levels should not be relied solely upon as an indication of our future financial performance.

Our trading in foreign currencies significantly affected by the volatility of the financial and currency market in which we and the Operating Subsidiaries have no control. Any sudden volatility in the financial and currency market in the future may adversely affect the performance of our trading in foreign currencies and lead to realized and unrealized loss.

For the years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023, we had realized loss on disposal of financial assets at fair value and change in fair value on financial assets at fair value in the aggregate amount of HK$676,445, HK$1,157,650 (US$148,388), HK$1,088,666 and HK$9,965 (US$1,271), respectively, from trading in foreign currencies, at fair value, with the intention to optimize a trading algorithm based on live market interactions. The change in fair value on financial assets at fair value was mainly due to the increased volatility of the financial and currency market in 2021, 2022 and the first half of 2023.

We plan to continue trading in foreign currencies in the future to further optimize our trading algorithm through live trading in the real foreign exchange market. Any sudden volatility in the financial and currency market, which are beyond the control of our Operating Subsidiaries, may adversely affect the performance of our trading in foreign currencies and lead to realized and unrealized loss.

Blockchain is a nascent and rapidly changing technology and there remains relatively small use of blockchain technology in the commercial marketplace. The slowing or stopping of the development or acceptance of blockchain technology may adversely affect our Operating Subsidiaries’ business.

Blockchain is an emerging technology that offers new capabilities which are not fully proven in use. The development of blockchain technology is a new and rapidly evolving industry that is subject to a high degree of uncertainty. Factors affecting the further development of blockchain industry include, without limitation:

●	continued worldwide growth in the adoption and use of blockchain technology;

●	the maintenance and development of the open-source software protocol of blockchain networks;

●	changes in consumer demographics;

●	changes in public tastes and preferences;

●	the popularity or acceptance of blockchain networks and assets; and

●	government and quasi-government regulation of blockchain networks and assets, including any restrictions on access, operation and the use of blockchain networks and assets.

Our principal operating subsidiary, m-FINANCE, intends to incorporate prevailing technologies, such as blockchain technology, to build a new platform business. For example, one of the new services, which has not been officially launched, incorporates blockchain technology. If investments in the blockchain industry become less attractive to investors, innovators, and developers, or if blockchain networks and assets do not gain public acceptance or are not adopted and used by a substantial number of individuals, companies and other entities, it could have a material adverse impact on the future prospects and operations of our Operating Subsidiaries.

13

The regulatory regimes governing blockchain technologies are uncertain, and new regulations or policies may materially adversely affect the development of blockchain.

Initially, it was unclear how blockchain technologies and the businesses and activities utilizing such technologies would fit into the current web of government regulation. As blockchain technologies have grown in popularity and in market size, international, federal, state and local regulatory agencies have begun to clarify their position. Various legislative and executive bodies in the United States and in other countries have shown that they intend to adopt legislation to regulate blockchain technologies. However, according to our Hong Kong counsel, Bird & Bird, there is no blockchain-specific legislation in Hong Kong as of the date of this prospectus.

New or changing laws and regulations or interpretations of existing laws and regulations may materially and adversely impact the development and growth of blockchain technologies. The imposition of restrictions on blockchains could adversely affect our Operating Subsidiaries’ business.

Blockchain mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact.

Blockchain mining activities are inherently energy-intensive and electricity costs account for a significant portion of the overall mining costs. The availability and cost of electricity will restrict the geographic locations of mining activities. Any shortage of electricity supply or increase in electricity cost in a jurisdiction may negatively impact the viability and the expected economic return for blockchain mining activities in that jurisdiction, which may in turn affect the business of our Operating Subsidiaries.

In addition, the significant consumption of electricity may have a negative environmental impact, including contribution to climate change, which may give rise to public opinion turning against allowing the use of electricity for blockchain mining activities or government measures restricting or prohibiting the use of electricity for such mining activities. Any such development in the jurisdictions where the Operating Subsidiaries provide platform and solutions services with blockchain technology could have a material and adverse effect on our Operating Subsidiaries’ business, financial condition and results of operations.

Unauthorized use of the Operating Subsidiaries’ intellectual property by third parties and expenses incurred in protecting their intellectual property rights may adversely affect their business, reputation and competitive edge.

We regard the Operating Subsidiaries’ intellectual property, including their domain names, as important to their success, and they rely on a combination of intellectual property laws, subscriptions and contractual arrangements with software providers to protect their proprietary rights.

The Operating Subsidiaries have filed various applications in Hong Kong and mainland China for protection of certain aspects of their intellectual property, including multiple trademarks. Nevertheless, we can provide no assurance that they will be able to have all applications registered. If the Operating Subsidiaries fail to register their trademarks, they may not be able to use such intellectual property without risk of infringement and, even if they can use them, they may have difficulty in enforcing such intellectual property rights against infringement by third parties, and this could have a material adverse impact on their business, financial conditions, and operating results.

Despite these measures, any of the Operating Subsidiaries’ intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently. Accordingly, the Operating Subsidiaries may not be able to effectively protect their intellectual property rights or to enforce their contractual rights in all jurisdictions.

Preventing any unauthorized use of the Operating Subsidiaries’ intellectual property is difficult and costly and the steps it takes may be inadequate to prevent the misappropriation of their intellectual property. In the event that they must resort to litigation to enforce their intellectual property rights, such litigation could result in substantial costs and a diversion of their managerial and financial resources. We can provide no assurance that the Operating Subsidiaries will prevail in any such litigation. In particular, m-FINANCE has nine trademarks registered in mainland China, but without having physical operations in mainland China, it may have limited ability to timely respond or enforce its intellectual property rights, in the event of any infringement in mainland China.

In addition, the Operating Subsidiaries’ trade secrets may be leaked or otherwise become available to, or be independently discovered by, their competitors. Any failure in protecting or enforcing their intellectual property rights could have a material adverse effect on their business, reputation and competitive edge.

Risks Related to Our Corporate Structure

We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or the Operating Subsidiaries by the PRC government to transfer cash. Any limitation on the ability of the Operating Subsidiaries to make payments to us could have a material adverse effect on our Operating Subsidiaries’ ability to conduct business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

We are a holding company incorporated in the British Virgin Islands, and we rely on dividends and other distributions on equity paid by the Operating Subsidiaries for our cash and financing requirements, including for the provision of funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. If the Operating Subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Regulations — Regulations related to Hong Kong taxation.” The PRC laws and regulations do not currently have any material impact on transfers of cash from mF International to Operating Subsidiaries or from Operating Subsidiaries to mF International, our shareholders and U.S. investors. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from the Operating Subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we or the Operating Subsidiaries conduct business, could require us to change certain aspects of our Operating Subsidiaries’ business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, our financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little or no advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to our current business operations and any changes in such laws and regulations and interpretations may impair our ability to operate profitably, which could result in a material negative impact on our operations and/or the value of the securities we are registering for sale.

Although we have direct ownership of the Operating Subsidiaries in Hong Kong, and currently do not have, nor intend to have, any subsidiary or any contractual arrangement to establish a VIE structure with any entity in mainland China, we are still subject to certain legal and operational risks associated with the Operating Subsidiaries being based in Hong Kong and having all operations conducted in Hong Kong, as of the date of this prospectus. However, the legal and operational risks associated with China may also apply to our Operating Subsidiaries’ operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cybersecurity and anti-monopoly concerns, would be applicable to our Company or our subsidiaries in Hong Kong. In the event that we or the Operating Subsidiaries were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or the Operating Subsidiaries might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conducted. Our organizational structure involves risks to the investors, and Chinese regulatory authorities could disallow this structure, which would likely result in a material change in mF International’s operations and/or a material change in the value of the securities mF International is registering for sale, including the risk that such event could cause the value of such securities to significantly decline or become worthless. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our Operating Subsidiaries’ business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our Operating Subsidiaries’ business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our Operating Subsidiaries’ business.

14

The uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time could result in a material change in our operations and/or the value of the securities we are registering.

We may become subject to a variety of PRC laws and other obligations regarding M&A Rules and data security, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our Operating Subsidiaries’ business, financial condition and results of operations.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in mainland China and controlled by companies or individuals of mainland China to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In addition, on February 17, 2023 , the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023, requiring, among other things, that (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application.

mF International is a holding company incorporated in the British Virgin Islands with three Operating Subsidiaries based in Hong Kong, and, as of the date of this prospectus, we have no active subsidiary, VIE structure or any direct operations in mainland China, nor do we intend to have any subsidiary or VIE structure or intent to acquire any equity interests in any domestic companies in mainland China, and we are not controlled by any companies or individuals of mainland China. Further, we are headquartered in Hong Kong, with our chief executive officer, chief financial officer and all members of the board of directors of mF International based in Hong Kong, not mainland China, and all of our revenues and profits are generated by the Operating Subsidiaries in Hong Kong. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, as of the date of this prospectus, the CSRC’s approval is not required for the listing and trading of our Ordinary Shares in the U.S. exchange as provided under the M&A Rules, and we would not be subject to filing requirements with the CSRC pursuant to the Trial Measures and supporting guidelines.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

15

In addition, on January 4, 2022, the Measures were published and became effective on February 15, 2022, which were originally promulgated by the CAC on April 13, 2020, and, as revised on July 10, 2021, required that, among other things, and in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and which further elaborate on the factors to be considered when assessing the national security risks of the relevant activities. The publication of the Measures indicates greater oversight by the CAC over data security, which may impact our Operating Subsidiaries’ business and this Offering in the future. As of the date of this prospectus, the Operating Subsidiaries currently have less than 10% of their total customers in mainland China. Additionally, the Operating Subsidiaries may collect and store certain data for customer registration purpose. As of the date of this prospectus, we do not expect the Measures to have an impact on the Operating Subsidiaries business, operations or this Offering to subject us or the Operating Subsidiaries to permission requirements from the CAC or any other government agency that is required to approve our operations, as we do not believe that we will be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S., because (i) all operations are conducted by the Operating Subsidiaries which currently mostly serve clients outside mainland China; (ii) we do not have or intend to have, nor do we have or intend to establish, a VIE structure with any entity in mainland China and the Measures remain unclear whether they shall be applied to a company like us; (iii) as of date of this prospectus, we have neither collected nor stored any personal information of any mainland China individual or within mainland China, nor do we entrust or expect to be entrusted by any individual or entity to conduct any data processing activities of any mainland China individual or within mainland China; (iv) as of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we must file for a cybersecurity review; and (v) pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, or if other regulations promulgated in relation to the Measures are deemed to apply to us, the business operations of the Operating Subsidiaries and the listing of our Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review or we and the Operating Subsidiaries might be covered by permission from the CAC or any other government agency that is required to approve our operations in the future. Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It also remains highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations, its ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. If any or all of the foregoing were to occur, it may significantly limit or completely hinder our ability to complete this Offering or cause the value of our Ordinary Shares to significantly decline or become worthless.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. As advised by our PRC counsel, Zhong Lun Law Firm, since the Company is a company duly incorporated in the BVI, (i) with business operations conducted by the Operating Subsidiaries located in Hong Kong, and (ii) neither the Company nor the Operating Subsidiaries currently have any subsidiary in the PRC nor have they entered into any contractual arrangements to establish a variable interest entity structure with any entity in the PRC, the Company fails to meet the conditions under Article 15 of the Trial Measures and the supporting guidelines which constitute an indirect overseas listing in an overseas market that would otherwise subject the Company to the Trial Measures and supporting guidelines as of the date of this prospectus. Therefore, as of the date of this prospectus, no effective laws or regulations in the PRC explicitly require our Company or the Operating Subsidiaries in Hong Kong to seek approvals from the CSRC or any other PRC governmental authorities for our overseas listing plan. If it is later determined that we are required by the Trial Measures to submit to the CRSC and complete the filing procedures of our offering and listing, we cannot assure you that we will be able to complete such filings in a timely manner or even at all. Any failure by us to comply with such filing requirements under the Trial Measures may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities.

As of the date of this prospectus, we are advised by Hong Kong counsel, Bird & Bird, that we are not required to obtain permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors, save that our Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong). Should there be any change in applicable laws, regulations, or interpretations, and we or any of the Operating Subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

Based on our understanding of the PRC laws and regulations currently in effect, as of the date of this prospectus, neither we nor the Operating Subsidiaries are subject to the M&A Rules, the Measures, the Trial Measures or the regulations or policies that have been issued by the CSRC or the CAC as of the date of this prospectus, nor are we currently covered by permission requirements from the CSRC, the CAC or any other PRC governmental agency that is required to approve our listing on the U.S. exchanges and offering securities. Hence, based on the foregoing, since we are not subject to the regulations or policies issued by the CAC to date, we believe that we are currently not required to be compliant with such regulations and policies issued by the CAC as of the date of this prospectus. Further, as of the date of this prospectus, neither we nor the Operating Subsidiaries have ever applied for any such permission or approval, as we currently are not subject to the M&A Rules or the regulations and policies issued by the CAC. However, if there is significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or are denied permission from mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

Substantially all of our Operating Subsidiaries’ operations are conducted in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of such business and may intervene in or influence such operations at any time, which could result in a material change in the operations of the Operating Subsidiaries and/or the value of our Ordinary Shares. The PRC government may also intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Given the recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline or be worthless. Additionally, any further control over offerings conducted overseas and/or foreign investment impacting the Operating Subsidiaries in Hong Kong by the Hong Kong government could result in a material change in our operations, financial performance and/or the value of our Ordinary Shares or impair our ability to raise money.

16

If the Chinese government chooses to extend oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the Chinese government, including the Measures for Cybersecurity Review, the PRC Personal Information Protection Law, and the Trial Measures published by CSRC, effective on March 31, 2023, have already indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. It remains uncertain whether the Chinese government will adopt additional requirements or extend the existing requirements to apply to the Operating Subsidiaries located in Hong Kong. We could be subject to approval or review by Chinese regulatory authorities to pursue this Offering. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company”, as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our Ordinary Share price may be more volatile.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company”.

Upon consummation of this Offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this Offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior the fiscal year ended on June 30, 2021 and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we may be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We may invest in obtaining director and officer liability insurance. In addition, we may incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

17

Following this Offering, Gaderway Investments Limited, our largest shareholder, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, Gaderway Investments Limited has the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Upon completion of this Offering, our biggest shareholder, Gaderway Investments Limited, may beneficially own approximately 68.82% of the aggregate voting power of our outstanding Ordinary Shares, assuming no exercise of the underwriter’s over-allotment option, or approximately 67.62%, assuming full exercise of the underwriter’s over-allotment option. As a result, Gaderway Investments Limited has the ability to control the outcome of matters submitted to the shareholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets.

Under the NASDAQ listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees must be selected or recommended solely by independent directors; and

●	the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Although we do not intend to rely on the “controlled company” exemptions under the NASDAQ listing rules even if we are deemed to be a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NASDAQ.

Risks Related to Doing Business in Hong Kong

It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong.

Shareholder claims or regulatory investigations that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism.

Our principal business operations are conducted in Hong Kong. In the event that the U.S. regulators carry out an investigation on us and there is a need to conduct such investigation, or collect evidence within, the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may, in the future, consider cross-border cooperation with a securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC. Additionally, our Hong Kong counsel, Bird & Bird, advised that the Securities and Futures Commission of Hong Kong (“SFC”) is a signatory to the International Organisation of Securities Commissions Multilateral Memorandum of Understanding (“MMOU”), which provides for mutual investigatory and other assistance and exchange of information between securities regulators around the world, including the SEC. This is also reflected in section 186 of the Securities and Futures Ordinance (“SFO”) which empowers the SFC to exercise its investigatory powers to obtain information and documents requested by non-Hong Kong regulators, and section 378 of the SFO which allows the SFC to share confidential information and documents in its possession with such regulators. However, there is no assurance that such cooperation will materialize, or if it does, whether it will adequately address any efforts to investigate or collect evidence to the extent that may be sought by U.S. regulators.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

Currently, all of our operations are conducted outside the United States, and all of our assets are located outside the United States. All of our directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located in Hong Kong outside the United States. Foreign judgments of United States courts will not be directly enforced in Hong Kong, as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. For more information regarding the relevant laws of the British Virgin Islands and Hong Kong, see “Enforceability of Civil Liabilities.”

18

The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiaries.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” On March 16, 2021, the U.S. State Department submitted a report listing an additional 24 foreign persons determined to meet the HKAA criteria. This report is an update to the October 2020 and March 2021 reports, consistent with section 5(e) of the HKAA. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If the Operating Subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, the business operations, our financial position and results of operations could be materially and adversely affected.

The enforcement of laws and rules and regulations in China can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our operations and/or the value of the securities we are registering for sale.

As one of the conditions for the handover of the sovereignty of Hong Kong to China, China accepted conditions such as Hong Kong’s Basic Law. The Basic Law ensured Hong Kong will retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

However, if the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of the contractual rights of our Operating Subsidiaries. This could, in turn, materially and adversely affect business and operations of our Operating Subsidiaries. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with the customers.

The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections.

As one of the conditions for the handover of the sovereignty of Hong Kong to China, China accepted conditions such as Hong Kong’s Basic Law. The Basic Law ensured that capitalist system and way of life in Hong Kong shall remain unchanged for 50 years, and has given Hong Kong the freedom to function with a high degree of autonomy. Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

However, if the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect the business and operations of our Operating Subsidiaries. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to our Operating Subsidiaries, including their ability to enforce agreements with our customers.

19

There are some political risks associated with conducting business in Hong Kong.

The operations of the Operating Subsidiaries are principally based in Hong Kong. Accordingly, the business operations of the Operating Subsidiaries and financial conditions will be affected by the political and legal developments in Hong Kong. During the period covered by the financial information incorporated by reference into and included in this prospectus, we derive all of our revenue from operations in Hong Kong and, specifically, from our Operating Subsidiaries. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect the business operations of our Operating Subsidiaries. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since all of our operations are based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

The Hong Kong protests that began in 2019 are ongoing and were triggered by the introduction of the Fugitive Offenders amendment bill by the Hong Kong government. If enacted, the bill would have allowed the extradition of criminal fugitives who are wanted in territories with which Hong Kong does not currently have extradition agreements, including mainland China. This led to concerns that the bill would subject Hong Kong residents and visitors to the jurisdiction and legal system of mainland China, thereby undermining the region’s autonomy and people’s civil liberties. Various sectors of the Hong Kong economy have been adversely affected as the protests turned increasingly violent. Most notably, the airline, retail, and real estate sectors have seen their sales decline.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business.

Our revenue is susceptible to the ongoing incidents or factors which affect the stability of the social, economic and political conditions in Hong Kong. Any drastic events may adversely affect the business operations of our Operating Subsidiaries. Such adverse events may include changes in economic conditions and regulatory environment, social and/or political conditions, civil disturbance or disobedience, as well as significant natural disasters. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on the business operations of our Operating Subsidiaries, which could in turn adversely and materially affect our business, our results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

Risks Related to Our Ordinary Shares and This Offering

There has been no public market for our Ordinary Shares prior to this Offering, and if an active trading market does not develop you may not be able to resell our Ordinary Shares at or above the price you paid, or at all.

Prior to this initial public Offering, there has been no public market for our Ordinary Shares. We expect to apply for our Ordinary Shares to be listed on the NASDAQ Capital Market. There is no guarantee that our application will be approved by the NASDAQ Capital Market. If an active trading market for our Ordinary Shares does not develop after this Offering, the market price and liquidity of our Ordinary Shares will be materially adversely affected. You may not be able to sell any Ordinary Shares that you purchase in the Offering at or above the public offering price. Accordingly, investors should be prepared to face a complete loss of their investment.

Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act if the PCAOB determines that it cannot inspect or fully investigate our auditors for two consecutive years, beginning in 2022, and, as a result, an exchange may determine to delist our securities. The delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment.

The HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such company’s securities from being traded on a national securities exchange or in the over-the-counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

20

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB has issued its report notifying the SEC of its determination that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards on a regular basis. However, the recent developments could add uncertainties to our Offering and we cannot assure you that NASDAQ or other regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. On August 26, 2022, the PCAOB signed the SOP Agreement with the CSRC and China’s Ministry of Finance. The SOP Agreement established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

On December 29, 2022, the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating HFCA Act, which reduces the number of consecutive non-inspection years required for foreign companies to comply with PCAOB audits under the HFCA Act from what was originally three years to two, thus reducing the time period before their securities may be prohibited from trading or delisted.

If, as a consequence, our Ordinary Shares are unable to be listed on another securities exchange, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

The recent joint statement by the SEC and proposed rule changes submitted by NASDAQ, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our Offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of this negative attention has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman, William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 21, 2021, NASDAQ filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on NASDAQ Capital Market, and only permit them to list on NASDAQ Global Select or NASDAQ Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

21

As a result of such scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our Offering, business and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our Operating Subsidiaries’ business operations will be severely affected and you could sustain a significant decline in the value of our Ordinary Share.

NASDAQ may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

NASDAQ Listing Rule 5101 provides NASDAQ with broad discretionary authority over the initial and continued listing of securities in NASDAQ and NASDAQ may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on NASDAQ inadvisable or unwarranted in the opinion of NASDAQ, even though the securities may meet all enumerated criteria for initial or continued listing on NASDAQ. In addition, NASDAQ has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including, but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities, and NASDAQ had concerns that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small. Notwithstanding the Selling Shareholders’ successful sales during or after the initial public offering, we estimate that there should be about not more than 35% of the total issued capital in public hands after the listing. The insiders of our Company will still hold a large portion of the Company’s listed securities following the consummation of the Offering. Therefore, we may be subject to the additional and more stringent criteria of NASDAQ for our initial and continued listing, which might cause delay or even denial of our listing application.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The initial public offering price of our Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Ordinary Shares. Consequently, when you purchase our Ordinary Shares in the Offering and upon completion of the Offering, you will incur immediate dilution of $[●] per share, assuming an initial public offering price of $[●], which is the midpoint of the price range as set forth on the cover page of this prospectus. See “Dilution.” In addition, you may experience further dilution to the extent that additional Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. Resales of our Ordinary Shares in the public market during this offering by the Underwritten Selling Shareholder and the Selling Shareholders in this offering may cause the market price of our Ordinary Shares to decline. The Ordinary Shares sold in this offering of the Public Offering Ordinary Shares and all of the Shareholders Ordinary Shares will be freely tradable without restriction or further registration under the Securities Act, and certain Ordinary Shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. As of the date of this prospectus, an aggregate of 11,585,000 Ordinary Shares is outstanding before the consummation of this Offering and 13,145,000 Ordinary Shares will be outstanding immediately after the consummation of this Offering, assuming no exercise of the underwriter’s over-allotment option, or 13,379,000 Ordinary Shares, if the underwriter exercises its over-allotment option in full. Sales of these Ordinary Shares into the market could cause the market price of our Ordinary Shares to decline.

There may be substantial sales of our Ordinary Shares by the Selling Shareholders after the effective date of this registration statement of which this prospectus forms a part, which could have a material adverse effect on the price of our Ordinary Shares after this offering.

The registration statement of which this prospectus forms a part also registers on behalf of the Selling Shareholders an aggregate of 2,317,000 Ordinary Shares previously issued by us. There are currently no agreements or understandings in place with the Selling Shareholders to restrict the sale of the Shareholder Ordinary Shares after the effective date of the registration statement of which this prospectus forms a part. Sales of a substantial number of our Ordinary Shares by the Selling Shareholders at such time could cause the market price of our Ordinary Shares to drop (possibly below the initial public offering price of the Public Offering Ordinary Shares in this offering) and could impair our ability to raise capital in the future by selling additional Company securities.

We do not intend to pay further dividends after listing our Ordinary Shares on NASDAQ.

We currently intend to retain all remaining funds and future earnings, if any, for the operations and expansion of the business of the Operating Subsidiaries and do not anticipate declaring or paying any further dividends after listing our Ordinary Shares on NASDAQ. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and will be subject to the restrictions contained in any future financing instruments.

22

If securities or industry analysts do not publish research or reports about our Operating Subsidiaries’ business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or the Operating Subsidiaries business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrades us, the price of our Ordinary Shares would likely decline. If one or more of these analysts ceases coverage of our Company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The market price for our Ordinary Shares may be volatile.

The initial public offering price for our Ordinary Shares may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed the prices in any privately negotiated transactions of our Ordinary Shares that have occurred from time to time prior to our initial public offering. The market price for our Ordinary Shares may be volatile and subject to wide fluctuations due to factors, such as:

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	our capability to catch up with the technology innovations in the industry, and maintain such technological innovations, once attained;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	additions or departures of key personnel;

●	fluctuations of exchange rates between Hong Kong dollar and the U.S. dollar; and

●	general economic or political conditions in Hong Kong, the PRC and greater Asia region.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Ordinary Shares.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.

We are a company incorporated under the laws of the British Virgin Islands. Our corporate affairs are governed by our Memorandum and Articles, the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary duties of our directors under the British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the British Virgin Islands. In addition, the British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Certain corporate governance practices in the British Virgin Islands, where our holding company was incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. We can rely on home country practice with respect to our corporate governance after we complete this Offering. If we choose to follow the British Virgin Islands’ practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain NASDAQ Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our Ordinary Shares.”

As a result of the foregoing, public shareholders may have more difficulties in protecting their interests in the face of actions taken by our management, or members of our board of directors than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

23

As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain NASDAQ Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our Ordinary Shares.

We are exempted from certain corporate governance requirements of the NASDAQ listing rules by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on NASDAQ. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the governing board be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions with only independent directors; or

●	have executive sessions of solely independent directors each year.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of NASDAQ.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this Offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this Offering, we may cease to qualify as a foreign private issuer in the future.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of NASDAQ Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Ordinary Shares may not be listed or may be delisted, which could negatively impact the price of our Ordinary Shares and your ability to sell them.

We will seek to have our Ordinary Shares approved for listing on the NASDAQ Capital Market upon consummation of this Offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our Ordinary Shares are listed on the NASDAQ Capital Market, we cannot assure you that our Ordinary Shares will continue to be listed on the NASDAQ Capital Market.

In addition, following this Offering, in order to maintain our listing on the NASDAQ Capital Market, we will be required to comply with certain rules of NASDAQ Capital Market, including those regarding minimum shareholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the NASDAQ Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the NASDAQ Capital Market criteria for maintaining our listing, our Ordinary Shares could be subject to delisting.

If the NASDAQ Capital Market delists our Ordinary Shares from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our Ordinary Shares;

●	reduced liquidity with respect to our Ordinary Shares;

●	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Because our Operating Subsidiaries’ business is conducted in Hong Kong dollars and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Substantially all of our Operating Subsidiaries’ business is conducted in Hong Kong (with less than 10% of their total customers clients in mainland China), our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue and financial condition. Further, our Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Hong Kong dollar in order to use the funds for the business of our Operating Subsidiaries. Changes in the conversion rate between the United States dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

24

Volatility in our Ordinary Shares price may subject us to securities litigation.

The market for our Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm the business of our Operating Subsidiaries. We will not receive any of the proceeds from the sale of the Ordinary Shares by the Underwritten Selling Shareholder nor any of the proceeds from the sale of the Shareholders Ordinary Shares by the Selling Shareholders.

Our existing shareholders that are not included in this registration statement will be able to sell their Ordinary Shares after completion of this Offering subject to restrictions under the Rule 144.

Our existing shareholders may be able to sell their Ordinary Shares under Rule 144 after completion of this Offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this Offering, when they are able to sell their pre-offering shares under Rule 144, they may be more willing to accept a lower sales price than the Offering Price. This fact could impact the trading price of our Ordinary Shares following completion of the Offering, to the detriment of participants in this Offering. Under rule 144, before our existing shareholders can sell their Ordinary Shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of such Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this Offering.

There can be no assurance that we will not be deemed a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our ordinary shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income; or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income, or the asset test. Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this Offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. If we were to be or become a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder and such U.S. Holder may be subject to additional reporting requirements. For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Taxation — Passive Foreign Investment Company (“PFIC”)”.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of our Ordinary Share.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting. Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Our independent registered public accounting firm did not conduct an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements as of December 31, 2021 and 2022, we and our independent registered public accounting firms identified certain material weaknesses in our internal control over financial reporting PCAOB of the United States. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified related to (1) our lack of sufficient full-time personnel with appropriate levels of accounting knowledge and experience to monitor the daily recording of transactions, address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP; (2) our lack of a functional internal audit department or personnel that monitors the consistencies of the preventive internal control procedures as well as adequate policies and procedures in internal audit function to ensure that our policies and procedures have been carried out as planned; and (3) inadequate segregation of duties for certain key functions due to limited staff and resources.

25

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including i) hiring more qualified staff to fill up the key roles in the operations; ii) setting up a financial and system control framework with formal documentation of polices and controls in place; and iii) appointing independent directors, establishing an audit committee and strengthening corporate governance.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, our financial condition, results of operations and prospects, as well as the market for and trading price of our Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. Before this Offering, we were a private company with limited resources. As a result, we may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm the business of the Operating Subsidiaries and the trading price of our Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing.

Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our Ordinary Share price may decline and we may be unable to maintain compliance with the NASDAQ Listing Rules.

The price of our Ordinary Shares could be subject to rapid and substantial volatility, and such volatility may make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and software and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our expectations regarding demand for and market acceptance of our services and the services with which we assist in the distributions;

●	our expectations regarding our client base;

26

●	our ability to procure the applicable regulatory licenses in the relevant jurisdictions in which we operate;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential or desirable to the conduct of business;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	overall industry and market performance;

●	the spread of COVID-19 and its new variants; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect the business of our Operating Subsidiaries, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The relevant industries in Hong Kong and greater Asia, may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on the business of the Operating Subsidiaries and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands business company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange controls or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to:

●	the British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Our Memorandum and Articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our assets are located in Hong Kong. In addition, all our directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Ogier, our British Virgin Islands counsel, and Bird & Bird, our Hong Kong counsel, have advised us that there is uncertainty as to whether the courts of the BVI or Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

27

There is uncertainty with regard to British Virgin Islands law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. If such a determination is made, the courts of the British Virgin Islands are also unlikely to recognize or enforce the judgment against a British Virgin Islands company. Because the courts of the British Virgin Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the British Virgin Islands. Ogier has advised us that although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States, in certain circumstances a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the High Court of the British Virgin Islands, provided such judgment:

●	is given by a foreign court of competent jurisdiction and such foreign court had proper jurisdiction over the parties subject to such judgment;

●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

●	is final;

●	no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI;

●	is not in respect of taxes, a fine, a penalty or similar fiscal or revenue obligations of the company;

●	was not obtained in a fraudulent manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the British Virgin Islands.

In appropriate circumstances, a BVI Court may give effect in the BVI to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Bird & Bird has further advised us that foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

OUR HISTORY AND CORPORATE STRUCTURE

Our History

mF International is a BVI business company limited by shares and established under the laws of the British Virgin Islands on June 15, 2022. It is a holding company with no business operations of its own. mF International, through its wholly-owned subsidiaries m-FINANCE, mFTT and OTX, conducts business operations in Hong Kong. We recently undertook a Reorganization primarily to facilitate our initial public offering in the United States, as described below under “Our Reorganization”.

For the purpose of operating business in 2002, m-FINANCE was incorporated to provide financial trading solutions, including real-time mission critical forex, bullion/commodities trading platform solutions, financial value-added services, mobile applications and financial information for brokers and institutional clients in the region. After several years of operations, m-FINANCE had accumulated sufficient financial resources, and it established three wholly owned subsidiaries, OTX, mFTT and SZ WFOE in 2009, 2013 and 2014, respectively, for the purpose of increasing business efficiencies and diversification. In 2020, SZ WFOE applied for deregistration and the process of deregistration was completed in March 2023. As of the date of this prospectus, we conduct our business operations in Hong Kong solely through our Operating Subsidiaries.

Our Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus after giving effect to the Reorganization, and upon completion of this Offering, assuming no exercise of the over-allotment option (for purpose of the illustration of this diagram only, we assume the Selling Shareholders do not sell any Shareholders Ordinary Shares upon closing of this offering). Except as otherwise specified, equity interests depicted in this diagram are held as to 100%.

28

Notes:

(1)	Gaderway Investments Limited, a company incorporated in the BVI on March 18, 2015 as a limited liability company, is a holding company without business operations, which is owned as to approximately 61.54% by Mr. Tai Wai (Stephen) Lam and approximately 38.46% by Mr. Chi Weng Tam.
(2)	m-FINANCE Software (Shenzhen) Limited was dormant and the deregistration process was completed in March 2023.

Our Reorganization

A reorganization of the legal structure of the Company (the “Reorganization”) was completed on August 22, 2022. Prior to the Reorganization, our main Hong Kong subsidiary, m-FINANCE, with its three subsidiaries mFTT, OTX and SZ WFOE, was ultimately controlled by Gaderway Investments Limited.

As part of the Reorganization, mF International was incorporated under the laws of the British Virgin Islands on June 15, 2022, and being interspersed between Gaderway Investments Limited and m-FINANCE. Consequently, mF International became the holding company of m-FINANCE, with its three subsidiaries on August 22, 2022. The Company and its subsidiaries resulting from Reorganization has always been under the common control of the same controlling shareholder, Gaderway Investments Limited, before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from our issuance and sale of 1,560,000 Ordinary Shares in this Offering of approximately from US$[●] to [●] million, after deducting underwriting discounts and non-accountable expenses and the estimated Offering expenses payable by us, if the underwriter does not exercise their over-allotment option, and US$[●], if the underwriter exercises its over-allotment option in full.

We will not receive any proceeds from the sales of our Ordinary Shares by the Underwritten Selling Shareholder and the Selling Shareholders.

We plan to use the net proceeds we receive from this Offering for the following purposes*:

Use of Proceeds	Percentage of the net proceeds
Expanding service capacity (1)	[●]	%(1)
General working capital (3)	[●]	%(2)

Note:

(1) Approximately US$[●] to US$[●].

(2) Approximately US$[●] to US$[●].

*	Three hundred thousand dollars ($300,000) from the Offering proceeds shall be placed into an escrow account for indemnification of the underwriter for a period of 18 months from the closing of the Offering.

29

Expanding Service Capacity

We plan to expand our software development team to recruit additional 10 to 20 mid-level or high-level personnel and control the cost of staffing at approximately $860,000 per year.

We plan to recruit more sales and marketing personnel to broaden our international market and client base. We also plan to open new offices in Singapore and the United Kingdom. We intend to recruit about 15 additional employees with a total annual salary of approximately $750,000 per year.

We plan to retain an in-house counsel and three to four senior compliance officers with a total annual salary of about $200,000 per year.

We plan to spend more in marketing, including online advertisement, promotion, digital marketing, and exhibition. We aim to increase our marketing plan to acquire more clients, which, if successful, would incur an expenses of approximately $1.5 million. Finally, we plan to rent more office space, which would incur an expense for approximately $30,000 per month and approximately $360,000 per year in rent.

We plan to enhance and upgrade our hardware equipment and network infrastructure to address our business expansion needs which we estimate will likely incur an expense of approximately $320,000 per year.

General working capital

We aim to reserve a portion of net proceeds from this Offering for general working capital needs and use as daily operations, including but not limited to, funding sales and marketing efforts and research. This can serve as a buffer to deal with the fluctuating economic environment and at the same time provide a stable finance backup for daily operational use.

Pending use of the net proceeds, we intend to invest our net proceeds in short-term, interest bearing, investment-grade obligations. These investments may have a material adverse effect on the U.S. federal income tax consequences of an investment in our Ordinary Shares. It is possible that we may become a passive foreign investment company for U.S. federal income taxpayers, which could result in negative tax consequences to you. These consequences are discussed in more detail in “Taxation” on page 88.

DETERMINATION OF OFFERING PRICE

Since our Ordinary Shares are not listed or quoted on any exchange or quotation system, the Offering Price of our Ordinary Shares was determined by us and the underwriter, and is based on an assessment of our financial condition and prospects, comparable companies with similar sizes and business currently traded on U.S. capital markets, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our Ordinary Shares are not listed on a public exchange, we intend to obtain approval for listing on the NASDAQ Capital Market before the closing of the Offering.

The Offering Price stated on the cover page of this prospectus should not be considered an indication of the actual value of the Ordinary Shares. That price is subject to change as a result of market conditions and other factors, including the depth and liquidity of the market for the Ordinary Shares, investor perception of us and general economic and market conditions, and we cannot assure you that the Ordinary Shares can be resold at or above the public offering price.

DIVIDEND POLICY

On March 23, 2022, m-FINANCE declared an interim dividend of HK$0.863 per share (equivalent to US$0.111 per share), or HK$10,000,000 in aggregate (equivalent to US$1,281,805), to its shareholder, which was settled by cash on March 24, 2022. On June 30, 2022, m-FINANCE declared an interim dividend of HK$0.691 per share (equivalent to US$0.089 per share) or HK$8,000,000 (equivalent to US$1,025,444), to its shareholder, and the amount of the dividend payable was concurrently settled by netting off the outstanding amounts due from related parties. On August 15, 2022, m-FINANCE declared an interim dividend of HK$0.873 per share (equivalent to US$0.112 per share) or HK$10,114,311 in aggregate (equivalent to US$1,296,457), to its shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from the related parties. The amounts due from related parties is presented as a reduction of the shareholder’s equity pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G. On March 27, 2023, the Company declared an interim dividend of HK$0.218 per share (equivalent to US$0.028 per share), or HK$2,528,413 in aggregate (equivalent to US$324,093), to its shareholder, which was settled by cash on the same day. On July 31, 2023, the Company declared an interim dividend of HK$0.242 per share (equivalent to US$0.031 per share), or HK$2,800,800 in aggregate (equivalent to US$359,008), to its shareholder, which was settled by cash on the same day.

As disclosed above, we currently intend to retain all of their respective remaining funds and future earnings, if any, for the operations and expansion of the business of the Operating Subsidiaries and do not anticipate declaring or paying any further dividends after listing our Ordinary Shares on NASDAQ. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We do not plan to pay any further dividends out of our retained earnings after listing our Ordinary Shares on NASDAQ, as of the date of this prospectus.

30

Subject to the BVI Act and our Memorandum and Articles, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us as dividend payments.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiaries.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Regulations — Regulations related to Hong Kong taxation.”

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023:

●	on an unaudited actual basis;

●	on an unaudited adjusted basis, giving effect to the issuance and sale of 1,560,000 Ordinary Shares by us in this Offering at the assumed initial public offering price of $4.5 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts to the underwriter and other estimated offering expenses payable by us.

●

on an unaudited adjusted basis, giving effect to the issuance and sale of 1,794,000 Ordinary Shares by us in this Offering at the assumed initial public offering price of $4.5 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts to the underwriter and other estimated offering expenses payable by us, assuming the full exercise of the underwriter’s over-allotment option.

You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion And Analysis of Financial Condition And Results Of Operations.”

	June 30, 2023
	Actual	Adjusted(1) (Over- allotment option not exercised)	Adjusted(1) (Over- allotment option exercised in full)
	US$	US$	US$
Indebtedness:
Short-term and long-term debt	1,501,883	1,501,883	1,501,883
Shareholders’ equity:
Ordinary Shares, no par value, unlimited number of shares authorized as of June 30, 2023; 11,585,000 shares issued and outstanding on an unaudited actual basis as of June 30, 2023 (2); and 13,145,000 shares issued and outstanding and assuming the over-allotment option is not exercised on an as adjusted basis(2); and 13,379,000 Ordinary Shares issued and outstanding and assuming the over-allotment option is exercised in full on an as adjusted basis(2)	500	5,202,900	6,171,660
Additional paid-in capital	260,631	260,631	260,631
Retained earnings	1,042,686	1,042,686	1,042,686
Accumulated other comprehensive loss	(12,689)	(12,689)	(12,689)
Total shareholders’ equity	1,291,128	6,493,528	7,462,288
Total capitalization	2,793,011	7,995,411	8,964,171

(1)	The as unaudited adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this Offering determined at pricing. The net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance, deferred IPO costs, and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately (a) $5,938,917, if the underwriter’s over-allotment option is not exercised; and (b) $6,907,731, if the Underwriter’s over-allotment option is exercised in full.
(2)

The Company issued 50,000 shares on June 15, 2022. On August 11, 2023, our previous sole shareholder, Gaderway Investments Limited, approved a share split of our outstanding Ordinary Shares at a ratio of 1:231.7, which became effective immediately, resulting in 11,585,000 ordinary shares issued and outstanding after the share split. These shares are presented on a retroactive basis to reflect the share split.

DILUTION

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a share split of our Ordinary Shares at a ratio of 1:231.7, which occurred on August 11, 2023.

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this Offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our negative net tangible book value as of June 30, 2023 was $1,297,166, or $0.112 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the adjusted net tangible book value per Ordinary Share from the initial public offering price per Ordinary Share and after deducting the estimated underwriting discounts and non-accountable expenses to the underwriter and the estimated offering expenses payable by us.

31

After giving further effect to our sale of Ordinary Shares in this Offering at the initial public offering price of $4.5 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023 is approximately $4,641,805, or approximately $0.353 per Ordinary Share. This represents an immediate increase in as adjusted net tangible book value per Ordinary Share of $0.465 to our existing shareholders and an immediate dilution in as adjusted net tangible book value per Ordinary Share of approximately $4.147 to new investors purchasing Ordinary Shares in this Offering. The following table illustrates this dilution on a per Ordinary Share basis:

The following table illustrates this dilution on a per Ordinary Share basis.

	Post- Offering (1)	Full Exercise of Over- Allotment Option
Assumed Initial public offering price per Ordinary Share	US$ 4.500	US$ 4.500
Net tangible book value per Ordinary Share as of June 30, 2023	US$ (0.112)	US$ (0.112)
As adjusted net tangible book value per Ordinary Share attributable to payments by new investors	US$ 0.465	US$ 0.531
Pro forma net tangible book value per Ordinary Share immediately after this Offering	US$ 0.353	US$ 0.419
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	US$ 4.147	US$ 4.081

(1)	Assumes that the underwriter’s over-allotment option has not been exercised.

If the underwriter exercises its over-allotment option in full, the pro forma as adjusted net tangible book value per Ordinary Share after the offering would be US$0.419, the increase in net tangible book value per Ordinary Share to existing shareholders would be US$0.531, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be US$4.081.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this Offering.

The following table summarizes, on an as adjusted basis as of June 30, 2023, the differences between existing shareholders and the new investors, the total consideration paid and the average price per Ordinary Share before deducting the estimated underwriting discounts and non-accountable expenses to the underwriter and the estimated offering expenses payable by us.

Over-allotment option not exercised	Ordinary Shares purchased		Total consideration		Average price per ordinary
	Number	Percent	Amount	Percent	share
Existing shareholders	11,585,000	88.1%	$500	0%	$0.00
New investors	1,560,000	11.9%	$7,020,000	100%	$4.50
Total	13,145,000	100.0%	$7,020,500	100%	$0.53

Over-allotment option exercised in full	Ordinary Shares purchased		Total consideration		Average price per ordinary
	Number	Percent	Amount	Percent	share
Existing shareholders	11,585,000	86.6%	$500	0%	$0.00
New investors	1,794,000	13.4%	$8,073,000	100%	$4.50
Total	13,379,000	100.0%	$8,073,500	100%	$0.60

32

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a share split of our Ordinary Shares at a ratio of 1:231.7, which occurred on August 11, 2023.

Overview

mF International is a BVI holding company with three Hong Kong-based subsidiaries providing financial trading solutions by principally engaging in research and development and sales of financial trading solutions. m-FINANCE, our principal operating subsidiary, is one of the financial service market participants with clients in Hong Kong, mainland China and Southeast Asia, and a bullion trading platform solution provider for the Chinese Gold and Silver Exchange (CGSE) Society member in Hong Kong. m-FINANCE has approximately 20 years of experience in providing real-time mission critical forex, bullion/commodities trading platform solutions, financial value-added services, mobile applications and financial information for brokers and institutional clients via internet or platform as software as a service. m-FINANCE has provided a wide range of top-notch services, including mF4 Trading Platform, Bridge and Plugins, CRM System, ECN System, Liquidity Solutions, Cross-platform “Broker+” Solution, Social Trading Applications and other value-added services.

Key factors that affect operating results

Our results of operations have been and will continue to be affected by a number of factors, including those set out below:

General market conditions of the capital market and financial trading industry in Hong Kong

Our Operating Subsidiaries’ business is closely related to the capital market and financial trading industry in Hong Kong. Through our Operating Subsidiaries, we provide financial trading solutions and the services provided by the Operating Subsidiaries are affected by the capital market in Hong Kong. Any material deterioration in the financial and economic conditions of the financial and capital market in Hong Kong could materially and adversely affect the business and prospects of our Operating Subsidiaries. The Hong Kong financial and capital market is susceptible to changes in the global, as well as domestic economic, social and political conditions, including, but not limited to, interest rate fluctuations, volatility of foreign currency exchange rates, monetary policy changes and legal and regulatory changes. When there are unfavorable changes to the global or local market conditions, the financial and securities market in Hong Kong may experience negative fluctuations in its performance. It may directly affect the demand for our Operating Subsidiaries’ services, pricing strategies, the level of business activities and consequently our revenue derived therefrom. This may materially and adversely affect our financial condition and results of operations.

Our Operating Subsidiaries’ abilities to design and develop new services

The financial service industry is characterized by rapidly evolving technology and standards, and our future success will depend on our ability to enhance our Operating Subsidiaries’ current financial trading solutions and to introduce new financial trading solutions that keep pace with these rapidly evolving technology and standards. As such, our success is susceptible to our Operating Subsidiaries’ ability to integrate new technology and standards into their financial trading solutions, create new solutions and adapt to changing business models and the customers in a timely manner. As a result, we may need to invest significant resources in research and development to maintain our market position, keep pace with technological changes and compete effectively. For the two fiscal years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023, we capitalized the research and development costs of HK$6,959,773, HK$5,993,675 (US$768,272), HK$2,738,977 and HK$3,064,985 (US$391,127), respectively, as intangible assets. The failure to improve our Operating Subsidiaries’ financial trading solutions and services, offer new financial trading solutions and adapt to changing business models in a timely and cost-effective manner could materially and adversely affect business of our Operating Subsidiaries, financial condition and results of operations.

Competition

With the rise of electronic trading in recent years, the industry has attracted the presence of both Hong Kong-based and international companies. As such, the Operating Subsidiaries face potential competition with various financial trading solution providers in the same industry. We believe that the Operating Subsidiaries have differentiated their services with comprehensive range of financial trading solutions with high flexibility, established reputation with proven track record and strong and innovative development capabilities. Should the Operating Subsidiaries fail to compete with their competitors, maintain their competitive advantage or keep pace with technological changes, our overall results of operations could be adversely affected.

33

The Operating Subsidiaries rely on IT staff and other skilled workers to complete their projects and the retention and recruitment of these skilled professionals is challenging.

There is a limited pool of IT staff and other skilled workers with the requisite skills, know-how and experience required for our Operating Subsidiaries’ business. As the quality of IT and technical know-how are keys to the business of our subsidiaries, attracting and retaining talent are essential components of our Operating Subsidiaries’ business strategy. We may have to offer better salaries, incentive packages and training opportunities to attract and retain sufficient skilled workers to maintain our Operating Subsidiaries’ operations and growth, which may increase our costs and reduce our profitability. For the two fiscal years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023, our staff costs of directors and employees, including salaries, provident fund contributions and other benefits were HK$15,270,802, HK$16,332,699 (US$2,093,533), HK$7,230,356 and HK$7,208,983 (US$919,947), respectively. We cannot be certain that we will be able to retain our existing IT staff and other skilled workers and recruit additional qualified professionals to support the future operations and growth of our Operating Subsidiaries. Any failure to do so may adversely affect the business and growth of our Operating Subsidiaries.

Impact of the COVID-19 pandemic on the business and operations of the Operating Subsidiaries

The COVID-19 pandemic has resulted in quarantines, travel restrictions, limitations on social or public gatherings, and the temporary closure of business venues and facilities across the world. The negative impacts of the COVID-19 outbreak on the business of the Operating Subsidiaries include: (i) the uncertain economic conditions may deter clients from engaging our services; (ii) quarantines have impeded and may continue to impede our Operating Subsidiaries’ ability to contact existing and new clients and (iii) the operations of the clients of the Operating Subsidiaries have been and could continue to be negatively impacted by the pandemic, which may in turn adversely impact their business performance, and result in a decreased demand for their our services. Moreover, travel restrictions limited other parties’ ability to visit and meet the Operating Subsidiaries in person. Although most communication may be achieved via video calls, this form of remote communication may be less effective in building trust and communicating with existing and new clients.

Some of the customers of the Operating Subsidiaries were lost since certain small-sized customers had to shut down their businesses as a result of the adverse impact of the COVID-19 pandemic on their profitability in 2021 and 2022. While COVID-19 may have had a significant overall impact on the business of the Operating Subsidiaries in the short term, the prolonged phenomenon of COVID-19 and the effects of mutations in the virus, both in terms of extent and intensity of the pandemic, together with their ongoing impact on our industry and the macroeconomic situations are still difficult to anticipate and may pose substantial uncertainties. In the event that the health and economic environment does not improve, or there is no significant recovery in the regions where the clients of the Operating Subsidiaries are served or operate, our business, results of operations and financial condition could be materially and adversely affected. Considering the balance between infection risks and the resumption of economic and livelihood impetus, the Hong Kong government canceled isolation orders to infected persons beginning January 30, 2023. All mandatory mask-wearing requirements were lifted with effect beginning March 1, 2023. Starting April 1, 2023, Hong Kong terminated its pre-departure COVID-19 testing requirement for overseas travelers, ending all pandemic-related restrictions on visitors entering the city. We will continuously assess and adopt measures to offset any challenges created by the pandemic.

34

Quantitative and qualitative disclosures about market risk

We are subject to financial market risks, including changes in foreign currency exchange rate risk with respect to our investment at fair value consisting of short-term foreign exchange investment made by the Company which is denominated in the US$. The fluctuation in US$ may result in increase or decrease in the value of our investment at fair value. We consider the foreign exchange risk in relation to transactions denominated in US$ with respect to HK$ is not significant as HK$ is pegged to US$.

The trades of foreign currencies conducted by the Operating Subsidiaries are denominated in the US$ and are paired with currencies with strong liquidity traded in highly transparent markets, including such currencies as the EURO, USD, GBP, CHF, AUD, CAD and NZD, etc. Fluctuation in exchange rates, changes in monetary and/or fiscal policy or inflation in the countries in which we paired our trades of foreign currencies could have a material adverse effect on our results of operations. The clear position limits and floating profit/loss limits are set to manage the market risks of our foreign exchange positions. For the years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023, we traded foreign currencies of transaction amounts of US$3,110.4 million, US$1,448.7 million, US$1,342.3 million and US$4.0 million, respectively, while we had realized loss on disposal of financial assets at fair value and change in fair value on financial assets at fair value in the aggregate amount of HK$676,445, HK$1,157,650 (US$148,388), HK$1,088,666 and HK$9,965 (US$1,271), respectively. The realized loss on disposal of financial assets at fair value and change in fair value on financial assets at fair value represented 0.00275%, 0.01025%, 0.0104% and 0.0312% of our trading transaction amounts of foreign currencies for the years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023, respectively. We will assess and monitor the challenges created by the increased volatility in the financial and currency market.

The transaction details of each foreign currency pair were set out below:

	For the year ended December 31,
	2021	2022	2021	2022
Foreign currency pair	Transaction in carrying amounts		Transaction in notional amounts

	US$	US$	US$	US$
AUD/USD	729,476	448	113,341,038	223,814
EUR/USD	5,211,862	2,499,003	725,050,580	304,063,579
GBP/USD	2,324,200	3,681,794	346,504,821	495,241,194
NZD/USD	794,107	-	123,030,161	-
USD/CAD	1,520,092	2,449,540	230,612,000	332,836,000
USD/CHF	1,387,616	1,774,770	213,950,000	209,368,000
USD/JPY	1,149,484	19,670	179,822,000	2,018,000
XAU/USD	9,951,408	900,640	1,178,050,802	104,858,886
Others	-	120	-	60,064
	23,068,245	11,325,985	3,110,361,402	1,448,669,537

	For the six months ended June 30,
	2022	2023	2022	2023
Foreign currency pair	Transaction in carrying amounts		Transaction in notional amounts

	US$	US$	US$	US$
AUD/USD	28	2,724	13,810	272,445
EUR/USD	2,349,317	4,447	289,367,063	635,113
GBP/USD	3,423,244	10,474	452,815,499	1,594,253
USD/CAD	2,244,524	7,262	299,176,000	1,088,000
USD/CHF	1,620,370	3,500	194,008,000	482,000
USD/JPY	19,670	-	2,018,000	-
XAU/USD	900,640	-	104,858,886	-

	10,557,793	28,407	1,342,257,258	4,071,811

35

Results of operations

Results of operations Comparison of six months ended June 30, 2022 and 2023

The following table sets forth key components of our results of operations for the six months ended June 30, 2022 and 2023:

	For the six months ended June 30,
	2022	2023	2023	Variance	% of variance
	HK$	HK$	US$	HK$
Revenue	16,748,002	14,153,693	1,806,170	(2,594,309)	-15.5%
Cost of revenue	8,358,037	6,896,648	880,090	(1,461,389)	-17.5%
Gross profit	8,389,965	7,257,045	926,080	(1,132,920)	-13.5%

Operating expenses
Selling and marketing expenses	82,260	79,200	10,107	(3,060)	-3.7%
Research and development expenses	66,684	-	-	(66,684)	-100.0%
General and administrative expenses	2,480,909	4,620,203	589,590	2,139,294	86.2%
Total operating expenses	2,629,853	4,699,403	599,697	2,069,550	78.7%
Income from operations	5,760,112	2,557,642	326,383	(3,202,470)	-55.6%

Other income (expense)
Other income, net	581,061	43,643	5,569	(537,418)	-92.5%
Realized loss on disposal of financial assets at fair value	-	(7,874)	(1,005)	(7,874)	N/A
Change in fair value on financial assets at fair value	(1,088,666)	(2,091)	(266)	1,086,575	-99.8%
Interest expense, net	(197,077)	(201,624)	(25,729)	(4,547)	2.3%
Total other expense, net	(704,682)	(167,946)	(21,431)	536,736	-76.2%

Income before income taxes	5,055,430	2,389,696	304,952	(2,665,734)	-52.7%
Income tax expense	(259,595)	(169,358)	(21,612)	90,237	-34.8%
Net income	4,795,835	2,220,338	283,340	(2,575,497)	-53.7%

Other comprehensive loss
Foreign currency translation adjustment	(6)	(157)	(20)	(151)	2,516.7%
Comprehensive income	4,795,829	2,220,181	283,320	(2,575,648)	-53.7%

Revenue

The following table sets forth the breakdown of our revenue by major revenue type for the six months ended June 30, 2022 and 2023, respectively:

	For the Six Months Ended June 30,
	2022	2023	2023	Variance	% of variance
	HK$	HK$	US$	HK$
Initial set up, installation and customization services	940,156	3,658,174	466,824	2,718,018	289.1%
Subscriptions	7,176,952	5,038,199	642,931	(2,138,753)	-29.8%
Hosting, support and maintenance services	2,128,599	1,980,230	252,700	(148,369)	-7.0%
Liquidity services	3,676,288	1,234,655	157,556	(2,441,633)	-66.4%
White label services	962,963	960,484	122,569	(2,479)	-0.3%
Quotes/news/package subscription services	1,863,044	1,281,951	163,590	(581,093)	-31.2%
Total revenue	16,748,002	14,153,693	1,806,170	(2,594,309)	-15.5%

Our revenue decreased by HK$2,594,309, or 15.5%, from HK$16,748,002 for the six months ended June 30, 2022 to HK$14,153,693 for the six months ended June 30, 2023, primarily because of the decrease in our revenue derived from our Operating Subsidiaries’ (i) subscriptions; (ii) liquidity services; (iii) quotes/news/package subscription services; and (iv) hosting, support and maintenance services, and was partially offset by the increase in revenue derived from our Operating Subsidiaries’ initial set up, installation and customization services.

36

Revenue from our Operating Subsidiaries’ initial set up, installation and customization services increased by HK$2,718,018, or 289.1%, from HK$940,156 for the six months ended June 30, 2022 to HK$3,658,174 for the six months ended June 30, 2023. The increase was mainly due to the increase in demand for our Operating Subsidiaries’ customization services provided to customers to customize the functions and features of the trading platforms during the six months ended June 30, 2023. The increase in demand for our Operating Subsidiaries’ customization services was mainly due to the growing need for implementing our customized trading platforms, which are one of our unique offerings to clients. This service sets us apart from our competitors and enhances our platform solution by adding unique features and functions, as well as usability, and flexibility.

Revenue from our Operating Subsidiaries’ subscriptions decreased by HK$2,138,753, or 29.8%, from HK$7,176,952 for the six months ended June 30, 2022 to HK$5,038,199 for the six months ended June 30, 2023. The decrease was mainly due to the fact that some customers were lost since the second half of 2022, because certain small-sized customers had to shut down their businesses as a result of the adverse impact of the COVID-19 pandemic on their profitability.

Revenue from our Operating Subsidiaries’ hosting, support and maintenance services decreased by HK$148,369, or 7.0%, from HK$2,128,599 for the six months ended June 30, 2022 to HK$1,980,230 for the six months ended June 30, 2023. The decrease was mainly due to the decrease in customers for our hosting, support and maintenance services for the six months ended June 30, 2023.

Revenue from our Operating Subsidiaries’ liquidity services decreased by HK$2,441,633, or 66.4%, from HK$3,676,288 for the six months ended June 30, 2022 to HK$1,234,655 for the six months ended June 30, 2023. The decrease was mainly due to a customer who was engaging in in-house research on a trading signal and was developing new trading signals to replace the existing one. During the testing phase, the trading volume will be kept at a lower level until they have optimized the new trading signals. A trading signal is generated from algorithms with inputs such as technical patterns, moving average crosses, trading volume surges and interest rates. When a trading signal is triggered, a signal to buy or sell a futures contract is generated. It requires our Operating Subsidiaries’ liquidity services, which provide automatic hedging functions to enable such client to send its customers’ orders directly to a broker’s platform.

Revenue from our Operating Subsidiaries’ quotes/news/package subscription services decreased by HK$581,093, or 31.2%, from HK$1,863,044 for the six months ended June 30, 2022 to HK$1,281,951 for the six months ended June 30, 2023. The decrease was mainly due to customers subscribed for fewer quotes/new/package services for the six months ended June 30, 2023.

Cost of revenue

The following table sets forth the breakdown of our cost of revenue for the six months ended June 30, 2022 and 2023:

	For the six months ended June 30,
	2022	2023	2023	Variance	% of variance
	HK$	HK$	US$	HK$
Internet services cost	700,882	733,435	93,595	32,553	4.6%
Employee-related costs	3,430,495	2,803,543	357,764	(626,952)	-18.3%
Subscription costs	92,085	59,012	7,531	(33,073)	-35.9%
Outsourcing fees	528,640	124,046	15,830	(404,594)	-76.5%
Amortization of intangible assets	3,099,215	3,044,041	388,454	(55,174)	-1.8%
Commission expenses	506,352	126,987	16,205	(379,365)	-74.9%
Others	368	5,584	711	5,216	1417.4%
Total cost of revenue	8,358,037	6,896,648	880,090	(1,461,389)	-17.5%

Our cost of revenue decreased by HK$1,461,389, or 17.5%, from HK$8,358,037 for the six months ended June 30, 2022 to HK$6,896,648 for the six months ended June 30, 2023, which was mainly due to (i) the decrease in employee-related costs because lesser staff costs were allocated for supporting our financial trading solution services in six months ended June 30, 2023 in view of the decrease in revenue for the same period, (ii) the decrease in outsourcing fees and (iii) the decrease in commission expenses.

Internet service cost

Internet service cost represented cost in relation to server hosting service provided by data center service providers as well as acquiring internet data line from various service providers for internet access.

37

Employee-related costs

Employee-related costs consist primarily of payroll and other personnel-related expenses of our Operating Subsidiaries’ staff to support our financial trading solution services.

Subscription costs

Our subscription costs represented costs incurred by the Operating Subsidiaries for subscription payments for price or news feeds from news and financial market information providers. We will convert the raw data into usable data that can be used in our trading platform.

Outsourcing fees

The Operating Subsidiaries may outsource some works to our related party and independent third parties. The outsourcing costs mainly represented the charges and fees paid to subcontractors who handled implementation work for our Operating Subsidiaries. The outsourcing fees decreased, as Operating Subsidiaries required fewer outsourcing services in the six months ended June 30, 2023, since we used our own staff to handle more implementation works.

Amortization of intangible assets

Our amortization of intangible assets mainly represented amortization of the Operating Subsidiaries in-house developed financial trading solutions.

Commission expenses

Commission expenses represented the fees we paid to business partners and our salespersons of our subsidiaries, which brought new businesses to our Operating Subsidiaries. The commission was generally determined based on a certain percentage of revenue generated from customers referred by business partners and our salespersons.

Gross profit

Our total gross profit decreased by HK$1,132,920, or 13.5%, from HK$8,389,965 for the six months ended June 30, 2022 to HK$7,257,045 for the six months ended June 30, 2023. The decrease in our gross profit was primarily due to the decrease in our revenue for the same period. Our total gross profit margin increased from 50.1% for the six months ended June 30, 2022 to 51.3% for the six months ended June 30, 2023. The increase in our gross profit margin was primarily due to the decrease in outsourcing costs, since we used our own staff to handle more implementation works.

38

Operating expenses

Our operating expenses consisted of the following:

	For the six months ended June 30,
	2022	2023	2023	Variance	% of variance
	HK$	HK$	US$	HK$
Selling and marketing expenses	82,260	79,200	10,107	(3,060)	-3.7%
Research and development expenses	66,684	-	-	(66,684)	-100.0%
General and administrative expenses	2,480,909	4,620,203	589,590	2,139,294	86.2%
Total operating expenses	2,629,853	4,699,403	599,697	2,069,550	78.7%

Our selling and marketing expenses mainly represented the advertising cost and marketing expenses. Our selling and marketing expenses slightly decreased by HK$3,060, or 3.7%, from HK$82,260 for the six months ended June 30, 2022 to HK$79,200 for the six months ended June 30, 2023, mainly because fewer marketing expenses were incurred during the six months ended June 30, 2023.

Our research and development expenses primarily consisted of payroll and other personnel-related expenses of our Operating Subsidiaries’ software development team. Our research and development expenses decreased by HK$66,684, or 100.0%, from HK$66,684 for the six months ended June 30, 2022 to nil for the six months ended June 30, 2023, because all staff costs were incurred at the project development stage rather than the preliminary project research stage in the six months ended June 30, 2023. However, we expect that our expenditures for research and development may increase in terms of monetary value and may increase as a percentage of our total revenue over time, as the Operating Subsidiaries intend to expand their software development capacity to continue to improve existing functions and develop new functions.

Our general and administrative expenses mainly represented the staff costs, legal and professional fees, depreciation expenses of property and equipment, amortization of operating lease right-of-use assets and interest of lease liabilities. Our general and administrative expenses increased by HK$2,139,294, or 86.2%, from HK$2,480,909 for the six months ended June 30, 2022 to HK$4,620,203 for the six months ended June 30, 2023, because the initial public offering expenses, mainly in relation to the legal and professional fees of HK$1,645,800, were incurred for the six months ended June 30, 2023. We expect our general and administrative expenses, including but not limited to staff costs, to increase in the foreseeable future as our Operating Subsidiaries’ business is expected to grow further. We expect our legal and professional fees for legal, audit, and advisory services will increase as we will incur audit fees, legal fees and advisory fees for this Offering and subsequently become a public company upon the completion of this Offering.

Other income (expenses)

Our other income (expenses) consisted of the following:

	For the six months ended June 30,
	2022	2023	2023	Variance	% of variance
	HK$	HK$	US$	HK$
Other income
Sundry income	103,826	49,343	6,297	(54,483)	-52.5%
Commission income	251,503	-	-	(251,503)	-100.0%
Government subsidies	261,968	34,261	4,372	(227,707)	-86.9%
Other income	617,297	83,604	10,669	(533,693)	-86.5%

Other expenses
Other expenses	36,236	39,961	5,100	3,725	10.3%
Other expenses	36,236	39,961	5,100	3,725	10.3%

Total other income, net	581,061	43,643	5,569	(537,418)	-92.5%

Sundry Income. The Operating Subsidiaries charged handling service fees for services provided to customers on using the multi-asset trading software by the MT4/MT5 (forex trading platforms) service providers. Some customers requested our subsidiaries to subscribe to such services from the MT4/MT5 service providers and they, in turn, charged such customers. The sundry income was the net amount of sundry income from providing such handling services after deducting the expenses it incurred over the same period. The decrease in sundry income was mainly due to the decrease in customers’ requests for such service.

Commission Income. Commission income represented the commission income received from our related party for business referred by us. We would charge a commission fee at an agreed percentage from the business referred by us to our related party. The decrease in commission income was mainly due to the decrease in sales referred by us.

Government subsidies. Government subsidies primarily related to (i) non-recurring entitlements granted by the Hong Kong government pursuant to the Employment Support Scheme under the Anti-epidemic Fund (“ESS”) in 2022 and (ii) funds for participation in promotion activities in 2023. The Operating Subsidiaries received government subsidies that totaled HK$261,968 and HK$34,261 (US$4,372) for the six months ended June 30, 2022 and 2023, respectively. The government subsidies for ESS were recognized as other income when they were received, because we have (i) not implemented redundancies during the subsidy period; and (ii) spent all the wage subsidies on paying wages to its employees. The decrease in government subsidies was mainly due to the decrease in subsidies provided to combat the pandemic.

39

Realized loss on disposal of financial assets at fair value and change in fair value on financial assets at fair value.

Realized loss on disposal of financial assets at fair value and change in fair value on financial assets at fair value represents realized loss on disposal of and change in fair value on financial assets at fair value from certain investment agreements with certain brokerage companies to trade with foreign currencies, at fair value, with the intention to optimize a trading algorithm based on live market interactions. Algorithmic trading, also known as automated trading, is a type of trading that involves using computer programs to make trading decisions. These programs use advanced mathematical algorithms to analyze the market and execute trades automatically, without the need for human intervention. We believe that there will be increasing demand for algorithmic trading and more resources will be invested for enhancing the system. It appears that the clients engaged in leveraged foreign exchange trading prefer to enjoy the benefits brought along by information technology to obtain timely foreign exchange information, the latest market news and automated trading, and, hence, we have been enhancing our trading system’s stability and security to provide clients a reliable and safe platform for round the clock trading. Therefore, we optimize our trading algorithm through live trading in the real foreign exchange market, which allows us to test and refine our system in real-world conditions. The trades of foreign currencies conducted by the Operating Subsidiaries are denominated in the USD and are paired with currencies with strong liquidity traded in highly transparent markets, including such currencies as the EURO, USD, GBP, CHF, AUD, CAD and NZD, etc. We clear position limits and floating profit/loss limits are set to manage foreign exchange positions. All daily positions were settled and denominated in USD. The change in fair value on financial assets at fair value was mainly due to the increased volatility in the financial and currency market.

Interest expenses on bank borrowings

We incurred interest expenses on bank borrowings that totaled HK$197,077 and HK$201,624 for the six months ended June 30, 2022 and 2023, respectively, with an annual effective interest rate of 2.6% and 3.4% during the six months ended June 30, 2022 and 2023, respectively.

Income tax expense

British Virgin Islands

The Company is incorporated in the British Virgin Islands and is not subject to taxation. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Entities incorporated in Hong Kong, m-FINANCE, mFTT, OTX, are subject to Hong Kong profits tax at a rate of 16.5% for taxable income earned in Hong Kong before April 1, 2018. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect, under which the tax rate is 8.25% for assessable profits on the first HK$2 million and 16.5% for any assessable profits in excess of HK$2 million.

PRC

Our PRC subsidiary is subject to PRC Enterprises Income Tax rate of 25% for the six months ended June 30, 2022 and 2023.

Taxation in the statement of income represents:

	For the six months ended June 30,
	2022	2023	2023	Variance	% of variance
	HK$	HK$	US$	HK$
Current tax	223,582	165,146	21,074	(58,436)	-26.1%

Deferred tax	36,013	4,212	538	(31,801)	-88.3%
Total income tax expense	259,595	169,358	21,612	(90,237)	-34.8%

Our income tax decreased by HK$90,237 from HK$259,595 for the six months ended June 30, 2022 to HK$169,358 for the six months ended June 30, 2023, primarily due to the decrease in income before tax.

Net income. As a result of the foregoing, we reported net income of HK$4,795,835 and HK$2,220,338 for the six months ended June 30, 2022 and 2023, respectively.

Other comprehensive loss. Foreign currency translation adjustment amounted to HK$6 and HK$157 for the six months ended June 30, 2022 and 2023, respectively.

40

Comparison of year ended December 31, 2021 with year ended December 31, 2022

The following table sets forth key components of our results of operations for the years ended December 31, 2021 and 2022:

	For the years ended December 31,
	2021	2022	2022	Variance	% of variance
	HK$	HK$	US$	HK$
Revenue	32,212,970	34,931,827	4,477,578	2,718,857	8.4%
Cost of revenue	16,260,407	16,512,702	2,116,606	252,295	1.6%
Gross profit	15,952,563	18,419,125	2,360,972	2,466,562	15.5%

Operating expenses
Selling and marketing expenses	220,681	161,791	20,738	(58,890)	-26.7%
Research and development expenses	29,478	80,012	10,256	50,534	171.4%
General and administrative expenses	5,167,704	10,634,851	1,363,180	5,467,147	105.8%
Total operating expenses	5,417,863	10,876,654	1,394,174	5,458,791	100.8%
Income from operations	10,534,700	7,542,471	966,798	(2,992,229)	-28.4%

Other income (expense)
Other income, net	1,402,874	1,265,200	162,174	(137,674)	-9.8%
Realized loss on disposal of financial assets at fair value	(16,120)	-	-	16,120	-100.0%
Change in fair value on financial assets at fair value	(660,325)	(1,157,650)	(148,388)	(497,325)	75.3%
Interest expenses, net	(479,904)	(443,577)	(56,858)	36,327	-7.6%
Total other income (expense), net	246,525	(336,027)	(43,072)	(582,552)	-236.3%

Income before income taxes	10,781,225	7,206,444	923,726	(3,574,781)	-33.2%
Income tax expenses	(431,630)	(387,845)	(49,714)	43,785	-10.1%
Net income	10,349,595	6,818,599	874,012	(3,530,996)	-34.1%

Other comprehensive income (loss)
Foreign currency translation adjustment	(14,168)	7,496	961	21,664	-152.9%
Comprehensive income	10,335,427	6,826,095	874,973	(3,509,332)	-34.0%

Revenue

The following table sets forth the breakdown of our revenue by major revenue type for the years ended December 31, 2021 and 2022, respectively:

	For the years ended December 31,
	2021	2022	2022	Variance	% of variance
	HK$	HK$	US$	HK$
Initial set up, installation and customization services	8,147,473	7,140,076	915,218	(1,007,397)	-12.4%
Subscriptions	12,124,676	11,414,976	1,463,177	(709,700)	-5.9%
Hosting, support and maintenance services	3,304,830	4,186,369	536,611	881,539	26.7%
Liquidity services	3,220,992	6,699,586	858,756	3,478,594	108.0%
White label services	1,860,221	1,889,188	242,157	28,967	1.6%
Quotes/news/package subscription services	3,554,778	3,601,632	461,659	46,854	1.3%
Total revenue	32,212,970	34,931,827	4,477,578	2,718,857	8.4%

41

Our revenue increased by HK$2,718,857 or 8.4% from HK$32,212,970 for the year ended December 31, 2021 to HK$34,931,827 for the year ended December 31, 2022, primarily because of the increase in our revenue derived from our Operating Subsidiaries’ liquidity services and hosting, support and maintenance services, and was partially offset by the decrease in revenue derived from our Operating Subsidiaries’ initial set up, installation and customization services.

Revenue from our Operating Subsidiaries’ initial set up, installation and customization services decreased by HK$1,007,397, or 12.4%, from HK$8,147,473 for the year ended December 31, 2021 to HK$7,140,076 for the year ended December 31, 2022. The decrease was mainly due to the decrease in demand for our Operating Subsidiaries’ customization services provided to customers to customize the functions and features of the trading platforms during the year ended December 31, 2022. We believe the decrease in demand for the Operating Subsidiaries’ customization services was mainly due to the conservative budgeting of our customers.

Revenue from our Operating Subsidiaries’ subscriptions decreased by HK$709,700, or 5.9%, from HK$12,124,676 for the year ended December 31, 2021 to HK$11,414,976 for the year ended December 31, 2022. The decrease was mainly due to the fact that some customers were lost, since certain small-sized customers had to shut down their businesses as a result of the adverse impact of the COVID-19 pandemic on their profitability.

Revenue from our Operating Subsidiaries’ hosting, support and maintenance services increased by HK$881,539, or 26.7%, from HK$3,304,830 for the year ended December 31, 2021 to HK$4,186,369 for the year ended December 31, 2022. The increase was mainly due to the increase in customers for our hosting, support and maintenance services for the year ended December 31, 2021. We believe that the Operating Subsidiaries realized an increase in the number of customers because of the referral of new customers from existing customers.

Revenue from our Operating Subsidiaries’ liquidity services increased by HK$3,478,594, or 108.0%, from HK$3,220,992 for the year ended December 31, 2021 to HK$6,699,586 for the year ended December 31, 2022. The increase was mainly due to the increase in demands from a fast-growing customer who was engaging in in-house research on a trading signal. A trading signal is generated from algorithms with inputs such as technical patterns, moving average crosses, trading volume surges and interest rates. When a trading signal is triggered, a signal to buy or sell a futures contract is generated. It requires our Operating Subsidiaries’ liquidity services, which provide automatic hedging functions to enable such client to send its customers’ orders directly to a broker’s platform.

Cost of revenue

The following table sets forth the breakdown of our cost of revenue for the years ended December 31, 2021 and 2022:

	For the years ended December 31,
	2021	2022	2022	Variance	% of variance
	HK$	HK$	US$	HK$
Internet services cost	1,584,002	1,727,305	221,407	143,303	9.0%
Employee-related costs	6,470,263	6,886,855	882,760	416,592	6.4%
Subscription costs	192,443	171,228	21,948	(21,215)	-11.0%
Outsourcing fees	1,491,876	752,904	96,508	(738,972)	-49.5%
Amortization of intangible assets	5,992,085	6,160,391	789,642	168,306	2.8%
Commission expenses	529,725	808,894	103,684	279,169	52.7%
Others	13	5,125	657	5,112	39323.1%
Total cost of revenue	16,260,407	16,512,702	2,116,606	252,295	1.6%

Our cost of revenue increased by HK$252,295 or 1.6% from HK$16,260,407 for the year ended December 31, 2021 to HK$16,512,702 for the year ended December 31, 2022, which was mainly due to the increase in employee-related costs because lesser staff costs were capitalized as intangible assets under research and development since more time and resources were allocated for supporting our financial trading solution services in the year ended December 31, 2022.

Internet service cost

Internet service cost represented cost in relation to server hosting service provided by data center service providers as well as acquiring internet data line from various service providers for internet access.

Employee-related costs

Employee-related costs consisted primarily of payroll and other personnel-related expenses of our Operating Subsidiaries’ staff to support our financial trading solution services.

42

Subscription costs

Our subscription costs represented costs incurred by the Operating Subsidiaries for subscription payments for price or news feeds from news and financial market information providers. We will convert the raw data into usable data that can be used in our trading platform. The decrease in subscription costs was due to a cancelled subscription from a financial market information provider.

Outsourcing fees

The Operating Subsidiaries may outsource some works to our related party and independent third parties. The outsourcing costs mainly represented the charges and fees paid to subcontractors who handled implementation work for our Operating Subsidiaries. The outsourcing fees decreased as Operating Subsidiaries required fewer outsourcing services in the year ended December 31, 2022.

Amortization of intangible assets

Our amortization of intangible assets mainly represented amortization of the Operating Subsidiaries in-house developed financial trading solutions.

Commission expenses

Commission expenses represented the fees we paid to business partners of our Operating Subsidiaries, which bring new businesses to our Operating Subsidiaries. The commission is generally determined based on a certain percentage of revenue generated from customers referred by business partners.

Gross profit

Our total gross profit increased by HK$2,466,562 or 15.5% from HK$15,952,563 for the year ended December 31, 2021 to HK$18,419,125 for the year ended December 31, 2022. Our total gross profit margin increased from 49.5% for the year ended December 31, 2021 to 52.7% for the year ended December 31, 2022. The increase in our gross profit and gross profit margin was primarily due to the increase in revenue from liquidity services, which typically carries a higher gross margin.

Operating expenses

Our operating expenses consisted of the following:

	For the years ended December 31,
	2021	2022	2022	Variance	% of variance
	HK$	HK$	US$	HK$
Selling and marketing expenses	220,681	161,791	20,738	(58,890)	-26.7%
Research and development expenses	29,478	80,012	10,256	50,534	171.4%
General and administrative expenses	5,167,704	10,634,851	1,363,180	5,467,147	105.8%
Total operating expenses	5,417,863	10,876,654	1,394,174	5,458,791	100.8%

Our selling and marketing expenses mainly represented the advertising cost and marketing expenses. Our selling and marketing expenses decreased by HK$58,890, or 26.7%, from HK$220,681 for the year ended December 31, 2021 to HK$161,791 for the year ended December 31, 2022, mainly because lesser marketing expenses were incurred during the year ended December 31, 2022.

43

Our research and development expenses primarily consisted of payroll and other personnel-related expenses of our Operating Subsidiaries’ software development team. Our research and development expenses increased by HK$50,534, or 171.4%, from HK$29,478 for the year ended December 31, 2021 to HK$80,012 for the year ended December 31, 2022, because more staff costs were incurred for the preliminary project research stage in the year ended December 31, 2022. We expect that our expenditures for research and development may increase in terms of monetary value and may increase as a percentage of our total revenue over time, as the Operating Subsidiaries will expand their software development capacity to continue to improve existing functions and develop new functions.

Our general and administrative expenses mainly represented the staff costs, depreciation expenses of property and equipment, amortization of operating lease right-of-use assets, interest of lease liabilities and legal and professional fees. Our general and administrative expenses increased by HK$5,467,147, or 105.8%, from HK$5,167,704 for the year ended December 31, 2021 to HK$10,634,851 for the year ended December 31, 2022, because the initial public offering expenses of HK$3,401,970 were incurred in the year ended December 31, 2022. We expect our general and administrative expenses, including but not limited to staff costs, to increase in the foreseeable future, as our Operating Subsidiaries’ business is expected to grow further. We expect our legal and professional fees for legal, audit, and advisory services to increase, as we will incur audit fees, legal fees and advisory fees for this Offering and subsequently become a public company upon the completion of this Offering.

Other income (expenses)

Our other income (expenses) consists of the following:

	For the years ended December 31,
	2021	2022	2022	Variance	% of variance
	HK$	HK$	US$	HK$
Other income
Sundry income	742,279	174,026	22,307	(568,253)	-76.6%
Commission income	284,646	259,794	33,301	(24,852)	-8.7%
Government subsidies	379,363	734,059	94,092	354,696	93.5%
Others	32,258	145,342	18,630	113,084	350.6%
Other income	1,438,546	1,313,221	168,330	(125,325)	-8.7%

Other expenses
Other expenses	35,672	48,021	6,155	12,349	34.6%
Other expenses	35,672	48,021	6,155	12,349	34.6%

Total other income, net	1,402,874	1,265,200	162,174	(137,674)	-9.8%

Sundry income. The Operating Subsidiaries charged handling service fees for services provided to customers on using the multi-asset trading software by the MT4/MT5 (forex trading platforms) service providers. Some customers requested the Operating Subsidiaries to subscribe to such services from the MT4/MT5 service providers and they, in turn, charged such customers. The sundry income was the net amount of sundry income from providing such handling services after deducting the expenses it incurred over the same period. The decrease in sundry income was mainly due to the decrease in customers’ requests for such service.

Commission Income. Commission income represented the commission income received from our related party for business referred by us. We would charge a commission fee at an agreed percentage from the business referred by us to our related party. The decrease in commission income was mainly due to the decrease in sales referred by us.

Government subsidies. Government subsidies primarily related to one-off entitlements granted by the Hong Kong government pursuant to the Employment Support Scheme under the Anti-epidemic Fund (“ESS”). The Operating Subsidiaries received government subsidies that totaled HK$379,363 and HK$734,059 for the years ended December 31, 2021 and 2022, respectively, and recognized such amounts as other income when they were received because we have (i) not implemented redundancies during the subsidy period; and (ii) spent all the wage subsidies on paying wages to employees. The increase in government subsidies was mainly due to the increase in subsidies provided to combat the pandemic.

Realized loss on disposal of financial assets at fair value and change in fair value on financial assets at fair value.

Realized loss on disposal of financial assets at fair value and change in fair value on financial assets at fair value represents realized loss on disposal of and change in fair value on financial assets at fair value from certain investment agreements with certain brokerage companies to trade with foreign currencies, at fair value, with the intention to optimize a trading algorithm based on live market interactions. The increase in change in fair value on financial assets at fair value was mainly due to the increased volatility in the financial and currency market.

44

Interest expenses on bank borrowings

We incurred interest expenses on bank borrowings which totaled HK$479,904 and HK$443,577 for the years ended December 31, 2021 and 2022, respectively, with an annual effective interest rate of 3.0% and 3.3% during the years ended December 31, 2021 and 2022, respectively.

Income tax expenses

British Virgin Islands

The Company is incorporated in the British Virgin Islands and is not subject to taxation. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Entities incorporated in Hong Kong, m-FINANCE, mFTT, OTX, are subject to Hong Kong profits tax at a rate of 16.5% for taxable income earned in Hong Kong before April 1, 2018. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect, under which the tax rate is 8.25% for assessable profits on the first HK$2 million and 16.5% for any assessable profits in excess of HK$2 million.

PRC

Our PRC subsidiary was subject to PRC Enterprises Income Tax rate of 25% for the years ended December 31, 2020 and 2021.

Taxation in the statement of income represents:

	For the years ended December 31,
	2021	2022	2022	Variance	% of variance
	HK$	HK$	US$	HK$
Current tax	-	229,355	29,399	229,355	N/A
Deferred tax	431,630	158,490	20,315	(273,140)	-63.3%
Total income tax expense	431,630	387,845	49,714	(43,785)	-10.1%

Our income tax decreased by HK$43,785 from HK$431,630 for the year ended December 31, 2021 to HK$387,845 for the year ended December 31, 2022, primarily due to the decrease in income before income taxes.

Net income. As a result of the foregoing, we reported net income of HK$10,349,595 and HK$6,818,599 for the years ended December 31, 2021 and 2022, respectively.

Other comprehensive income (loss). Loss from foreign currency translation adjustment amounted to HK$14,168 for the year ended December 31, 2021, as compared to income from foreign currency translation adjustment amounted to HK$7,496 for the year ended December 31, 2022.

Liquidity and capital resources

As of the date of this prospectus, we have financed our Operating Subsidiaries’ operations primarily through cash flows from operations and loans from banks and related parties, if necessary. We plan to support our future operations primarily from cash generated from our operations and our proceeds from this Offering.

45

As reflected in our unaudited condensed consolidated financial statements, we reported net income of HK$4,795,835 and HK$2,220,338 for the six months ended June 30, 2022 and 2023, respectively. As of June 30, 2023, we had cash in aggregate of HK$6,828,366 as compared to HK$12,063,731 as of December 31, 2022. We had positive working capital that amounted to HK$3,618,321 as of December 31, 2022 as compared to negative working capital of HK$94,987 as of June 30, 2023. We believe such negative working capital was temporary, as (i) we had generated net cash provided by operating activities for each of the years ended December 31, 2021 and 2022 and for the six months ended June 30, 2023; (ii) the negative working capital of HK$94,987 as of June 30, 2023 was insignificant; and (iii) we generated net income for each of the fiscal years ended December 31, 2021 and 2022 and the six months ended June 30, 2023. Our working capital requirements were influenced by the size of the operations, the volume and dollar value of the sales contracts of our Operating Subsidiaries, the progress of execution of our customer contracts, and the timing for collecting accounts receivable, and repayment of accounts payable.

On March 23, 2022, m-FINANCE declared an interim dividend of HK$0.863 per share (equivalent to US$0.111 per share), or HK$10,000,000 in aggregate (equivalent to US$1,281,805), to its shareholder, which was settled by cash on March 24, 2022. On June 30, 2022, m-FINANCE declared an interim dividend of HK$0.691 per share (equivalent to US$0.089 per share) or HK$8,000,000 (equivalent to US$1,025,444), to its shareholder, and the amount of the dividend payable was concurrently settled by netting off the outstanding amounts due from related parties. On August 15, 2022, m-FINANCE declared an interim dividend of HK$0.873 per share (equivalent to US$0.112 per share) or HK$10,114,311 in aggregate (equivalent to US$1,296,457), to its shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from the related parties. The amounts due from related parties is presented as a reduction of the shareholder’s equity pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G. On March 27, 2023, the Company declared an interim dividend of HK$0.218 per share (equivalent to US$0.028 per share), or HK$2,528,413 in aggregate (equivalent to US$324,093), to its shareholder, which was settled by cash on the same day. On July 31, 2023, the Company declared an interim dividend of HK$0.242 per share (equivalent to US$0.031 per share), or HK$2,800,800 in aggregate (equivalent to US$359,008), to its shareholder, which was settled by cash on the same day.

As of June 30, 2023, we had an outstanding bank borrowing balance of HK$11,769,208, of which the bank borrowings of HK3,766,070 that would be payable within one year and the bank borrowings of HK$8,003,138 that would be payable after one year but within 5 years. The bank borrowings had an annual effective interest rate of 3.4%.

For the years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023, we had realized loss on disposal of financial assets at fair value and change in fair value on financial assets at fair value in the aggregate amount of HK$676,445, HK$1,157,650, HK$1,088,666 and HK$9,965, respectively, from trading in foreign currencies, at fair value, with the intention to optimize a trading algorithm based on live market interactions. Algorithmic trading, also known as automated trading, is a type of trading that involves using computer programs to make trading decisions. These programs use advanced mathematical algorithms to analyze the market and execute trades automatically, without the need for human intervention. We believe that there will be increasing demand for algorithmic trading and more resources will be invested for enhancing the system. It appears that the clients engaged in leveraged foreign exchange trading prefer to enjoy the benefits brought along by information technology to obtain timely foreign exchange information, the latest market news and automated trading, and, hence, we have been enhancing our trading system’s stability and security to provide clients a reliable and safe platform for round the clock trading. Therefore, we optimize our trading algorithm through live trading in the real foreign exchange market, which allows us to test and refine our system in real-world conditions. The trades of foreign currencies conducted by the Operating Subsidiaries are denominated in the USD and are paired with currencies with strong liquidity traded in highly transparent markets, including such currencies as the EURO, USD, GBP, CHF, AUD, CAD and NZD, etc. We clear position limits and floating profit/loss limits are set to manage foreign exchange positions. The change in fair value on financial assets at fair value was mainly due to the increased volatility in the financial and currency market in 2021 and 2022. For the years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023, we traded foreign currencies of monthly average transaction amounts of US$259.2 million, US$120.7 million, US$223.7 million and US$0.7 million, respectively. In view of the increased volatility in the financial and currency market, we have lowered our trading in foreign currencies for the six months ended June 30, 2023. The monthly average number of transactions were 4,620 trades, 2,384 trades, 4,164 trades and 387 trades for the years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023, respectively. We will assess and monitor the challenges created by the increased volatility in the financial and currency market.

We believe that our current cash and cash flows provided by operating activities, loans from banks, and the estimated net proceeds from this Offering will be sufficient to meet our working capital needs in the next 12 months from the date of this prospectus. If we experience an adverse operating environment or incur unanticipated capital expenditure requirements, or if we determine to accelerate our growth, then additional financing may be required. No assurance can be given, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

46

The following table sets forth a summary of our cash flows for the periods indicated:

	For the six months ended June 30,
	2022	2023	2023
	HK$	HK$	US$
Net cash provided by operating activities	7,229,816	3,925,715	500,967
Net cash (used in) provided by investing activities	1,125,072	(2,128,342)	(271,601)
Net cash used in financing activities	(11,680,373)	(7,031,708)	(897,325)
Effect of exchange rate changes on cash	4,527	(1,030)	(133)
Net decrease in cash	(3,320,958)	(5,235,365)	(668,092)
Cash at the beginning of period	10,081,583	12,063,731	1,539,468
Cash at the end of period	6,760,625	6,828,366	871,376

	For the years ended December 31,
	2021	2022	2022
	HK$	HK$	US$
Net cash provided by operating activities	12,734,753	13,496,487	1,729,986
Net cash used in investing activities	(11,346,697)	(2,125,093)	(272,395)
Net cash used in financing activities	(10,641,086)	(9,403,066)	(1,205,289)
Effect of exchange rate changes on cash	545	13,820	1,770
Net increase (decrease) in cash	(9,252,485)	1,982,148	254,072
Cash at the beginning of year	19,334,068	10,081,583	1,292,262
Cash at the end of year	10,081,583	12,063,731	1,546,334

Operating activities

Net cash provided by operating activities amounted to HK$3,925,715 for the six months ended June 30, 2023, mainly derived from (i) net income of HK$2,220,338 for the six months ended June 30, 2023; (ii) various non-cash items of HK$4,041,092, such as amortization of intangible assets of HK$3,044,041, amortization of right-of-use assets and interest of lease liabilities of HK$830,561 and depreciation of property and equipment of HK$81,434; and (iii) changes in operating assets and liabilities of HK$2,335,715. Changes in operating assets and liabilities mainly included (i) a decrease in accrued expenses and other current liabilities of HK$1,567,395, which was mainly due to the payment of payroll before the period ended June 30, 2023; (ii) an increase in accounts receivable of HK$1,342,830, which was mainly due to more billing to customers based on services provided closer to the end of the six months ended June 30, 2023; (iii) an increase in contract liabilities of HK$1,053,968 due to more advances received from customers under the new projects; (iv) a decrease in operating lease liabilities of HK$832,501, mainly due to the recognition of operating lease expenses on a straight-line basis over the lease term; and (iv) a decrease in prepaid expenses and other current assets of HK$187,897, which was mainly due to the timing of payments for internet service costs.

Net cash provided by operating activities amounted to HK$7,229,816 for the six months ended June 30, 2022, mainly derived from (i) net income of HK$4,795,835 for the six months ended June 30, 2022; (ii) various non-cash items of HK$5,227,718, such as amortization of intangible assets of HK$3,099,215, amortization of right-of-use assets and interest of lease liabilities of HK$852,001, change in fair value on financial assets at fair value of HK$1,088,666, depreciation of property and equipment of HK$151,823 and deferred tax expenses of HK$36,013; and (iii) changes in operating assets and liabilities of HK$2,793,737. Changes in operating assets and liabilities mainly included (i) a decrease in accrued expenses and other current liabilities of HK$1,384,954, which was mainly due to the payment of payroll before the period ended June 30, 2022; (ii) a decrease in contract liabilities of HK$1,095,939, due to the completion of projects near the period end; (iii) a decrease in operating lease liabilities of HK$831,175, mainly due to the recognition of operating lease expenses on a straight-line basis over the lease term; (iv) a decrease in prepaid expenses and other current assets of HK$636,481, which was mainly due to the refund of a rental deposit for the expired lease and the timing of payments for internet service costs; and (v) an increase in accounts receivable of HK$341,732, which was mainly due to more billing to customers based on services provided closer to the end of the six months ended June 30, 2022.

Net cash provided by operating activities amounted to HK$13,496,487 for the year ended December 31, 2022, mainly derived from (i) net income of HK$6,818,599 for the year ended December 31, 2022; (ii) various non-cash items of HK9,891,062, such as amortization of intangible assets of HK$6,160,391, amortization of right-of-use assets and interest of lease liabilities of HK$1,695,259, change in fair value on financial assets at fair value of HK$1,157,650, depreciation of property and equipment of HK$222,173 and deferred tax expenses of HK$158,490; and (iii) changes in operating assets and liabilities of HK$3,213,174. Changes in operating assets and liabilities mainly included (i) a decrease in operating lease liabilities of HK$1,663,674, mainly due to the recognition of operating lease expenses on a straight-line basis over the lease term; (ii) a decrease in contract liabilities of HK$1,275,002, due to the completion of projects near the year end; (iii) an increase in accounts receivables of HK$949,239, which was mainly due to more billing to customers based on services provided closer to the year end of December 31, 2022; (iv) a decrease in prepaid expenses and other current assets of HK$520,618, which was mainly due to the refund of a rental deposit for the expired lease and the timing of payments for internet service costs; and (v) an increase in tax payable of HK$229,355, which was primarily due to income tax expense accrued in the current year.

Net cash provided by operating activities amounted to HK$12,734,753 for the year ended December 31, 2021, mainly derived from (i) net income of HK$10,349,595 for the year ended December 31, 2021; (ii) various non-cash items of HK$9,058,615, such as amortization of intangible assets of HK$5,996,618, amortization of right-of-use assets and interest of lease liabilities of HK$1,700,859, change in fair value on financial assets at fair value of HK$660,325, deferred tax expenses of HK$431,630 and depreciation of property and equipment of HK$253,063; and (iii) changes in operating assets and liabilities of HK$6,673,457. Changes in operating assets and liabilities mainly included (i) a decrease in contract liabilities of HK$4,679,419 due to the completion of projects near the year end; (ii) a decrease in operating lease liabilities of HK$1,665,000, mainly due to the recognition of operating lease expenses on a straight-line basis over the lease term; (iii) an increase in accrued expenses and other current liabilities of HK$666,788, which was attributable primarily to the timing of our payment of annual bonuses and legal and professional fees; (iv) an increase in long term deposit of HK$479,076, due to the increase in rental deposit; (v) an increase in accounts receivables of HK$436,514, which was mainly due to more billing to customers based on services provided closer to the year end of December 31, 2021; and (vi) an increase in prepaid expenses and other current assets of HK$72,146.

47

Investing activities

Net cash used in investing activities amounted to HK$2,128,342 for the six months ended June 30, 2023, representing costs to obtain and develop software of HK$3,064,985, and was partially offset by disposals of financial assets at fair value of HK$984,799 during the six months ended June 30, 2023.

Net cash provided by investing activities amounted to HK$1,125,072 for the six months ended June 30, 2022, representing disposals of financial assets at fair value of HK$4,068,302 and was partially offset by costs to obtain and develop software of HK$2,738,977 and purchases of financial assets at fair value of HK$156,000 during the six months ended June 30, 2022.

Net cash used in investing activities amounted to HK$2,125,093 for the year ended December 31, 2022, representing costs to obtain and develop software of HK$5,993,675, purchases of financial assets at fair value of HK$156,000 and purchase of property and equipment of HK$41,721, and was partially offset by disposals of financial assets at fair value of HK$4,068,302 during the year ended December 31, 2022.

Net cash used in investing activities amounted to HK$11,346,697 for the year ended December 31, 2021, representing costs to obtain and develop software of HK$6,959,773, purchases of financial assets at fair value of HK$5,950,000 and purchase of property and equipment of HK$267,010, and was partially offset by disposals of financial assets at fair value of HK$1,870,086 during the year ended December 31, 2021.

Financing activities

Net cash used in financing activities amounted to HK$7,031,708 for the six months ended June 30, 2023, which included the dividend paid to a shareholder of HK$2,528,413, an increase in deferred IPO costs of HK$2,652,105 and repayment of bank borrowings of HK$1,851,190.

Net cash used in financing activities amounted to HK$11,680,373 for the six months ended June 30, 2022, which included the dividend paid to a shareholder of HK$10,000,000, an increase in deferred IPO costs of HK$2,183,900 and repayment of bank borrowings of HK$896,877, and was offset by the repayments from the related parties of HK$1,400,404 during the six months ended June 30, 2022.

Net cash used in financing activities amounted to HK$9,403,066 for the year ended December 31, 2022, which included the dividend paid to a shareholder of HK$10,000,000, an increase in deferred initial public offering costs of HK$3,119,900 and repayment of bank borrowings of HK$2,396,598, and was offset by the repayments from the related parties of HK$6,117,332 during the year ended December 31, 2022.

Net cash used in financing activities amounted to HK$10,641,086 for the year ended December 31, 2021, which included the advances to the related parties of HK$13,003,024 and the repayment of bank borrowings of HK$1,485,212, and was offset by the proceeds from bank borrowings of HK$3,847,150 during the year ended December 31, 2021.

48

Off-balance sheet arrangements

We did not have, during the periods presented, nor do we currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Contractual Obligations

The following table summarizes our contractual obligations as of June 30, 2023:

	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years
	HK$	HK$	HK$	HK$
Bank borrowings	11,769,208	3,766,070	7,686,940	316,198
Operating lease obligation	961,623	961,623	-	-
	12,730,831	4,727,693	7,686,940	316,198

	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years
	US$	US$	US$	US$
Bank borrowings	1,501,883	480,593	980,940	40,350
Operating lease obligation	122,714	122,714	-	-
	1,624,597	603,307	980,940	40,350

Capital expenditures

For the six months ended June 30, 2022 and 2023, we purchased HK$48,253 and HK$48,156, respectively, of property and equipment mainly for use in our Operating Subsidiaries’ operations. For the years ended December 31, 2021 and 2022, we purchased HK$267,010 and HK$41,721, respectively, of property and equipment mainly for use in our Operating Subsidiaries’ operations. For the six months ended June 30, 2022 and 2023, we did not purchase any intangible assets. For the years ended December 31, 2021 and 2022, we purchased HK$40,000 and HK$1,999, respectively, of intangible assets mainly for use in our Operating Subsidiaries’ operations. Subsequent to June 30, 2023 and as of the date of this prospectus, we did not purchase any material property and equipment, and intangible assets for operational use. We do not have any other material commitments to capital expenditures as of June 30, 2023 or as of the date of this prospectus.

Inflation

Inflation did not materially affect the business or the results of operations of our Operating Subsidiaries.

Seasonality

The nature of our Operating Subsidiaries’ business does not appear to be affected by seasonal variations.

Trend information

The financial trading solutions services provided by the Operating Subsidiaries are affected by the capital market in Hong Kong. Any material deterioration in the financial trading industry and capital market in Hong Kong could materially and adversely affect the business and prospects of our Operating Subsidiaries. The Hong Kong financial and capital market is susceptible to global factors, including, but not limited to, interest rate fluctuations, volatility of foreign currency exchange rates and monetary policy changes. When there are unfavorable changes to global or local economic conditions, the financial and securities market in Hong Kong may be negatively affected.

The Operating Subsidiaries lost some of their customers, which they believe may have been attributable to the impacts of the COVID-19 pandemic in 2022, since many small-sized businesses that were their customers were forced to shut their business down. While COVID-19 may have had a significant overall impact on the business of the Operating Subsidiaries in the short term, the prolonged phenomenon of COVID-19 and the effects of mutations in the virus, both in terms of the extent and intensity of the pandemic, together with its impact on our industry and the macroeconomic circumstances relating thereto, are still difficult to anticipate and continue to pose substantial uncertainties. In the event that the health and economic environment does not improve, or there is no significant recovery in the regions where the clients of the Operating Subsidiaries are served or operate, our business, results of operations and financial condition could be materially and adversely affected. Considering the balance between infection risks and the resumption of economic and livelihood impetus, the Hong Kong government canceled isolation orders to infected persons beginning January 30, 2023. All mandatory mask-wearing requirements were lifted with effect beginning March 1, 2023. Starting April 1, 2023, Hong Kong terminated its pre-departure COVID-19 testing requirement for overseas travelers, ending all pandemic-related restrictions on visitors entering the city. We will continuously assess and adopt measures to offset any challenges created by the pandemic.

Other than as disclosed under this subheading and elsewhere in this prospectus, we are not aware of any other trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenue, income from continuing operations, profitability, liquidity, or capital resources, or that would cause reported financial information to not necessarily be indicative of future operating results or financial condition.

Critical accounting estimates

Our discussion and analysis of our financial condition and results of operations relates to our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

We consider an accounting estimate to be critical if: (1) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (2) changes in the estimate that are reasonably likely to occur from period to period, or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. There are other items within our financial statements that require estimation but are not deemed critical, as defined above. Changes in estimates used in these and other items could have a material impact on our financial statements.

Our critical accounting policies and practices include the following: (i) revenue recognition and (ii) intangible assets. For a detailed discussion of our significant accounting policies and related judgments, please see “Note 2 – Summary of Significant Accounting Policies” of the Notes to Consolidated Financial Statements. You should read the following description of critical accounting estimates in conjunction with our consolidated financial statements and other disclosures included in this prospectus.

49

Provision for credit losses

We carry accounts receivable at the face amounts less a reserve for estimated credit losses. As of December 31, 2022, we recorded an allowance for doubtful accounts related to accounts receivable of HK$497,099. We estimated our reserve for credit losses using relevant available information from internal and external sources relating to past events, current conditions and reasonable and supportable forecasts. Consequently, to reflect the cumulative effects of the adoption of ASC 326, we recorded the balance of the reserve for credit losses was HK$497,099 as of January 1, 2023. During the six months ended June 30, 2023, we recorded HK$70,878 adjustments for credit losses on the unaudited condensed consolidated financial statement related to accounts receivable. As of June 30, 2023, the reserve for credit losses was HK$567,977 (US$72,480).

Impairment assessment for the internally developed software

For the two years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023, we capitalized the research and development costs of HK$6,959,773, HK$5,993,675 (US$768,272), HK$2,738,977 and HK$3,064,985 (US$391,127), respectively, as intangible assets. Our internally developed software is amortized over its estimated useful lives and is reviewed for impairment if indicators of impairment arise. Indicators we reviewed included whether there was a significant change in the business environment as a whole, a significant adverse change in the extent or manner in which our assets are being used, a significant adverse change in legal factors affecting our assets and a cash flow loss. In performing its qualitative assessment, our management assessed that there is no impairment on any in progress projects or finalized projects due to continue business growth and the business is profitable. We did not recognize any impairment on intangible assets and in preparing its financial statements for the periods presented and we did not consider it reasonably likely these considerations would change significantly based upon our current outlook, the assessment of the recoverability of intangible assets did not involve a significant level of estimation uncertainty that had, or was reasonably likely to have had, a material impact on the financial condition or results of our operations for the years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023.

Recently accounting pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies”.

INDUSTRY

The Company uses market data throughout this prospectus. The Company has obtained certain market data from publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers’ experience in the industry, and there is no assurance that any of the projections or forecasts will be achieved. The Company believes that the surveys and market research others have performed are reliable, but the Company has not independently verified this information.

The Rise of the Fintech Industry

The global investments into FinTech companies increased dramatically between 2010 and 2019, when it reached US$215.1 billion. In 2020, however, fintech companies saw investments drop by more than one third, reaching a value of US$127.7 billion, but the investment value increased again in 2021 up to US$226.5 billion.

Global enterprise IT spending in the banking and investment services market is forecast to grow by 7.1%, from US$556 billion in 2020 to US$596 billion in 2021. Such spending is expected to see a five-year compound annual growth rate of 6.5% to reach an estimated US$761 billion by 2025 (Source: Statista and Gartner).

FinTech companies endeavor to enhance customer experiences through modern and flexible infrastructure together with intuitive customer interfaces, which may encourage the development of innovative products that meet the expectations of the growing generation of digital consumers.

The global online trading market is expected to increase from US$10.21 billion in 2022, at a compound annual growth rate of 6.4%, to reach an estimated US$13.3 billion by 2026 (Source: Statista and Gartner).

Stable growth in the over-the-counter market

The global over-the-counter derivatives market has demonstrated a continuous growth trend. The gross market value of the over-the-counter derivatives market reached US$26 trillion in 2021, with a five-year compound annual growth rate of 1.4%. This includes a five-year compound annual growth rate of 0.2% in foreign exchange contracts and 13.9% in commodity contracts. The growth of electronic online trading and the diverse selection of trading venues has lowered transaction costs and attracted greater participation from different customer types. More brokers and institutions began offering forex trading platform due to increasing market demands in 2021. (Source: Bank for International Settlements). As such, we believe there will be greater demand from our current target market.

BUSINESS

Overview

We are a holding company incorporated in British Virgin Islands, and all of our operations are carried out by three Operating Subsidiaries in Hong Kong. Our principal Hong Kong subsidiary, m-FINANCE Limited (“mF” or m-FINANCE), established in 2002, is a Hong Kong-based experienced financial trading solution provider principally engaged in the development and provision of financial trading solutions. m-FINANCE has approximately 20 years of experience in providing real-time mission critical forex, bullion/commodities trading platform solutions, financial value-added services, mobile applications and financial information for brokers and institutional clients via internet or platform as software as a service. m-FINANCE has provided a wide range of top-notch services, including mF4 Trading Platform, Bridge and Plugins, CRM System, ECN System, Liquidity Solutions, Cross-platform “Broker+” Solution, Social Trading Applications and other value-added services.

50

m-FINANCE has been committed to providing an advanced trading platform and innovative one-stop trading solution that fits for the Asian market, with clients located over mainland China, Hong Kong and Southeast Asia. m-FINANCE’s customers are mainly financial institutions, including brokers, investment banks, institutional clients and financial services providers. As of the date of this prospectus, m-FINANCE’s trading platform is handling a monthly average transaction value of over US$100 billion.

Revenues are primarily generated from the operations of the Operating Subsidiaries providing trading platform solutions and financial value-added services via internet or platform as software as a service. For the six months ended June 30, 2022 and 2023, our total revenue was approximately HK$16,748,002 and HK$14,153,693 (US$1,806,170), respectively. Our gross profit and net income were approximately HK$7,257,045 (US$926,080) and HK$2,220,338 (US$283,340), respectively, for the six months ended June 30, 2023 as compared to our gross profit and net income of approximately HK$8,389,965 and HK$4,795,835, respectively, for the six months ended June 30, 2022.

For the fiscal years ended December 31, 2021 and 2022, our total revenue was approximately HK$32,212,970 and HK$34,931,827 (US$4,477,578), respectively. Our gross profit and net income were approximately HK$18,419,125 (US$2,360,972) and HK$6,818,599 (US$874,012), respectively, for the year ended December 31, 2022, as compared to our gross profit and net income of approximately HK$15,952,563 and HK$10,349,595, respectively, for the year ended December 31, 2021.

Business Strategy

Unique I-A-D-T philosophy

m-FINANCE’s business strategy originates from its experienced management team and unique company philosophy, I-A-D-T, which is designed to support trading with a rational and systematic process:

●	(I)nformation: Gathering raw market information, including market indicators, price and publicly available news.
●	(A)nalysis: Analyzing the collected information aims to identify the latest market trends and potential movements.
●	(D)ecision: Formulating trading strategies and make investment decision based on risk appetite and market situation.
●	(T)ransaction: Executing the transactions through a stable, efficient and secure trading platform.

I-A-D-T defines the framework of m-FINANCE’s services and m-FINANCE is committed to integrating this company philosophy into the design of financial trading solutions. In the past two decades, m-FINANCE has implemented solutions designed to assist its customers in building profitable businesses and benefitting from effective return-on-investment.

Continuing to commit in R&D to enhance existing m-FINANCE trading platform and financial value-added services for capturing world-wide demand for our trading solutions

Enhancing and upgrading financial trading solutions

As the financial technology industry is a fast-evolving industry, we believe that it is essential for m-FINANCE to keep pace with the technological advancement and equip ourselves with the latest and/or prevailing technologies to formulate new projects and ideas.

In addition, our management expects that industry competition will continue to intensify in the near future. Financial technology is taking an increasingly important role in trading process, from pre-trade risk management to clearing and settlement, which creates opportunities and challenges to the market players. It is observed by the management that the market participants are actively exploring ways to perform system upgrades and service enhancements. In particular, algo-trading, big data and artificial intelligence applications are increasingly integrated in the areas of trading. As part of our core strategies, the Operating Subsidiaries will endeavor to continuously update current functions and may, in the future, seek to launch new functions.

Business development activities to support regional expansion

As of the date of this prospectus, we have had an established client base in Hong Kong, and some clients in other regions. In the future, we intend to increase business presence of our Operating Subsidiaries, concentrating on regional expansion by reinforcing the existing client base and developing operations in other regions by establishing new branches in other cities, as needed.

Expansion of client basis

m-FINANCE is dedicated to providing holistic solutions aligned to customer needs. Consumers expect seamless, hyper-personalized digital services tailored to their unique situations. We expect to continuously help m-FINANCE grow its client base with increased customer-focused, which will require understanding what customers need, the experiences they covet and the heightened importance of financial well-being. m-FINANCE plans to refine its strategies and services by designing and delivering customer experiences to increase trust and loyalty, creating seamless interactions with the clients and providing flexible solutions that easily respond to shifting customer needs and aspirations.

51

Establishment of a proprietary trading platform for Algo-traders

Our management expects that algorithmic trading will become more and more common. Algo trading is the use of algorithms or rules to make purchasing and sales decisions on the investor’s behalf, based on a set of instructions defining price, quantity, timing, or any mathematical model. It allows retail traders to get access to trading algorithm designed by worldwide strategists and hedge funds. Additionally, this type of trading maximizes returns by arbitraging the advantages of enormous amounts of data, tiny processing delays, huge throughput capacity, dynamically balanced portfolios, and intelligent predictive analytics.

In light of the above, m-FINANCE intends to incorporate prevailing technologies to build a new platform business which will invite, qualify and recruit algorithmic traders to participate in its proprietary trading platform. This new platform business may also make use of blockchain technology to bridge the gap between digital assets and traditional markets and, as such, offering high transparency in terms of performance and rewards to algorithm contributors and market participants. We envision that this proprietary trading platform may lead to improvement of clients’ trading life cycle, stickiness and may facilitate higher trading volume.

Retaining, attracting and motivating high caliber and experienced staff

We believe that human resources are of paramount importance to the business operations of the Operating Subsidiaries and our success depends on the ability to hire new talents for the Operating Subsidiaries to deliver new features to the financial trading solutions they provide and retain core employees to maintain our competitiveness. Additionally, we plan to recruit more sales and marketing personnel to broaden our international market and client base. Further, for the purpose of this Offering and regulatory compliance with the SEC and NASDAQ, we also plan to hire additional in-house counsel and compliance officers. For a detailed allocation of how we use the proceeds from this Offering, please refer to “Use of Proceeds” on page 29 on of this prospectus. We also encourage potential staff to study and apply for relevant professional qualifications through allowances and on-going training. We will also continue to maintain a people-oriented management culture and working environment that promote employees’ personal and professional development. We have instituted a pilot 4.5-day work week every other week, to adapt to the new normal conventions in the workplace since July 2022, and we are a pioneer company in Hong Kong to carry out this working scheme. We hope the measures will improve employee wellness so that employees will be better motivated at work and perform more efficiently, creating a mutually beneficial situation.

Expansion in sales and marketing

We also plan to promote our Operating Subsidiaries’ market presence by investing more in sales and marketing in the international market, including online advertisement, promotion, digital marketing, and exhibition.

Competitive Strengths

We believe a combination of the following competitive strengths contribute to our Operating Subsidiaries’ continued success and potential for growth:

Experienced management team fully understands the market situation and technology

We have a highly committed and professional senior management team with strong credentials and extensive experience in the financial technology industry. Our experienced management team is led by Chief Executive Officer, Chi Weng Tam, and Managing Director, Tai Wai (Stephen) Lam. Both individuals have strong business connections and knowledge in the IT and finance sectors, and had proven track records in taking business to the next level. The Managing Director, CEO and senior management team are adaptable to challenges and changing economic environment. During the course of business, our management’s vision and entrepreneurial spirit, an integral part to building brand and developing business of our Operating Subsidiaries, have played a crucial role in shaping m-FINANCE’s industry recognition, market reputation and business success. m-FINANCE’s management also possesses extensive technical know-how and domain knowledge to respond to changing trends in the industry, which we expect will aid in formulating and implementing business strategies in the financial technology industry. See “Management” in page 71 of this prospectus for further details of the management’s biographies.

The extensive experience and market foresight of the management team, supported by a team of high-caliber solution analysts and application developers, we believe will be able to help m-FINANCE capitalize on the industry expertise, adapt to the changes in market conditions, and formulate and execute business strategies effectively.

52

Unique comprehensive one-stop offering covering needs of traders, dealers and financial institutions.

In order to strengthen m-FINANCE’s position as a financial trading solution provider, it endeavors in innovating new financial trading solutions and enhancing its existing financial trading solutions, to respond to the changing needs and requirements of customers, serving various sophisticated market players in the financial industry, such as traders, brokers and dealers. As of the date of this prospectus, m-FINANCE offers a comprehensive range of financial trading solutions covering the trade life cycle, such as providing real-time mission critical forex, bullion/commodities trading platform solutions, financial value-added services, mobile applications and financial information.

24/7 round-the-clock support services specialized in mission critical application support and support provision

m-FINANCE has a dedicated service team with knowledgeable and well-trained personnel, providing premium customer services on any technical issues promptly regarding the platforms and applications developed by m-FINANCE. Clients have access to 24/7 online customer support services via messaging applications such as WhatsApp, Skype, Tencent QQ, WeChat, emails and phone in Mandarin Chinese, Cantonese Chinese and English.

Key Services

m-FINANCE Trading Platform

Our flagship platform is a turnkey trading solution being built to fulfill brokers’ business needs. This platform includes the following major components:

Front, Middle and Back Office

m-FINANCE’s award-winning platform (“The Most Outstanding Foreign Exchange Precious Metals Trading Platform of the Year in Greater China” in 2022, awarded by Hong Kong’s Most Outstanding Business Awards 2022) suite covers all major features and functions required to operate an online trading platform business. Our Front, Middle and Back Office modules allow traders, introducing brokers and account managers, dealers, settlement and credit officers to easily monitor and execute trades, perform risk management and account openings, and operate the trading business in a secured and stable environment.

m-FINANCE’s trader terminal comes in .NET, Java, iOS, Android and HTML5 versions, providing the greatest flexibility for traders to manage their positions and place orders anytime, anywhere.

In order to address the various needs of clients, the platform is designed to be highly configurable to address specific business requirements without being required to redeploy or rebuild the applications. This is very crucial to serve the 24-hour non-stop over-the-counter market.

Pricing Engine

The “Price Engine” is the heart of a trading platform, which links up with market data feeds and then distributes to all connected applications in a timely and efficient manner. Due to the special nature of the over-the-counter market, there are chances of error quotes from market data and discrepancies of price quotes from different sources. However, m-FINANCE’s pre-built data feed management functionalities allow dealers to define filtering rules and specific templates to cope with various market conditions in real-time.

53

Customer Relationship Management (CRM)

m-FINANCE’s CRM system refers to a Customer Relationship Management system developed exclusively for facilitating forex/bullion brokerage companies to manage all the Introducing Brokers (IBs) and clients efficiently. It assists to streamline and standardize the operation processes with a view to reducing costs, improving efficiency and increasing customer retention. The cloud-based CRM system integrates with the m-FINANCE trading platform as well as MT4/MT5 trading platforms from Metaquotes Ltd. It has a full-fledged affiliate system with multi-tier rebate capabilities which allow brokers to grow their brokerage business rapidly. By introducing new functions to cater different business models, the mF CRM system can help brokers manage their entire business effectively whilst reducing trading risk.

Liquidity solutions

m-FINANCE provides liquidity services to customers for the use of the fully automatic hedging solution and sending their clients’ orders directly to the liquidity providers such as institutional brokers, market makers, exchanges and prime of prime brokers. m-FINANCE’s solution supports Financial Information Exchange (FIX), which is the de-facto standard for international real-time exchange of transactions among financial institutions. The trading platform provide brokers/dealers with automatic hedging services by sending clients’ orders directly to FIX-compliant international banks, exchanges, institutional brokers or electronic communication network (ECN) platforms. Through assessing the specific demands of brokers/dealers, m-FINANCE may provide various hedging solutions, allowing them to define criteria of switching between A-Book and B-Book business models. When brokers use the A-Book business model, all of their clients’ orders are transmitted directly to the connected liquidity providers. When brokers operate as market makers, it is referred to as the B-Book model, orders are then processed in-house by the brokers. The easy switch between these two models allows the brokers to control their investment risks and maximize their profits.

White label services

m-FINANCE provides white label services to customers by allowing them to add additional labels or brands to the trading platform services. Thess provide customers the highest flexibility to operate their trading platform business based on their individual business development strategy or marketing needs at a lower operating cost.

54

Social and copy trading (“CopyMaster”)

Copy trading is gaining popularity because it provides users with the opportunity to follow the trading portfolio of successful traders’ transactions such as buy/sell events and profit & loss summary. With the convenience of using smart phones, users are demanding tools or apps with copy trading function to assist them in making trading decision anywhere and anytime. Users may define their preferred trade copying rules based on their own risk appetite, which enable them to automatically copy trading actions of other traders. By combining copy trading with social media elements, such as comment and share functions, into m-FINANCE’s self-developed mobile application, CopyMaster, traders, analysts, guru, introducing brokers can interact, share knowledge and strategies, and engage in the forex and bullion markets with ease. This application, available in iOS and Android versions, is also equipped with several built-in interactive utilities, including traders’ ranking, market sentiment analysis, virtual points, group chats, messaging and alerts, as well as live broadcasts.

Cross-platform “Broker+” solution

The Cross-platform “Broker+” solution scales up brokers’ business by providing them with flexibility to operate as a liquidity provider. In combination with m-FINANCE’s trading platform, brokers can accept orders from other brokers who are using MT4 software developed by Metaquotes Ltd. directly via STP, in order to expand their trading volume. “Broker+” solution allows configuration of multiple modules with independent price quote setting for different brokers. More importantly, brokers utilizing the m-FINANCE trading platform can have full flexibility to hedge specific orders from other brokers by switching between A-Book and B-Book modes conveniently.

Other Financial Value-added services (FVAS)

Aligning with its one-stop trading solutions strategy, m-FINANCE is also providing several financial value-added services to its clients, such as interactive charts, professional trading analysis & strategies, economic calendar, instant financial news, real-time quotes, online payment gateway, mobile customer relationship management System (mCRM) and website development. All these services can be tailored to assist clients to establish, promote and strengthen their online trading business and services. For example, the mCRM service is already connected with multiple SMS gateways for delivery of short messages to world-wide users. It thus enables automatic delivery of important information (such as cut loss, deposit/withdraw, reset password) or promotional messages to traders’ mobile phones, significantly reducing the workload of back office staff and providing a good means of marketing. Riding on m-FINANCE’s I-A-D-T philosophy, real-time quotes and market analysis being the “I” and “A” components, the optional subscription services have been the seamlessly integrated parts of the trading platform, distributing traders with timely market knowledge.

Revenue Model

Our revenue model is subject to the type of services provision to clients, which include:

	Fee Type	Trading Platform	CRM	Liquidity Solutions	CopyMaster	Broker+	FVAS
1	Initial set up, installation and customization services (Note 1)	Y	Y	Y	Y	Y	Y
2	Subscriptions (Note 2)	Y	Y		Y	Y
3	Hosting, support and maintenance services (Note 2)	Y	Y	Y	Y	Y	O
4	White label services (Note 2)	O
5	Liquidity services income (Note 3)			Y
6	Quotes/news/package subscription services (Note 2)				O		Y

Remarks:

O = Optional fee

Notes:

1. We charged a one-time service fee for the services provided.
2. We charged a monthly fee for the services provided.
3. We charged a transaction fee based on the trading volume or lot size.

55

Prepayment of recurrent fees is required in most cases, either on quarter or annual basis. The packaged platform deployment cycle is around two weeks to one-month, subject to user acceptance testing duration to be performed by clients. All customization work will have fixed priced quotation issued for the client to confirm an order. Clients are required to settle all one-time fees within the specified timeframe per contractual term before production launch of services. We generally grant credit-terms of 30 days to the clients. Nevertheless, at times, clients may require additional time to pay us or fail to pay us at all, management will then decide on whether to continue on service provisioning based on the specific client situation. These exceptional cases may add up the overall collection exposure, increase the amounts of accounts receivable and consequently lead to additional allowance for bad and doubtful debt accounts.

Revenue

The following table sets forth the breakdown of our revenue for the six months ended June 30, 2022 and 2023:

	For the six months ended June 30,
	2022	2023	2023
	HK$	HK$	US$
Initial set up, installation and customization services	940,156	3,658,174	466,824
Subscriptions	7,176,952	5,038,199	642,931
Hosting, support and maintenance services	2,128,599	1,980,230	252,700
Liquidity services	3,676,288	1,234,655	157,556
White label services	962,963	960,484	122,569
Quotes/news/package subscription services	1,863,044	1,281,951	163,590
Total revenue	16,748,002	14,153,693	1,806,170

The following table sets forth the breakdown of our revenue for the financial years ended December 31, 2021 and 2022:

	For the years ended December 31,
	2021	2022	2022
	HK$	HK$	US$
Initial set up, installation and customization services	8,147,473	7,140,076	915,218
Subscriptions	12,124,676	11,414,976	1,463,177
Hosting, support and maintenance services	3,304,830	4,186,369	536,611
Liquidity services	3,220,992	6,699,586	858,756
White label services	1,860,221	1,889,188	242,157
Quotes/news/package subscription services	3,554,778	3,601,632	461,659
Total revenue	32,212,970	34,931,827	4,477,578

56

Clients

Clients of the Operating Subsidiaries are mainly financial institutions, including brokers, investment banks, institutional clients, liquidity providers and financial services providers. The Operating Subsidiaries recruit new clients via existing client referrals, personal networking, online advertisement, promotion, digital marketing, and exhibition. As of the date of this prospectus, the Operating Subsidiaries do not offer any incentive for client referrals. For the years ended December 31, 2021 and 2022 and the six months ended June 30, 2023, we had 64, 60 and 44 clients, respectively.

We did not have any key clients on which we depended during the fiscal years ended December 31, 2021 and 2022 and the six months ended June 30, 2023. Since the revenue generated by each client depends on the type and amount of services consumed, it is possible for any client or potential client to become a top five client for a fiscal year. The following two facts further indicate that there is no key client on which we were dependent during the fiscal years ended December 31, 2021 and 2022 and the six months ended June 30, 2023: (i) the total revenue generated by the top five clients represents less than 40% of the revenue of the Operating Subsidiaries for the fiscal years ended December 31, 2021 and 2022 and the six months ended June 30, 2023; and (ii) the top five clients were not exactly the same for the fiscal years ended December 31, 2021 and 2022 and the six months ended June 30, 2023.

Salient Terms of Service Agreements

Scope of services

The Operating Subsidiaries generally enter into written service agreements with clients that set out the scope of services to be provided, and will include the provision of one or more of our development and financial trading solutions services, subject to the request of the customers.

Term

During the years ended December 31, 2021 and 2022 and the six months ended June 30, 2023, the service agreements entered were generally for a period of 1 year.

Service fees and payment terms

The service agreements of the Operating Subsidiaries specify the terms of the service fees, including the payment schedule or a provision that payment is required to be made upon the presentation of the invoice.

Termination

The service agreements generally grant both counterparties the right to terminate the contracts by providing written notice to the other party within the specified timeframe.

Top Five Clients

Set out below is a breakdown of our revenue by our Operating Subsidiaries’ top five clients during the fiscal years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023:

For the Fiscal Year Ended December 31, 2021

Client	Service Provided by Operating Subsidiaries	Business relationship inception since	Amount of revenue HK$	Amount of revenue US$	Amount of revenue % to total revenue
Client 1 -(Note 1)	Initial set up, installation and customization services	2020	3,388,065	434,390	10.52%
Client 2– (Note 2)	Initial set up, installation and customization services, subscriptions and liquidity services	2020	2,553,349	327,369	7.93%
Client 3–(Note 3)	Initial set up, installation and customization services and hosting, support and maintenance services	2021	2,295,000	294,246	7.12%
Client 4–(Note 4)	White label services, subscriptions, hosting, support and maintenance services and quotes/news/package subscription services	2013	1,894,575	242,907	5.88%
Client 5 – (Note 5)	Initial set up, installation and customization services, subscriptions, white label services and quotes/news/package subscription services	2014	1,534,949	196,798	4.77%
Total			11,665,938	1,495,710	36.22%

57

For the Year Ended December 31, 2022

Client	Service Provided by Operating Subsidiaries	Business relationship inception since	Amount of revenue HK$	Amount of revenue US$	Amount of revenue % to total revenue
Client 2– (Note 2)	Initial set up, installation and customization services, subscriptions and liquidity services	2020	6,295,179	806,919	18.02%
Client 6– (Note 6)	Initial set up, installation and customization services, subscriptions and liquidity services	2022	2,128,200	272,794	6.09%
Client 3–(Note 3)	Initial set up, installation and customization services	2021	1,753,247	224,732	5.02%
Client 7 –(Note 7)	Subscriptions, hosting, support and maintenance services and quotes/news/package subscription services	2021	1,510,573	121,193	4.32%
Client 4–(Note 4)	White label services, subscriptions, hosting, support and maintenance services and quotes/news/package subscription services	2013	1,468,217	188,197	4.20%
Total			13,155,416	1,613,835	37.66%

For the Six Months Ended June 30, 2022

Client	Service Provided by Operating Subsidiaries	Business relationship inception since	Amount of revenue HK$	Amount of revenue US$	Amount of revenue % to total revenue
Client 2– (Note 2)	Initial set up, installation and customization services, subscriptions and liquidity services	2020	3,321,036	423,213	19.83%
Client 3–(Note 3)	Initial set up, installation and customization services	2021	951,027	121,193	5.68%
Client 4 –(Note 4)	White label services, subscriptions, hosting, support and maintenance services and quotes/news/package subscription services	2013	889,173	113,311	5.31%
Client 7 (Note 7)	Subscriptions, hosting, support and maintenance services and quotes/news/package subscription services	2021	715,707	91,205	4.27%
Client 6–(Note 6)	Subscriptions, hosting, support and maintenance services and quotes/news/package subscription services	2006	708,250	90,255	4.23%
Total			6,585,193	839,177	39.32%

58

For the Six Months Ended June 30, 2023

Client	Service Provided by Operating Subsidiaries	Business relationship inception since	Amount of revenue HK$	Amount of revenue US$	Amount of revenue % to total revenue
Client 2 - (Note 2)	Initial set up, installation and customization services and liquidity services	2020	1,121,872	143,163	7.93%
Client 8 - (Note 8)	Initial set up, installation and customization services, hosting, support and maintenance services and liquidity services	2023	973,973	124,290	6.88%
Client 3 - (Note 3)	Initial set up, installation and customization services, and hosting, support and maintenance services	2021	968,225	123,556	6.84%
Client 9 - (Note 9)	Initial set up, installation and customization services and quotes/news/package subscription services	2023	804,950	102,721	5.69%
Client 10 - (Note 10)	Initial set up, installation and customization services, subscriptions, hosting, support and maintenance services, quotes/news/package subscription services, and white label services	2011	702,936	89,703	4.97%
Total			4,571,956	583,433	32.31%

Notes:

(1)	A registered securities company in Hong Kong providing securities trading in Hong Kong.

(2)	A registered company in Hong Kong conducting in-house research on trading signal.

(3)	A registered company in Hong Kong providing a trading place, facilities, and related services to its members for gold, silver, and precious metal transactions.

(4)	A registered company in Hong Kong and a member of the Chinese Gold and Silver Exchange (CGSE), with an AA license, offering precious metal trading.

(5)	A registered company in Hong Kong offering precious metal trading.

(6)	A registered company in Hong Kong and its operating affiliate is a member of the Chinese Gold and Silver Exchange (CGSE) offering precious metal trading.

(7)	A registered company in Hong Kong offering precious metal trading.

(8)	A registered company in Hong Kong and a member of the Chinese Gold and Silver Exchange (CGSE) offering precious metal trading.

(9)	A registered company in Hong Kong and a member of the Chinese Gold and Silver Exchange (CGSE) offering precious metal trading.

(10)	A registered company in Hong Kong offering precious metal trading.

None of our directors, their close associates, or any shareholders who owned more than 5% of the issued shares of our Company, as of the date of this prospectus, had any interest in any of the five largest clients of Operating Subsidiaries during the two fiscal years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023. As of the date of this prospectus, we are not aware of any of the major clients having experienced material financial difficulties that may materially affect our or the Operating Subsidiaries’ business.

Service Providers

During the fiscal year of December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023, the suppliers were all IT service providers. Our top five suppliers during the fiscal years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023 did not grant credit terms to us and payments made to them were generally made by check and settled in HK$.

59

Set out below is a breakdown of our purchase by the top five service providers during the fiscal years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023:

For the Fiscal Year Ended December 31, 2021

Service providers	Service provided	Business relationship inception since	Amount of purchase HK$	Amount of purchase US$	Amount of purchase % to total cost of revenue
Provider 1- (Note 1)	Internet services	2012	1,175,077	150,659	7.23%
PrimeTime Global Technologies Ltd. -(Note 2)	Information technology implementation services	2020	875,358	112,231	5.38%
Provider 3 - (Note 3)	Information technology implementation services	2016	458,640	58,803	2.82%
Provider 4 – (Note 4)	Internet services	2016	284,347	36,457	1.75%
Provider 5- (Note 5)	Internet services	2017	253,000	32,438	1.56%

Total			3,046,422	390,588	18.74%

60

For the Year Ended December 31, 2022

Service providers	Service provided	Business relationship inception since	Amount of purchase HK$	Amount of purchase US$	Amount of purchase % to total cost of revenue
Provider 1–(Note 1)	Internet services	2012	864,074	110,757	5.23%
Provider 6 – (Note 6)	Consulting services	2017	659,646	84,554	3.99%
Provider 3- (Note 3)	Information technology implementation services	2016	458,640	58,789	2.78%
Provider 5- (Note 5)	Internet services	2017	276,000	35,378	1.67%
Provider 7 – (Note 7)	Internet services	2014	158,376	20,301	0.96%

Total			2,416,736	309,779	14.63%

For the Six Months Ended June 30, 2022

Service providers	Service provided	Business relationship inception since	Amount of purchase HK$	Amount of purchase US$	Amount of purchase % to total cost of revenue
Provider 1–(Note 1)	Internet services	2012	445,981	56,833	5.34%
Provider 4 – (Note 4)	Internet services	2016	357,104	45,507	4.27%
Provider 3- (Note 3)	Information technology implementation services	2016	229,320	29,223	2.74%

PrimeTime Global Technologies Ltd. - (Note 2)	Information technology implementation services	2020	165,530	21,094	1.98%
Provider 5- (Note 5)	Internet services	2017	138,000	17,586	1.65%

Total			1,335,934	170,243	15.98%

For the Six Months Ended June 30, 2023

Service providers	Service provided	Business relationship inception since	Amount of purchase HK$	Amount of purchase US$	Amount of purchase % to total cost of revenue
Provider 1- (Note 1)	Internet services	2012	384,431	49,058	5.57%
Provider 3 - (Note 3)	Information technology implementation services	2016	229,320	29,264	3.33%
Provider 5 - (Note 5)	Internet services	2017	138,000	17,610	2.00%
Provider 6 – (Note 6)	Consulting services	2017	112,187	14,316	1.63%
Provider 7 – (Note 7)	Internet services	2014	100,293	12,799	1.45%

Total			964,231	123,047	13.98%

61

Notes:

(1)	A registered company in Hong Kong providing internet services such as Multiprotocol Label Switching (MPLS), Software-defined Wide Area Network (SD-WAN), data center, cloud solutions and network products work.

(2)	A registered company in Hong Kong providing information technology implementation services to small-to-medium enterprise and consulting services to a department of Hong Kong government.

(3)	A registered company in Hong Kong providing information technology implementation services with hardware and software solutions in Hong Kong.

(4)	A registered company in Hong Kong providing networking and consulting services for the financial servicing market in the Greater China region.

(5)	A registered company in Hong Kong providing full-fledged telecom, data center services, ICT solutions and broadband services for local, overseas, corporate, SME and mass markets

(6)	A business partner which provides business consultancy on new business opportunities.

(7)	A Hong Kong’s premier telecommunications service provider and leading operator of fixed-line, broadband, mobile communication and media entertainment services.

Our directors, Tai Wai (Stephen) Lam and Chi Weng Tam, who are also the shareholders who owned more than 5% of the number of issued Ordinary Shares of our Company as of the date of this prospectus, own 100% equity interests in one of the service providers, PrimeTime Global Technologies Limited through Gaderway Investments Limited. Other than as disclosed above, none of our directors, their close associates, nor any shareholders who owned more than 5% of the issued shares of our Company, as of the date of this prospectus, had any interest in any of the five largest service providers during the two fiscal years ended on December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023. As of the date of this prospectus, neither we nor the Operating Subsidiaries had any significant disputes with any of other service providers during the fiscal years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023.

Risk Management

Our management is of the view that during the ordinary course of the business, the Operating Subsidiaries are primarily exposed to risks related to information technology security. On the managerial level, our executive directors are responsible for the control measures and supervision of operations in all aspects. The following sets out the risks and mitigating control measures taken by our Operating Subsidiaries.

Data Availability

The Operating Subsidiaries are using database clustering and redundancy to prevent the risk of any data loss.

Data Privacy

We and the Operating Subsidiaries value our and the clients’ data privacy. Sensitive data is only accessible to approved parties of the customers through the services provided by our Operating Subsidiaries. All access to production systems are logged, and every logging party only has limited access time to the systems.

62

Firewalls

The Operating Subsidiaries employ redundant firewalls for monitoring and filtering network traffic.

Encryption

The Operating Subsidiaries deployed a separate encryption key for each client on the trading platform deployed when the clients are sending and receiving transaction data.

Alert System

The Operating Subsidiaries also developed an alert system to notify support personnel upon various abnormal system events.

Inventory

As of the date of this prospectus, the Operating Subsidiaries do not keep any inventory.

Competition

We believe the financial technology industry in Hong Kong and Asia is competitive and fragmented. With the rise of electronic trading in recent years, the industry has attracted the presence of both Hong Kong-based and international companies. We believe the financial technology industry in Hong Kong and Asia is competitive and fragmented. With the rise of electronic trading in recent years, the industry has attracted the presence of both Hong Kong-based and international companies.

With the successful project delivery and sound reputation, some international financial trading solutions providers have applied their proven expertise in the industry, while the local financial trading solutions providers leverage the established relationship with customers. Strong local partnership allows efficient access to local networks and information, which our management believes is a key advantage to our Operating Subsidiaries.

Material Licenses, Certificates and Approvals

All of our active Operating Subsidiaries were formed and are operating in Hong Kong, and they have received all required permissions from Hong Kong authorities to operate their current business in Hong Kong, namely, their business registration certificates.

Real Property

As of the date of this prospectus, neither we nor the Operating Subsidiaries own any real property. Our operating subsidiary, m-FINANCE, has entered into three lease agreements with two independent third parties, the details of which are set out below.

Address	Gross Floor Area	Use of the Property	Lease Term
Unit 1801, Fortis Tower, 77-79 Gloucester Road, Wan Chai, Hong Kong	3750 (sq./ft)	Office	From January 31, 2022 to January 30, 2024
Carparking Space No. 33 on 2/Floor, Fortis Tower, NOS. 77, 78-79 Gloucester Road, Hong Kong	N/A	Parking Lot	From January 31, 2022 to January 30, 2023 From January 31, 2023 to January 30, 2024
Carparking Space No. 62 on 3/Floor, Fortis Tower, NOS. 77, 78-79 Gloucester Road, Hong Kong	N/A	Parking Lot	From January 31, 2022 to January 30, 2024

63

Intellectual Properties

Domain Name

We are the registrants of the following domain names: goldtradingsignal.com, mfintrader.com, tradingguard.net, tradingsky.net, omegatraders.com, fx24k.com, m-finance.net, m-finance.com, m-finance.hk, mfcloud.net, mmaster.com. algotraders.finance, tradingengine.net. As of the date of the prospectus, all of the domains remain active and the Company may renew such registrations for further periods, and expects to do so for the foregoing domain names at appropriate times.

Trademark

As of the date of this prospectus, the Operating Subsidiaries maintained 7 trademark registrations in Hong Kong and 9 trademark registrations in mainland China through m-FINANCE regarding its business name and brand names. Registered trademarks in Hong Kong and mainland China are valid for a period of 10 years beginning on the date of registration. The Company may renew successfully for further periods of 10 years at the end of the current period, and, as of the date of this prospectus, expects to do so for the foregoing trademarks at appropriate times. Our directors consider that the business and profitability of our Company and the Operating Subsidiaries are not dependent on any patent, license or new manufacturing process.

Seasonality

Our Operating Subsidiaries’ operations do not typically experience any seasonality.

Employees

As of the date of this prospectus, there are 31 employees in our Company, including the Operating Subsidiaries. As of December 31, 2021 and 2022, we had 29 and 28 employees, respectively. All of the employees are stationed in Hong Kong. The following table sets forth a breakdown of the number of our employees by job functions as of the date of this prospectus:

Job Functions	Number of Employees
Management	2
Business Analyst/Quality Assurance	6
Design	1
Finance	1
Finance and Administration	1
Office Administration	1
Project Management	2
Sales and Marketing	1
Software Development	10
Technical Support	6
Total	31

During the fiscal years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023, there was no strike or labor dispute with the staff and we believe the relationships with the employees and work environment are generally positive. We and the Operating Subsidiaries regularly assess the job performance of our staff and we believe that our remuneration policy helps us attract and retain our staff. We determine our employees’ remuneration based on a number of factors, including their duties, position, experience, qualifications and contributions to our Operating Subsidiaries. During the fiscal years ended on December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023, the staff costs of the employees, including salaries, contributions to Mandatory Provident Fund Scheme Ordinance (the “MPFSO”, a retirement scheme in Hong Kong where employers are required to contribute certain amount of employee’s monthly income to the fund) and other benefits were approximately HK$15,270,802, HK$16,332,699 (US$2,093,533), HK$7,230,356 and HK$7,208,983 (US$919,947), respectively.

64

Data Privacy

In the course of the business operation through our Operating Subsidiaries, they may collect personal data from our customers in connection with the business operations and this information may be subject to data privacy laws in the jurisdiction of Hong Kong. According to the relevant law in relation to data privacy, it is necessary for customers, or data owners, to be informed of the purpose for which the data is to be used on or before collecting the data, and such data shall not be used for a new purpose without the prescribed consent of the data owners. Our subsidiaries’ data privacy statement states that the personal data being collected can be used for purposes of data analysis and supporting our subsidiaries to develop and to improve the functions of our subsidiaries. We believe that we and our subsidiaries are in compliance with all relevant laws and regulations in all material respects with respect to data privacy.

Environmental Compliance

We believe that the nature of our subsidiaries’ business does not impose any serious threats to social responsibility and environmental protection matters. However, the Operating Subsidiaries may develop new platforms with blockchain technology in the future, which might produce negative environmental impacts since blockchain mining is energy-intensive, which could necessitate additional resources to comply with relevant laws.

Legal Proceedings

During the fiscal years ended on December 31, 2021 and 2022 and the six months ended June 30, 2023 and as of the date of this prospectus, neither we nor the Operating Subsidiaries have been involved in any litigation, claim, administrative action or arbitration which had a material adverse effect on the operations or financial condition of our Company or our Operating Subsidiaries. On December 20, 2021, m-FINANCE entered into a settlement agreement with one of its clients for HK$2.6 million to settle a contractual dispute, which dispute has been fully settled in cash as of December 31, 2021.

Insurance

The Operating Subsidiaries provide business protection insurance including covering Property All Risks, Business Interruption Money and Personal Assault, Public Liability, Employee’s Compensation in compliance with applicable Hong Kong laws. Such insurance policies generally extend for one year and are renewable annually. We believe that the current insurance coverage is sufficient for our Operating Subsidiaries’ business operations and is consistent with the industry conventions in Hong Kong. The Operating Subsidiaries were not subject to, nor did they receive, any insurance claims during the fiscal years ended on December 31, 2021 and 2022 and the six months ended June 30, 2023, and as of the date of this prospectus.

Research and Development

During the fiscal years ended December 31, 2021 and 2022 and the six months ended June 30, 2023, and as of the date of this prospectus, the Operating Subsidiaries mainly utilize internal resources for research and development and they also engaged PrimeTime Global Technologies Limited and three independent third parties for research and development.

REGULATIONS

Regulations Related to our Business Operation in Hong Kong

We are a BVI holding company with three Operating Subsidiaries as forex/bullion trading solutions providers in Hong Kong. Below sets out a summary of certain aspects of the Hong Kong laws and regulations which are relevant to our Operating Subsidiaries’ operations and business.

Regulations related to business registration

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business within one month after the commencement of business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be. Any person who fails to apply for business registration shall be guilty of an offence and shall be liable to a fine of HK$5,000 and to imprisonment for 1 year. As at the date of this prospectus, each of the Operating Subsidiaries has obtained and maintains a valid business registration certificate.

65

Regulations related to employment and labor protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance, or the EO, is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance, or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. The EO establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the ECO, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity or dies arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HK$100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Our directors confirm that we have maintained our employee’s compensation insurance policy and all of our local employees are insured under the employee’s compensation insurance policy, as of the date of this prospectus.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for the protection of health and safety of employees in workplaces, both industrial and non-industrial.

Employers must, as far as reasonably practicable, ensure the safety and health at work of all employees by:

●	providing and maintaining plant and systems of work that are safe and without risks to health;
●	making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances;
●	providing all necessary information, instruction, training, and supervision for ensuring safety and health; and
●	as regards any workplace under the employer’s control, maintaining the workplace in a condition that is safe and without risks to health and providing and maintaining means of access to and egress from the workplace that are safe and without risks to health

Failure to comply with any of the above provisions constitutes an offence and the employer is liable on conviction to a fine of HK$200,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a fine of HK$200,000 and to imprisonment of six months.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property lawfully on the land.

The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

66

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance, or the MPFSO, is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme within the first 60 days of employment. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme.

Any employer who contravenes the requirement of enrolling eligible employees in a registered MPF Scheme commits a criminal offence and is liable on conviction to a maximum fine of HK$50,000 and imprisonment for six months on the first conviction and maximum fine of HK$100,000 and imprisonment for one year on each subsequent conviction.

Any employer who contravenes the requirement of paying mandatory contributions to the MPF Scheme commits a criminal offence and is liable on conviction to a maximum fine of HK$50,000 and imprisonment for six months on the first conviction and maximum fine of HK$100,000 and imprisonment for one year on each subsequent conviction.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (currently at HK$40.0 per hour) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the Minimum Wage Ordinance is void.

Failure to pay minimum wage amounts to a breach of the wage provisions under Employment Ordinance. An employer who willfully and without reasonable excuse fails to pay wages to an employee when it becomes due is liable to prosecution and, upon conviction, to a fine of HK$350,000 and to imprisonment for three years.

Regulations related to Hong Kong taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Withholding tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no withholding tax is payable in Hong Kong in respect of dividends paid by the Operating Subsidiaries in Hong Kong.

Capital gains and profit tax

The Inland Revenue Ordinance provides, among other things, that profits tax shall be charged on every person carrying on a trade, profession or business in Hong Kong in respect of his or her assessable profits arising in or derived from Hong Kong at the standard rate at 16.5%, except for the qualifying group entity under the two-tiered profits tax regime. The two-tiered profits tax regime is applicable to years of assessment commencing on or after April 1, 2018, for which the first HK$2,000,000 assessable profits are taxed at the rate of 8.25% and the remaining assessable profits are taxed at 16.5%. The Inland Revenue Ordinance also contains detailed provisions relating to, among other things, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciations of capital assets.

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance, the Hong Kong stamp duty currently charged at the ad valorem rate of 0.13% on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.26% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

67

Estate duty

Hong Kong estate duty was abolished effective from February 11, 2006. No Hong Kong estate duty is payable by shareholders in relation to the shares owned by them upon death.

Regulations related to anti-competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance that commenced full operation on December 14, 2015 (i) prohibits conduct that prevents, restricts or distorts competition in Hong Kong; (ii) prohibits mergers that substantially lessen competition in Hong Kong; and (iii) provides for incidental and connected matter.

The “First Conduct Rule” prohibits anti-competitive agreements, practices and decisions. It provides that an undertaking must not (i) make or give effect to an agreement; (ii) engage in a concerted practice; or (iii) as a member of an association of undertakings, make or give effect to a decision of the association, if the object or effect of the agreement, concerted practice or decision is to prevent, restrict or distort competition in Hong Kong. Serious anti-competitive conduct includes (i) fixing, maintaining, increasing or controlling the price for the supply of goods or services; (ii) allocating sales, territories, customers or markets for the production or supply of goods or services; (iii) fixing, maintaining, controlling, preventing, limiting or eliminating the production or supply of goods or services; and (iv) bid-rigging.

The “Second Conduct Rule” prohibits the abuse of market power. It provides that an undertaking that has a substantial degree of market power in a market must not abuse such power by engaging in conduct that has as its object or effect the prevention, restriction or distortion of competition in Hong Kong. This conduct may in particular, constitute an abuse of such market power if it involves predatory behavior towards competitors or limiting production, markets or technical development to the prejudice of consumers. Matters that may be taken into consideration when determining whether an undertaking has a substantial degree of market power in a market include (i) the market share of the undertaking; (ii) the undertaking’s power to make pricing and other decisions; and (iii) any barriers to entry to competitors into the relevant market.

The First Conduct Rule and the Second Conduct Rule apply to all sectors of the Hong Kong economy. Therefore, our business is subject to Competition Ordinance generally.

In the event of contravention of a competition rule, the Competition Tribunal may (i) on application by the Competition Commission, impose pecuniary penalty of any amount it considers appropriate subject to a maximum of 10% of the turnover of the undertaking concerned for each year in which the contravention occurred for each single contravention (if the contravention occurred in more than three years, 10% of the turnover of the undertaking for the three years that saw the highest, second highest and third highest turnover); (ii) on application by the Competition Commission, make an order disqualifying a person from being a director of a company or from otherwise being concerned in the affairs of a company; (iii) make orders it considers appropriate, including but not limited to prohibiting an entity from making or giving effect to an agreement, requiring modification or termination of an agreement, requiring payment of damages to a person who has suffered loss or damage as a result of the contravention.

Laws in Relation to Intellectual Property Rights

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong)

The Copyright Ordinance currently in force in Hong Kong came into effect on June 27, 1997. The Copyright Ordinance as reviewed and revised from time to time provides comprehensive protection for recognised categories of work such as literary, dramatic, musical and artistic works, as well as for sound recordings, films, television broadcasts and cable programmes. Certain copyrights may subsist in the works we create in relation to our artistic works or literary works that qualify for copyright protection without registration.

The Copyright Ordinance restricts certain acts such as copying and/or issuing or making available copies to the public of a copyright work without the authorisation from the copyright owner which, if done, constitutes infringement of copyright.

Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong)

The Trade Marks Ordinance currently in force in Hong Kong came into effect on April 4, 2003. The Trade Marks Ordinance is a statute enacted to make provision in respect of the registration of trademarks and for connected matters. The Trade Marks Ordinance provides (amongst other things) that a person infringes a registered trade mark if the person uses in the course of trade or business a sign which is:

(a)	identical to the trade mark in relation to goods or services which are identical to those for which it is registered;

(b)	identical to the trade mark in relation to goods or services which are similar to those for which it is registered; and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public;

68

(c)	similar to the trade mark in relation to goods or services which are identical or similar to those for which it is registered; and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public; or

(d)	identical or similar in relation to goods or services which are not identical or similar to those for which the trade mark is registered; the trade mark is entitled to protection under the Paris Convention as a well-known trade mark; and the use of the sign, being without due cause, takes unfair advantage of, or is detrimental to, the distinctive character or repute of the trade mark.

Under the Trade Marks Ordinance, the owner of a trade mark is entitled to bring infringement proceedings against a person infringing his or her trade mark for damages, injunctions, accounts and any other relief available in law. As of the date of this prospectus, our subsidiaries registered seven trade marks in Hong Kong relating to our business, and there have been no infringement claims commenced by or against the Operating Subsidiaries with respect to any trade mark.

Regulations related to anti-money laundering and counter-terrorist financing

Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong)

The Anti-Money Laundering and Counter-Terrorist Financing Ordinance, or the AMLO, imposes requirements relating to client due diligence and record-keeping and provides the regulatory authorities with the powers to supervise compliance with the requirements under the AMLO. In addition, the regulatory authorities are empowered to (i) ensure that proper safeguards exist to prevent contravention of specified provisions in the AMLO; and (ii) mitigate money laundering and terrorist financing risks.

Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong)

The Drug Trafficking (Recovery of Proceeds) Ordinance, or the DTROP, contains provisions for the investigation of assets suspected to be derived from drug trafficking activities, the freezing of assets on arrest and the confiscation of the proceeds from drug trafficking activities. It is an offence under the DTROP if a person deals with any property knowing, or having reasonable grounds to believe, it to be the proceeds from drug trafficking. The DTROP requires a person to report to an authorized officer if he/she knows or suspects that any property (directly or indirectly) is the proceeds from drug trafficking or is intended to be used or was used in connection with drug trafficking, and failure to make such disclosure constitutes an offence under the DTROP.

Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong)

The Organized and Serious Crimes Ordinance, or the OSCO, empowers officers of the Hong Kong Police Force and the Hong Kong Customs and Excise Department to investigate organized crime and triad activities, and it gives the Hong Kong courts jurisdiction to confiscate the proceeds from organized and serious crimes, to issue restraint orders and charging orders in relation to the property of defendants of specified offences. The OSCO extends the money laundering offence to cover the proceeds of all indictable offences in addition to drug trafficking.

United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong)

The United Nations (Anti-Terrorism Measures) Ordinance, or the UNATMO, provides that it is a criminal offence to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offence under the UNATMO.

Regulations related to data privacy

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance, or the PDPO, imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;

●	Principle 2 — accuracy and duration of retention of personal data;

●	Principle 3 — use of personal data;

●	Principle 4 — security of personal data;

69

●	Principle 5 — information to be generally available; and

●	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/ or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

Regulations Related to the British Virgin Islands

Regulations related to the British Virgin Islands Data Protection Act, 2021

The Data Protection act, 2021 (the “BVI DPA”) came into force in the British Virgin Islands on July 9, 2021. The BVI DPA establishes a framework of rights and duties designed to safeguard individuals’ personal data, balanced against the need of public authorities, businesses and organizations to collect and use personal data for lawful purposes. The BVI DPA is centered around seven data protection principles which require that:

●	personal data must not be processed unless specific conditions are met;

●	a data controller must inform a data subject of specific matters, for instance the purposes for which it is being collected and further processed;

●	personal data must not be disclosed for any purpose other than the purpose for which it was to be disclosed at the time of collection or a purpose directly related thereto or to any party other than a third party of a class previously notified to the data subject;

●	a data controller shall, when processing personal data, take practical steps to protect personal data from loss, misuse, modification, unauthorized or accidental access or disclosure, alteration or destruction;

●	personal data must not be kept for longer than is necessary for the purpose;

●	personal data must be accurate, complete, not misleading and kept up to date; and

●	a data subject must be given access to his or her own personal data and be able to correct that data where it is inaccurate, incomplete, misleading or not up to date, except where a request for such access or correction is refused under the BVI DPA.

The Information Commissioner is the regulator responsible for the proper functioning and enforcement of the BVI DPA. Offences under the BVI DPA include

●	processing sensitive personal data in contravention of the BVI DPA;

●	willfully obstructing the Information Commissioner or an authorized officer in the conduct of his or her duties and functions;

●	willfully disclosing personal information in contravention of the BVI DPA; and

●	collecting, storing or disposing of personal information in a manner that contravenes the BVI DPA.

Offences committed under the BVI DPA may result in fines (up to US$500,000 in certain cases) or imprisonment. Further, a data subject who suffers damage or distress as a result of their data being processed in contravention of the BVI DPA may institute civil proceedings in the British Virgin Islands courts.

70

MANAGEMENT

Set forth below is information concerning our directors, director nominees, executive officers and other key employees.

The following individuals are members of our board of directors and management of the Company.

Directors and Executive Officers	Age	Position/Title
Tai Wai (Stephen) Lam	56	Chairman and Executive Director
Chi Weng Tam	51	Executive Director and Chief Executive Officer
Sui Yee Yeung	42	Chief Financial Officer
Sum (Philip) Cheng	58	Independent Director Nominee
Lai Sum (Christina) Liu	69	Independent Director Nominee
Cheuk Ho Chan	57	Independent Director Nominee

The following is a brief biography of each of our current directors, executive officers and director nominees:

Mr. Tai Wai (Stephen) Lam is the co-founder, chairman, and executive director of our Company. He joined m-FINANCE Limited in 2003 as Chief Technology Officer and is currently serving as the Managing Director of m-FINANCE. He has over 30 years of experience in Information Technology and business management, covering fields of software development, business consulting, financial technology, and e-commerce. Prior to joining m-FINANCE, Mr. Lam was the Senior Information Technology Manager of the Hong Kong SAR Government and had led several e-Government projects. Mr. Lam used to hold senior positions in commercial firms, including Senior Consultant of World-wide Professional Services in Canada of Netscape Communications Corporation, Senior Consultant Manager of SINA.com, Technical Director of 36.com Holdings Limited (previously a listed company on the Hong Kong Stock Exchange). Mr. Lam obtained a Master of Business Administration from the University of Western Sydney, Australia in 2003 and a Bachelor of Science degree in Computational Science and Management Studies from the University of Leeds, United Kingdom in 1989.

Mr. Chi Weng Tam is the co-founder, executive director, and Chief Executive Officer of our Company. He is an accomplished executive with over 25 years of experience in the IT and Finance industries. In his role, Mr. Tam is responsible for overseeing the day-to-day management of our Operating Subsidiaries, including business operations, business development, sales and marketing, strategic planning, policy settings, as well as supervising human resources and administrative functions. He joined our operating subsidiary, m-FINANCE Limited, in November 2011 as Chief Operating Officer and later assumed the role of Chief Executive Officer in August 2015. In December 2015, he was appointed as an executive director of the Operating Subsidiaries. Prior to joining our Operating Subsidiaries, Mr. Tam held senior management positions in various other companies. At VanceInfo Technologies Limited, an IT service provider listed on the New York Stock Exchange, he served as a Director of Major Accounts, delivering world-class IT consulting, enterprise solutions, and outsourcing services to numerous leading Fortune 500 companies. He also held the position of Team Leader of Business Development at Arkadin, a French company specializing in customized collaboration solutions for multinational companies across Europe, the United States, and the Asia Pacific region. Additionally, Mr. Tam served as the General Manager at GlobalTec Hong Kong Limited, where he marketed trending analysis software to individuals and financial institutions. Prior to that, he worked as a Director of Web Business at Finet Holdings Limited, a service provider listed on the Hong Kong Stock Exchange, focusing on providing financial information services and technology solutions to corporate clients and individual investors. At UNiSOFT, an IT training service provider in Hong Kong, Mr. Tam held the positions of Executive Director and Marketing Director, delivering IT certification training services to both corporate clients and individuals. Mr. Tam obtained a degree of Bachelor of Business Administration (Honours) from Lingnan University, Hong Kong.

Ms. Sui Yee Yeung is the Chief Financial Officer of our Company. Ms. Yeung joined the Operating Subsidiaries as the Senior Accountant in July 2017 and has served as the Finance Manager of the Operating Subsidiaries since July 2018 and the Chief Financial Officer of m-FINANCE since June 2022. Ms. Yeung has had over 18 years of professional experience across finance and accounting, compliance, internal controls, taxation and public accounting. Prior to joining our Operating Subsidiaries, Ms. Yeung was a financial leader with a blend of experience at local and multinational corporations. Ms. Yeung obtained a Bachelor of Accounting degree from the University of Hong Kong and she is a member of the CPA Australia.

Mr. Sum (Philip) Cheng is our independent director nominee. Mr. Cheng is a senior partner of Cheng, Yeung & Co. Certified Public Accountants (Practising). Before joining Cheng, Yeung & Co. Certified Public Accountants (Practising) in March 2006, Mr. Cheng was a managing director of Lam, Kwok, Kwan & Cheng CPA Limited. Mr. Cheng is a Member of The Hong Kong Institute of Certified Public Accountants, The Institute of Chartered Accountants in England and Wales, The Chartered Global Management Accountants, The Chartered Institute of Management Accountants, The Association of Chartered Certified Accountants and The Association of International Accountants. Mr. Cheng has over 35 years’ experience in assurance and financial advisory services. He has extensive experience in the auditing of private companies in different business sectors, including information technology, manufacturing, real estate, transportation, health care, food and beverage, and retail. Mr. Cheng specializes in Business Assurance, Financial Management, Financial Reporting, and Business Management Consultancy. He has been a Chartered Tax Adviser since 1998. He has extensive knowledge in Hong Kong Tax and has practical experience in handling many of Field Audits, Tax Investigations, and Tax Appeal Cases over 30 years. Mr. Cheng qualified in year 1996, and obtained his Master’s Degree in Professional Accounting from The Hong Kong Polytechnic University in 2000.

71

Ms. Lai Sum (Christina) Liu is our independent director nominee. Ms. Liu has been working in the financial industry in Hong Kong for over 40 years, covering securities, futures, gold, foreign exchange, funds and financing etc. Ms. Liu has been the Responsible Officer for Type 1 (Dealing in securities), Type 2 (Dealing in futures contracts), Type 4 (Advising on securities), Type 5 (Advising on futures contracts) and Type 9 (Asset management) regulated activities and she has enriched working experience in several well-known financial institutions including Wocom Securities Limited (a subsidiary of Wing On Company International Ltd), SBI China Capital Securities Limited, RHB Securities Hong Kong Limited (“RHB”), Yuanta Asia Investment (Hong Kong) Limited (formerly known as Polaris Securities (Hong Kong) Ltd), South China Securities Limited and Huajin Securities (International) Limited. During Ms. Liu’s tenure with RHB, RHB ranked No. 1 in Hong Kong Hang Seng Index in terms of the trading volume for the futures. Ms. Liu has also successfully introduced a private enterprise company to be listed in Hong Kong when she served as the Business Development Director in South China Securities Limited. She then served as Vice President in a licensed financial company established by Huafa Group, which is directly controlled under the Zhuhai People’s Government, China. Ms. Liu obtained the Hong Kong General Certificate of Education in 1975.

Mr. Chan is our independent director nominee. He obtained a bachelor’s degree in business administration from the Chinese University of Hong Kong in 1989 and a master’s degree in business administration from the University of Manchester in 2003. Mr. Chan has been a fellow member of the Hong Kong Institute of Certified Public Accountants since 2003. In the past twenty years, Mr. Chan has been the finance director, financial controller, and company secretary of several companies listed on the Main Board of The Stock Exchange of Hong Kong Limited (the “HK Stock Exchange”). He is currently an independent non-executive director of Eagle Nice (International) Holdings Limited, the issued shares of which are listed on the Main Board of the HK Stock Exchange (stock code: 2368) since November 2002, an independent non-executive director of EPS Creative Health Technology Group Limited, the issued shares of which are listed on the Main Board of the HK Stock Exchange (stock code: 3860) since July 2021, an independent non-executive director of Winshine Science Company Limited the issued shares of which are listed on the Main Board of the HK Stock Exchange (stock code: 209) since June 2023 and an independent non-executive director of Gudou Holdings Limited the issued shares of which are listed on the Gem Board of the HK Stock Exchange (stock code: 8308) since Dec 2023, respectively. He was the chief financial officer and financial controller in different corporations for over twenty years, most of which corporations are listed with the HK Stock Exchange, such as Pine Technology Holdings Limited (stock code:1079), North Asia Resources Holdings Limited (stock code: 61), China Best Group Holding Limited (stock code: 370), China Golden Development Holdings Limited (stock code: 162) and Surge Recreation Holdings Limited (stock code: 703). He was previously an executive director of Pine Technology from June 2017 to May 2022 and Wai Chun Bio-technology Limited (“Wai Chun Bio-technology”), the issued shares of which are listed on the Main Board of the HK Stock Exchange (stock code: 660) from July 2022 to March 2023, respectively. He was previously also an independent non-executive director of Wai Chun Bio-technology Limited from November 2020 to July 2022 and an independent non-executive director of Wai Chun Group Holdings Limited, the issued shares of which are listed on the Main Board of the HK Stock Exchange (stock code:1013) from March 2022 to July 2022, respectively.

Family Relationships

Except for the foregoing, none of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Controlled Company

Upon completion of this Offering, our biggest shareholder, Gaderway Investments Limited, may beneficially own approximately 68.82% of the aggregate voting power of our outstanding Ordinary Shares, assuming no exercise of the underwriter’s over-allotment option, or approximately 67.62%, assuming full exercise of the underwriter’s over-allotment option. As a result, we may be deemed to be a “controlled company” within the meaning of the NASDAQ listing standards. Gaderway Investments Limited, has the ability to control the outcome of matters submitted to the shareholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. If we are deemed to be a “controlled company”, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the NASDAQ listing standards even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NASDAQ Capital Market.

Board of Directors

Our board of directors will consist of five directors upon closing of this Offering.

72

Duties of Directors

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account, without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes our Memorandum and Articles or the BVI Act. See “Description of Shares — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	authorizing the payment of donations to religious, charitable, public or other bodies, clubs, funds or associations as deemed advisable;

●	exercising the borrowing powers of the Company and mortgaging the property of the Company;

●	executing checks, promissory notes and other negotiable instruments on behalf of the Company; and

●	managing, directing or supervising the business and affairs of the Company.

Terms of Directors and Executive Officers

All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors.

Insider Participation Concerning Executive Compensation

Our board of directors, which currently consists of Mr. Tai Wai (Stephen) Lam and Mr. Chi Weng Tam, make all determinations regarding executive officer compensation from the time the Company first enters into employment agreements with executive officers up until the establishment of the compensation committee (considered further below).

Committees of the Board of Directors

We will establish three committees under the board of directors immediately upon effectiveness: of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Even though we are exempted from corporate governance standards because we are a foreign private issuer, we have voluntarily adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Sum (Philip) Cheng, Lai Sum (Christina) Liu and Cheuk Ho Chan. [●] will be the chairman of our audit committee. We have determined that [●], [●] and [●], [●] will satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that [•] qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the NASDAQ Listing Rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

73

Compensation Committee. Our compensation committee will consist of Sum (Philip) Cheng, Lai Sum (Christina) Liu and Cheuk Ho Chan, upon the effectiveness of their appointments. [•] will be the chairman of our compensation committee. We have determined that Sum (Philip) Cheng, Lai Sum (Christina) Liu and Cheuk Ho Chan will satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving to the board with respect to the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee will consist of Sum (Philip) Cheng, Lai Sum (Christina) Liu and Cheuk Ho Chan, upon the effectiveness of their appointments. [●] will be the chairperson of our nominating and corporate governance committee. Sum (Philip) Cheng, Lai Sum (Christina) Liu and Cheuk Ho Chan satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Corporate Governance

The business and affairs of the Company are managed under the direction of our board of directors. We have conducted board meetings regularly since inception. Each of our directors has attended all meetings either in person, or via telephone conference, or the directors have passed resolutions through written consent. In addition to the contact information in this prospectus, the board has adopted procedures for communication with the officers and directors as the date hereof. Each shareholder will be given specific information on how he/she can direct communications to the officers and directors of the Company at our annual shareholders’ meetings. All communications from shareholders are relayed to the members of our board of directors.

EXECUTIVE COMPENSATION

Agreements with Named Executive Officers

We intend to enter into employment agreements with our executive directors. Each of our executive officers is employed for a specified time period, which will be renewed upon both parties’ agreement thirty days before the end of the current employment term. Each employment agreement will provide that we may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice. Pursuant to the terms of the employment agreements, each executive officer has agreed to hold, both during and after the date employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information. In addition, each executive officer will agree to be bound by non-competition and non-solicitation restrictions during the term of his employment and for one year following termination of the employment.

74

Compensation of Directors

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2021 and 2022 and the six months ended June 30, 2022 and 2023 earned by or paid to our chief executive officer and our chief financial officer and each director of the Company (the “named executive officers”).

Name and Principal Position	Years ended December 31,	Salary (HK$)	Bonus (HK$)	Stock Awards (HK$)	Option Awards (HK$)	Non-Equity Incentive Plan Compensation (HK$)	Deferred Compensation Earnings (HK$)	Pension (HK$)	Total (HK$)
Tai Wai (Stephen) Lam	2021	360,000	—	—	—	—	—	18,000	378,000
Executive Director	2022	360,000	562,050	—	—	—	—	17,975	940,025
	2023	360,000	—	—	—	—	—	18,000	378,000

Chi Weng Tam	2021	360,000	—	—	—	—	—	18,000	378,000
Chief Executive Officer and Executive Director	2022	360,000	429,750	—	—	—	—	17,975	807,725
	2023	360,000	—	—	—	—	—	18,000	378,000

Sui Yee Yeung	2021	—	—	—	—	—	—	—	—
Chief Financial Officer	2022	—	—	—	—	—	—	—	—
	2023 (Note)	192,039	37,246	—	—	—	—	3,967	233,252

Sum (Philip) Cheng	2021	—	—	—	—	—	—	—	—
Independent Director Nominee	2022	—	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—	—

Lai Sum (Christina) Liu	2021	—	—	—	—	—	—	—	—
Independent Director Nominee	2022	—	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—	—

Cheuk Ho Chan	2021	—	—	—	—	—	—	—	—
Independent Director Nominee	2022	—	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—	—

Name and Principal Position	Six months ended June 30,	Salary (HK$)	Bonus (HK$)	Stock Awards (HK$)	Option Awards (HK$)	Non-Equity Incentive Plan Compensation (HK$)	Deferred Compensation Earnings (HK$)	Pension (HK$)	Total (HK$)
Tai Wai (Stephen) Lam	2022	180,000	—	—	—	—	—	8,975	188,975
Executive Director	2023	180,000	—	—	—	—	—	9,000	189,000

Chi Weng Tam	2022	180,000	—	—	—	—	—	8,975	188,975
Chief Executive Officer and Executive Director	2023	180,000	—	—	—	—	—	9,000	189,000

Sui Yee Yeung	2022	—	—	—	—	—	—	—	—
Chief Financial Officer	2023	—	—	—	—	—	—	—	—

Sum (Philip) Cheng	2022	—	—	—	—	—	—	—	—
Independent Director Nominee	2023	—	—	—	—	—	—	—	—

Lai Sum (Christina) Liu	2022	—	—	—	—	—	—	—	—
Independent Director Nominee	2023	—	—	—	—	—	—	—	—

Cheuk Ho Chan	2022	—	—	—	—	—	—	—	—
Independent Director Nominee	2023	—	—	—	—	—	—	—	—

Note: Ms. Sui Yee Yeung was appointed as the Chief Financial Officer of our Company since October 2023.

75

2022 Equity Incentive Plan

We intend to adopt a 2022 Stock Option Plan (the “Plan”). The Plan is a stock-based compensation plan that provides for discretionary grants of stock options to key employees, directors and consultants of the Company. The purpose of the Plan is to recognize contributions made to our Company and its Operating Subsidiaries by such individuals and to provide them with additional incentive to achieve the objectives of our Company. No grants have been made under the plan as of the date hereof. The following is a summary of the Plan and is qualified by the full text of the Plan.

Administration. The Plan will be administered by our board of directors, or, once constituted, the Compensation Committee of the board of directors (we refer to body administering the Plan as the “Committee”).

Number of Ordinary Shares. The number of Ordinary Shares that may be issued under the Plan is the maximum aggregate number of Ordinary Shares reserved and available pursuant to this Plan shall be the aggregate of [*]. If there is a forfeiture or termination without the delivery of Ordinary Shares or of other consideration of any option made under the Plan, the Ordinary Shares underlying such option, or the number of Ordinary Shares otherwise counted against the aggregate number of Ordinary Shares available under the Plan with respect to the option, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting options under the Plan. The number of Ordinary Shares issuable under the Plan is subject to adjustment, in the event in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the company or any similar corporate transaction. Except as the board of directors or the Committee determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Option. In the event of a spin-off transaction, the board of director or the Committee may in its discretion make such adjustments and take such other action as it deems appropriate with respect to outstanding Options under the Plan.

Eligibility. All persons as the board of directors or the Committee may select from among the employees, directors, and consultants of the Company. To the extent a grantee is a consultant, such recipient must be a natural person who has provided bona fide services to our Company, not in connection with the offer or sale of securities in capital-raising transactions or in connection with promotion or maintenance of a market for our securities.

Stock Options. The board of directors or Committee shall determine the provisions, terms, and conditions of each option including, but not limited to, the option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, shares, cashless settlement, or other consideration) upon settlement of the option, payment contingencies and the exercise price; each option will last for the term stated in the option agreement, provided, however that in the case of an option that is to qualify as an Incentive Share Option as such term is defined in Section 422 of the Code, the term shall not exceed ten (10) years. It is intended that stock options qualify as “performance-based compensation” under Section 162(m) of the Code and thus be fully deductible by us for federal income tax purposes, to the extent permitted by law.

Payment for Stock Options and Withholding Taxes. The board of directors or Committee may make one or more of the following methods available for payment of an option, including the exercise price of a stock option, and for payment of the minimum required tax obligation associated with an award: (i) cash; (ii) check; (iii) with respect to options, payment through a broker-dealer sale and remittance procedure pursuant to which the optionee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Ordinary Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Ordinary Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Ordinary Shares directly to such brokerage firm in order to complete the sale transaction; (iv) cashless election; or (v) any combination of the foregoing methods of payment.

No Ordinary Shares shall be delivered under the Plan to any optionee or other person until such optionee or other person has made arrangements acceptable to the board of directors or Committee for the satisfaction of any national, provincial or local income and employment tax withholding obligations. Upon exercise of an option the Company shall have the right, but not the obligation (except as required by applicable law), to withhold or collect from optionee an amount sufficient to satisfy such tax obligations. The optionee will be solely responsible for his/her own tax obligations.

Amendment of Award Agreements; Amendment and Termination of the Plan; Term of the Plan. The board of directors may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable laws, or if such amendment would adversely affect the right of any participant under any agreement in any material way without the written consent of the participant. No option may be granted during any suspension of the Plan or after termination of the Plan. No suspension or termination of the Plan shall adversely affect any rights under options already granted to an optionee. The Plan shall become effective on the date of the Company’s contemplated initial public offering is effective. It shall continue in effect for a term of ten (10) years unless sooner terminated or unless renewed for another period not to exceed ten (10) years pursuant to shareholder approval.

Notwithstanding the foregoing, neither the Plan nor any outstanding option agreement can be amended in a way that results in the repricing of a stock option. Repricing is broadly defined to include reducing the exercise price of a stock option or cancelling a stock option in exchange for cash, other stock options with a lower exercise price or other stock awards. (This prohibition on repricing without shareholder approval does not apply in case of an equitable adjustment to the awards to reflect changes in the capital structure of the company or similar events.)

No option may be granted under the Plan on or after the 10th anniversary of the effective date of the Plan.

As of the date of this prospectus, we have not adopted the Plan or any equity incentive plans and have not issued any stock-based compensation.

76

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this Offering for:

●	each of our directors, director nominees, and executive officers; and; and

●	each person known to us to own beneficially more than 5.0% of our Ordinary Shares

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this Offering is based on 11,585,000 Ordinary Shares outstanding as of the date of this prospectus (reflecting a 1:231.7 share split of our Ordinary Shares, effective August 11, 2023). Percentage of beneficial ownership of each listed person after this Offering includes Ordinary Shares outstanding immediately after the completion of this Offering.

The number and percentage of Ordinary Shares beneficially owned after the Offering are based on 13,145,000 Ordinary Shares outstanding following our sale of 1,560,000 Ordinary Shares in the Offering. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. As of the date of the prospectus, we have six shareholders of record, none of which are located in the United States.

	Principal Shareholders
	Ordinary Shares Beneficially Owned Prior to this Offering			Ordinary Shares Beneficially Owned After this Offering (Over- allotment option not exercised)		Percentage of Votes Held After this Offering
	Number		Percent	Number	Percent	Percent
Directors and Executive Officers:
Tai Wai (Stephen) Lam	5,703,527		49.20%	5,567,457	42.35%	42.35%
Chi Weng Tam	3,564,473		30.80%	3,479,435	26.47%	26.47%
Sui Yee Yeung	—		—	—	—	—
Sum (Philip) Cheng	—		—	—	—	—
Lai Sum (Christina) Liu	—		—	—	—	—
Cheuk Ho Chan	—		—	—	—	—

All directors and executive officers as a group	9,268,000		80.00%	9,046,892	68.82%	68.82%

5% Principal Shareholders:
Gaderway Investments Limited	9,268,000	(1)	80.00%	9,046,892	68.82%	68.82%

(1)	These shares are held by Gaderway Investments Limited, a British Virgin Islands company of which are held by approximately 61.54% by Mr. Tai Wai (Stephen) Lam and approximately 38.46% by Mr. Chi Weng Tam, each of whom is a director of Gaderway Investments Limited, hold the voting powers (and dispositive powers) over the Ordinary Shares held by Gaderway Investments Limited. The registered address of Gaderway Investments Limited is: Vistra Corporate Services Centre, Wickham Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

77

UNDERWRITTEN SELLING SHAREHOLDER

We are registering for resale of our Ordinary Shares identified below to permit the Underwritten Selling Shareholder to resell the shares in this Offering. As of the date of this prospectus, there are 11,585,000 Ordinary Shares issued and outstanding.

The following table sets forth:

●	the name of the Underwritten Selling Shareholder;

●	the number of our Ordinary Shares that the Underwritten Selling Shareholder beneficially owned prior to the offering for resale of the shares under this prospectus;

●	the maximum number of our Ordinary Shares that may be offered for resale for the account of the Underwritten Selling Shareholder under this prospectus; and

●	the number and percentage of our Ordinary Shares beneficially owned by the Underwritten Selling Shareholder after the offering of the shares (assuming the closing of this Offering), is based on 13,145,000 Ordinary Shares outstanding after this Offering

The Underwritten Selling Shareholder is not a broker dealer or an affiliate of a broker dealer.

Name of the Underwritten Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering(1)	Percentage Ownership Prior to Offering(2)	Maximum Number of Underwritten Resale Shares to be Sold(3)	Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering
Gaderway Investments Limited(4)	9,268,000	80.00%	221,108	9,046,892	68.82%

(1)	For the purpose of this table only, the offering refers to the resale of the Ordinary Shares by the Underwritten Selling Shareholder listed above, assuming the closing of our initial public Offering.
(2)	Based on 11,585,000 Ordinary Shares outstanding as of the date of this prospectus.
(3)	This number represents all of the Underwritten Resale Shares that the Underwritten Selling Shareholder shall resell, as applicable, all of which we agreed to register.
(4)	Gaderway Investments Limited, holds voting and/or dispositive power over 8,606,000 Ordinary Shares. The principal business address of Gaderway Investments Limited is: Vistra Corporate Services Centre, Wickham Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

History of Shares

The Company was established under the laws of the British Virgin Islands on June 15, 2022. The authorized number of Ordinary Shares was unlimited with no par value per share. On June 15, 2022, the Company issued 50,000 Ordinary Shares to Gaderway Investments Limited, for a consideration of US$0.01 per share.

On August 11, 2023, our previous sole shareholder, Gaderway Investments Limited, approved a share split of our outstanding Ordinary Shares at a ratio of 1:231.7, which became effective immediately, resulting in 11,585,000 Ordinary Shares issued and outstanding after the share split. All references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the split of our Ordinary Shares as if it had occurred at the beginning of the earlier period presented.

After the share split of our Ordinary Shares effective on August 11, 2023, in November 2023, Gaderway Investments Limited entered into instruments of transfer with five investors (collectively, the “Investors”), whereby Gaderway Investments Limited sold an aggregate of 2,317,000 Ordinary Shares to the Investors for the aggregate consideration of $5,792,500.

The following table sets forth the breakdown of the foregoing transactions among Gaderway Investments Limited and the Investors:

Name of the Investors	Number of Ordinary Shares Sold/Purchased	Consideration
Cheung Hoi Hung	440,000	$1,100,000
Zhang Mi	222,000	$555,000
Poon Chung Lung	546,000	$1,365,000
Chan Chu Hing	569,000	$1,422,500
Lo Wing Sang	540,000	$1,350,000

On February 21, 2024, Lo Wing Sang, one of the Investors, entered into an instrument of transfer with Miu Man Cheung, whereby Lo Wing Sang sold the 540,000 Ordinary Shares he held to Miu Man Cheung for a consideration of $1,350,000.

RELATED PARTY TRANSACTIONS

Transactions with Related Parties

The following is a list of related parties which the Company has balances and transactions with:

(a)	Tai Wai (Stephen) Lam, a director and a shareholder of the Company.
(b)	Chi Weng Tam, a director, an executive officer and a shareholder of the Company.
(c)	PrimeTime Global Technologies Limited, controlled by DTXS FinTech Holdings Limited.
(d)	PrimeTime Global Markets Limited, controlled by DTXS PrimeTime Holdings Limited.
(e)	DTXS Fintech Holdings Limited, controlled by Metallic Icon Limited.
(f)	Metallic Icon Limited, controlled by Gaderway Investments Limited.
(g)	DTXS PrimeTime Holdings Limited, controlled by Metallic Icon Limited.
(h)	Gaderway Investments Limited, the shareholder of the Company.
(i)	Digital Mind Holdings Limited, controlled by Metallic Icon Limited.

a. Due from related parties

As of December 31, 2021 and 2022, the balances of amounts due from related parties were as follows:

		2021	2022	2022
		HK$	HK$	US$
Tai Wai (Stephen) Lam (a)	(1)	5,794,360	-	-
Chi Weng Tam (b)	(1)	3,338,543	-	-
PrimeTime Global Technologies Limited (c)	(2)	160,825	-	-
PrimeTime Global Markets Limited (d)	(3)	462,111	-	-
DTXS Fintech Holdings Limited (e)	(4)	14,319,362	-	-
Metallic Icon Limited (f)	(5)	58,172	-	-
DTXS PrimeTime Holdings Limited (g)	(6)	35,970	-	-
Gaderway Investments Limited (h)	(7)	62,300	-	-
Digital Mind Holdings Limited (i)	(8)	-	-	-
		24,231,643	-	-

As of June 30, 2023, the balances of amounts due from related parties were nil.

78

(1)	The balance represented the advances to the directors. These amounts were unsecured, interest-free and repayable on demand. The outstanding balances have been assigned to Digital Mind Holdings Limited on June 29, 2022. The amounts due from related parties are presented as a reduction of the shareholder’s equity as of December 31, 2021 pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G.
(2)	The balance represented fund transfer which were unsecured, interest-free and repayable on demand. The outstanding balances have been assigned to Digital Mind Holdings Limited on June 29, 2022. The amounts due from related parties are presented as a reduction of the shareholder’s equity as of December 31, 2021 pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G.
(3)	The balance represented fund transfer which were unsecured, interest-free and repayable on demand. The outstanding balances have been assigned to Digital Mind Holdings Limited on June 29, 2022. The amounts due from related parties are presented as a reduction of the shareholder’s equity as of December 31, 2021 pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G.
(4)	The balance represented the expenses paid on behalf of DTXS Fintech Holdings Limited. These amounts were unsecured, interest-free and repayable on demand. The outstanding balances have been assigned to Digital Mind Holdings Limited on June 29, 2022. The amounts due from related parties are presented as a reduction of the shareholder’s equity as of December 31, 2021 pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G.
(5)	The balance represented the expenses paid on behalf of Metallic Icon Limited and fund transfer. These amounts were unsecured, interest-free and repayable on demand. The outstanding balances have been assigned to Digital Mind Holdings Limited on June 29, 2022. The amounts due from related parties are presented as a reduction of the shareholder’s equity as of December 31, 2021 pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G.
(6)	The balance represented the expenses paid on behalf of DTXS PrimeTime Holdings Limited. These amounts were unsecured, interest-free and repayable on demand. The outstanding balances have been assigned to Digital Mind Holdings Limited on June 29, 2022. The amounts due from related parties are presented as a reduction of the shareholder’s equity as of December 31, 2021 pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G.
(7)	The balance represented the expenses paid on behalf of Gaderway Investments Limited. These amounts were unsecured, interest-free and repayable on demand. The outstanding balances have been assigned to Digital Mind Holdings Limited on June 29, 2022. The amounts due from related parties are presented as a reduction of the shareholder’s equity as of December 31, 2021 pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G.
(8)	On June 29, 2022, m-FINANCE entered into a sale debt assignment agreement with Digital Mind Holdings Limited, the then shareholder of m-FINANCE, in which m-FINANCE consented to the assignment of amounts owed from the related parties, including Tai Wai (Stephen) Lam, Chi Weng Tam, PrimeTime Global Technologies Limited, PrimeTime Global Markets Limited, DTXS Fintech Holdings Limited, Metallic Icon Limited, DTXS PrimeTime Holdings Limited and Gaderway Investments Limited in the total amount of HK$22,615,322 (equivalent to US$2,898,843) to Digital Mind Holdings Limited. The amounts due from related parties are presented as a reduction of the shareholder’s equity pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G. The amounts due from related parties presented as a reduction of the shareholder’s equity have been fully settled by (i) netting off the dividend payable in the amounts of HK$10,114,311 (equivalent to US$1,296,457) declared on August 15, 2022 and the remaining balance was settled in cash in August 2022.

79

b. Accounts receivable – a related party

As of December 31, 2021 and 2022, the balances of accounts receivable from a related party were as follows:

		2021	2022	2022
		HK$	HK$	US$
PrimeTime Global Technologies Limited (c)	(1)	-	242,379	31,068

(1)	The balance represented the accounts receivable from PrimeTime Global Technologies Limited for the subscription income and commission income. The balance as of December 31, 2022 has been settled subsequently in full. For details, please refer to “e. Related Party Transactions” below.

As of June 30, 2023, the balances of accounts receivable from a related party were nil.

c. Due to related parties

As of December 31, 2021 and 2022, the balances of amounts due to related parties were as follows:

		2021	2022	2022
		HK$	HK$	US$
Gaderway Investments Limited (h)	(1)	310,010	306,110	39,237

As of June 30, 2023, the balances of amounts due to related parties were as follows:

		June 30, 2023	June 30, 2023
		HK$	US$
Gaderway Investments Limited (h)	(1)	306,110	39,063

(1)	The balance represented the amount advance to the Company. These amounts were unsecured, interest-free and repayable on demand.

d. Accrued expenses – a related party

As of December 31, 2021 and 2022, the balances of accrued expenses to a related party were as follows:

		2021	2022	2022
		HK$	HK$	US$
PrimeTime Global Markets Limited (d)	(1)	-	290,160	37,193

(1)	The balance represented the accrued expenses to PrimeTime Global Markets Limited for the subscription fee. For details, please refer to “e. Related Party Transactions” below.

As of June 30, 2023, the balances of accrued expenses to a related party were nil.

80

e.	Related party transactions

For the years ended December 31, 2021 and 2022, the related party transactions were as follows:

		2021	2022	2022
	Note	HK$	HK$	US$
Outsourcing fee paid to PrimeTime Global Technologies Limited (c)	1	875,358	113,410	14,537
Outsourcing fee paid to PrimeTime Global Markets Limited (d)	1	87,178	191,795	24,584
Subscription fee paid to PrimeTime Global Markets Limited (d)	2	320,566	290,160	37,193
Subscription fee received from PrimeTime Global Technologies Limited (c)	3	190,098	180,015	23,074
Sales commission received from PrimeTime Global Technologies Limited (c)	4	284,646	235,194	30,147

For the six months ended June 30, 2022 and 2023, the related party transactions were as follows:

		2022	2023	2023
	Note	HK$	HK$	US$
Outsourcing fee paid to PrimeTime Global Technologies Limited (c)	1	113,410	-	-
Outsourcing fee paid to PrimeTime Global Markets Limited (d)	1	165,530	-	-
Subscription fee received from PrimeTime Global Technologies Limited (c)	3	13,611	-	-
Sales commission received from PrimeTime Global Technologies Limited (c)	4	62,210	-	-

Notes:

1.	The Company outsourced some works to the related parties, PrimeTime Global Markets Limited and PrimeTime Global Technologies Limited for handling software implementation work and supporting services, including quality assurance, technical support and maintenance services for the Company and the related parties charged an outsourcing fee for providing such services. Since the Company wants to focus on its human resources for the developing of new functions and upgrading existing functions, it outsources some of its ancillary works to related parties and independent third parties. The outsourcing fee was recorded as an outsourcing fee in the cost of revenue.
2.	PrimeTime Global Markets Limited charged the Company for a subscription fee when the Company used PrimeTime Global Markets Limited’s white label services. While PrimeTime Global Markets Limited provided white label hosting support services, the related party transaction is conducive to the stability of the operation of the Company’s white label services. The subscription fee was recorded as an expense to net off against the sundry income as other income incurred over the same period.
3.	The Company charged PrimeTime Global Technologies Limited for a subscription fee when it used the subscription services of the Company. The subscription income was recorded as revenue.
4.	The Company charged PrimeTime Global Technologies Limited for sales commission from business referred by the Company. The Company will charge a commission fee at an agreed percentage from the sales amount referred by the Company to PrimeTime Global Technologies Limited. The sales commission was recorded as commission income in the other income.

f.	Personal guarantees from related parties for bank loans

Tai Wai (Stephen) Lam and Chi Weng Tam, the directors and shareholders of the Company, have jointly or severally provided personal guarantees for several bank loans of the Company.

Policies and Procedures for Related Party Transactions

Our board of directors will create an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

81

DESCRIPTION OF SHARE CAPITAL

We were incorporated as a BVI business company under the laws of the British Virgin Islands on June 15, 2022. As of the date of this prospectus, we are authorized to issue an unlimited number of Ordinary Shares with no par value each. On August 11, 2023, our previous sole shareholder, Gaderway Investments Limited, approved a share split of our outstanding Ordinary Shares at a ratio of 1:231.7, which became effective immediately.

As of the date of this prospectus, there were 11,585,000 Ordinary Shares issued and outstanding.

Ordinary Shares

General

All of our issued shares are fully paid and non-assessable. Shares are issued in registered form. There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Under the BVI Act, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the Company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the Company to pay all costs of the application and any damages the applicant may have sustained.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the BVI Act and our Memorandum and Articles.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the Memorandum and Articles. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds.

Transfer of Ordinary Shares

Subject to the restrictions contained in our articles of association, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer.

Liquidation

As permitted by the BVI Act and our Memorandum and Articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up, any surplus remaining after all debts and liabilities are duly paid shall be distributable pari passu among the shareholders in proportion to the number of shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Variations of Rights of Shares

If at any time, the Company is authorized to issue more than one class of shares, all or any of the rights attached to any class of shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than 50 percent of the shares of the class to be affected.

82

General Meetings of Shareholders

Under our Memorandum and Articles of Association, a copy of the notice of any meeting of shareholders shall be given not less than 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting, and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50 percent of the shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the ordinary shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present then the members present shall choose a shareholder to act to chair the meeting of the shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in present of by proxy shall preside as chairman, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Articles of Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the Company’s certificate of incorporation, its Memorandum and Articles of Association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the Company has elected to file such a register.

A member of the Company is also entitled, upon giving written notice to us, to inspect (i) our Amended and Restated Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Changes in Capital

We may from time to time by resolution of our board of directors or, subject to our Memorandum and Articles of Association:

●	amend our Memorandum and Articles of Association to increase or decrease the maximum number of shares we are authorized to issue;
●	split our authorized and issued shares into a larger number of shares; and
●	combine our authorized and issued shares into a smaller number of shares.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

83

Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the Company and another company (which need not be a BVI company, and which may be the Company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the Company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company. A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the Company and (ii) the transaction is in the ordinary course of the Company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the Company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the Company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the Company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the Company is a constituent company, unless the Company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the Company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the Company if not made in the usual or regular course of the business carried on by the Company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the Company required by the holders of 90%, or more of the shares of the Company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an “Action”). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the Company must give notice of this fact to each shareholder within 20 days who gave written objection. Such objection shall include a statement that the members proposes to demand payment for his or her shares if the Action is taken. These shareholders then have 20 days to give to the Company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the Company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the Company determines to be the fair value of the shares. The Company and the shareholder then have 30 days to agree upon the price. If the Company and a shareholder fail to agree on the price within the 30 days, then the Company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

84

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the Company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the Company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the British Virgin Islands Court regulate the future conduct of the Company, or that any decision of the Company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the Company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the Company does not intend to bring, diligently continue or defend or discontinue proceedings; and

●	it is in the interests of the Company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:
●	whether the shareholder is acting in good faith;

●	whether a derivative action is in the Company’s best interests, taking into account the directors’ views on commercial matters;

●	whether the action is likely to proceed;

●	the costs of the proceedings in relation to the relief likely to be obtained; and

●	whether an alternative remedy is available.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the Company and the court may appoint a liquidator for the Company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the Company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

Our Memorandum and Articles provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the Memorandum and Articles, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

85

Anti-takeover provisions in our Memorandum and Articles

Some provisions of our articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. Therefore, the directors without the approval of the holders of Ordinary Shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our Memorandum and Articles of Association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among other things, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the Company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the Company acts in a manner which contravenes the BVI Act or our Memorandum and Articles of Association.

Pursuant to the BVI Act and our Memorandum and Articles of Association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the Company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the Company, the British Virgin Islands Court may, on application of a shareholder or director of the Company, make an order directing the Company or director to comply with, or restraining the Company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the Company have been, are being or likely to be, conducted in a manner that is, or any acts of the Company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the Company or any other person to pay compensation to the shareholders.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the Company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our Memorandum and Articles of Association allow our shareholders holding 30% or more of the votes of the outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under BVI law to hold shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

86

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. The BVI Act and our Memorandum and Articles of Association do not provide for cumulative voting.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of the shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75 percent of the votes of the shareholders entitled to vote. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our Memorandum and Articles do not provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Memorandum and Articles, we may appoint a voluntary liquidator by a resolution of the shareholders, provided that the directors have made a declaration of solvency that the Company is able to discharge its debts as they fall due and that the value of the Company’s assets exceed its liabilities.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

87

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, and though we intend to apply listing on the NASDAQ Capital Market, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have issued and outstanding Ordinary Shares held by public shareholders representing approximately [●]% of our issued and outstanding Ordinary Shares if the underwriter does not exercise its over-allotment option, and approximately [●]% of our issued and outstanding Ordinary Shares if the underwriter exercises its over-allotment option in full. An aggregate of 2,317,000 Shareholder Ordinary Shares will be eligible for immediate sale by the Selling Shareholders upon the completion of this offering of the Public Offering Ordinary Shares. All of the Public Offering Ordinary Shares and the Shareholders Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

Our directors, officers and holders of more than 5% of the Company’s outstanding Ordinary Shares as of the effective date of the Registration Statement, other than the Underwritten Selling Shareholder and the Selling Shareholders, will enter into customary “lock-up” agreements in favor of the underwriter for a period of six (6) months from the closing of this Offering; and each of the Company and any successors of the Company will agree, for a period of six (6) months from the closing of the Offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Rule 144

All of our Ordinary Shares outstanding prior to this Offering are “restricted securities”, as that term is defined in Rule 144 under the Securities Act, and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months, would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date such securities were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of Ordinary Shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately 131,450 Ordinary Shares immediately after this Offering; or

●	the average weekly trading volume of the Ordinary Shares on the NASDAQ Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling the Ordinary Shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

TAXATION

The following summary of material British Virgin Islands, Hong Kong, and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local, and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of:

● Hunter Taubman Fischer & Li LLC, our U.S. counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law;

● Bird & Bird, our Hong Kong counsel, insofar as it relates to legal conclusions with respect to matters of Hong Kong tax law; and

● Ogier, our British Virgin Islands, counsel insofar as it relates to legal conclusions with respect to matters of British Virgin Islands tax law.

88

Material U.S. Federal Income Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this Offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, any withholding or information reporting requirements, or any state, local and non-U.S. tax considerations relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a market-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities (including private foundations);

●	holders who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	investors that will hold our Ordinary Shares as part of a straddle, hedging, conversion or other integrated transaction for U.S. federal income tax purposes;

●	persons holding their Ordinary Shares in connection with a trade or business outside the United States;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	investors required to accelerate the recognition of any item of gross income with respect to their Ordinary Shares as a result of such income being recognized on an applicable financial statement;

●	investors that have a functional currency other than the U.S. dollar;

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this Offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Passive Foreign Investment Company (“PFIC”) Consequences

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

89

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this Offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this Offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations, current and projected income and assets, and the composition of our income and assets (taking into account the current and expected income generated from our investment products purchased from banks), we do not expect to be treated as a PFIC for the current taxable year or the foreseeable future under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this Offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this Offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this Offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed below “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including NASDAQ. If the Ordinary Shares are regularly traded on NASDAQ and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

90

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the PFIC rules discussed above, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is not an income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the NASDAQ Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed above, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

91

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the U.S. Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

Hong Kong Profits Taxation

The Operating Subsidiaries incorporated in Hong Kong were subject to 16.5% Hong Kong profit tax on their taxable income generated from operations in Hong Kong, except for one of the Operating Subsidiaries which is the qualifying group entity under the two-tiered profits tax regime from the year of assessment 2018/2019 onwards. For this subsidiary, the first HK$2,000,000 assessable profits are taxed at the rate of 8.25% and the remaining assessable profits are taxed at 16.5%.

The Inland Revenue (Amendment) (No. 7) Ordinance 2018 enacted on 2 November 2018 provides enhanced tax deduction for expenditures on qualifying research & development (R&D) activities. The amended section 16B allows taxpayers a generous 300% deduction for “Type B expenditure” on the first HK$2 million spent on a qualifying R&D activity and a 200% deduction on expenditure after the first HK$2 million, with no cap on the deductible amount – subject to certain conditions.

Under Hong Kong tax laws, the Operating Subsidiaries are exempted from Hong Kong income tax on its foreign-derived income. In addition, payments of dividends from the Operating Subsidiaries to us are not subject to any withholding tax in Hong Kong. See “Dividend Policy” for further details on our dividend policy.

British Virgin Islands Taxation

The government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Company or its shareholders who are not tax resident in the British Virgin Islands.

The Company and all distributions, interest and other amounts paid by the Company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the Ordinary Shares in the Company owned by them and dividends received on such Ordinary Shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the Company.

Except to the extent that we have any interest in real property in the British Virgin Islands, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the Company or its shareholders.

There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands or between Hong Kong and the British Virgin Islands.

92

British Virgin Islands Economic Substance Legislation

The British Virgin Islands, together with several other non-European Union jurisdictions, has introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “ES Act”) came into force in the British Virgin Islands introducing certain economic substance requirements for in-scope British Virgin Islands entities which are engaged in certain “relevant activities”, which in the case of companies incorporated before January 1, 2019, will apply in respect of financial years commencing June 30, 2019 onwards. On March 12, 2019, the EU, as part of this ongoing initiative, announced the results of its assessment of the 2018 implementation efforts by various countries under its review. The British Virgin Islands was not on the announced list of non-cooperative jurisdictions, but was referenced in the report (along with 33 other jurisdictions) as being among countries requiring adjustments to their legislation to meet EU concerns by December 31, 2019 to avoid being moved to the list of non-cooperative jurisdictions.

Based on the ES Act currently, the Company may remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the ES Act will have little material impact on the Company or its Operating Subsidiaries’ operations, as the legislation is relatively new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

UNDERWRITING

Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Joseph Stone Capital, LLC is acting as the representative and sole book-running manager, have severally agreed to purchase, and we and the Underwritten Selling Shareholder have agreed to sell to them, a number of our Ordinary Shares at the initial public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Underwriter	Number of Ordinary Shares
Joseph Stone Capital, LLC	1,781,108
Total	1,781,108

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and the Underwritten Selling Shareholder and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken.

The underwriters will offer the Ordinary Shares to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $[•] per share. After this Offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representative. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

Over-Allotment Option

We have granted to the underwriters an option to purchase a number of Ordinary Shares of the Company that equals 15% of the IPO Shares offered by us in the IPO Offering at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts, within 45 days from the effective date of its registration statement on Form F-1.

Underwriting Discount, Fees and Expenses

Ordinary Shares sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any Ordinary Shares sold by the underwriter to securities dealers may be sold at a discount equal to seven percent (7.0%) per share from the initial public offering price. The underwriters may offer the Ordinary Shares through one or more of its affiliates or selling agents. Upon execution of the underwriting agreement, Joseph Stone Capital, LLC will be obligated to purchase the Ordinary Shares at the prices and upon the terms stated therein.

The following table shows the per share and total underwriting discounts we will pay to the underwriters, assuming no exercise of the underwriters’ over-allotment option.

	Per Share	Total
Public offering price(1)	$4.5	$8,014,986
Underwriting discounts (7.0%)	$0.315	$561,049
Proceeds, before expenses to us	$4.185	$6,528,600
Proceeds, before expenses, to the Underwritten Selling Shareholder	$4.185	$925,337

(1)	Initial public offering price per share is assumed as $4.5 per share, which is the midpoint of the range set forth on the cover page of this prospectus.

93

We and the Underwritten Selling Shareholder have agreed to pay Joseph Stone Capital, LLC 1% of the actual amount of this Offering for its non-accountable expenses. We and the Underwritten Selling Shareholder have agreed to reimburse Joseph Stone Capital, LLC up to a maximum of $180,000 for out-of-pocket accountable expenses in connection with this Offering, including the fees of its legal counsel (“Accountable Expenses”). Accountable Expenses include: (a) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering (including the Over-allotment Shares) with the Commission; (b) all corporate finance department filing fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of such Shares on the Nasdaq Capital Market, the Nasdaq National Market or the NYSE American US and on such other stock exchanges as the Company and Joseph Stone Capital, LLC together determine; (c) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Shares under the securities laws of such foreign jurisdictions as Joseph Stone Capital, LLC may reasonably designate; (e) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Joseph Stone Capital, LLC may reasonably deem necessary; (f) the costs and expenses of the public relations firm referred to in Paragraph 12(h) hereof; (g) the costs of preparing, printing and delivering certificates representing the Shares; (h) fees and expenses of the transfer agent for the Shares ; (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to Joseph Stone Capital, LLC; (j) the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (k) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as Joseph Stone Capital, LLC may reasonably request; (1) the fees and expenses of the Company’s accountants; (m) the fees and expenses of the Company’s legal counsel and other agents and representatives;(n) translation cost for due diligence purposes, the reasonable cost for roadshow meetings and the preparation of a power point presentation.

We and the Underwritten Selling Shareholder have agreed to pay to Joseph Stone Capital, LLC a total of $40,000 as an advance to be applied towards reasonable out-of-pocket expenses, or the Advance, which has been paid upon the execution of the engagement letter between us and Joseph Stone Capital, LLC dated February 9, 2024 (the “Engagement Letter”). Any portion of the Advance shall be returned back to us to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Right of First Refusal

We have agreed to grant Joseph Stone Capital, LLC, for a period of 12 months from the closing of this Offering, a right of first refusal, exercisable at the sole discretion of Joseph Stone Capital, LLC, to provide investment banking services to the Company on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents (such right, the “Right of First Refusal”), which shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as placement agent, initial purchaser in connection with any private offering of securities of the Company. The underwriter shall notify the Company of its intention to exercise the Right of First Refusal within 15 business days following notice in writing by the Company. The right of first refusal shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for cause, which shall mean a material breach by Joseph Stone Capital, LLC of the Engagement Letter or a material failure by Joseph Stone Capital, LLC to provide the services as contemplated by the Engagement Letter.

Lock-Up Agreements

Our directors, officers and holders of more than 5% of the Company’s outstanding Ordinary Shares as of the effective date of the Registration Statement, other than the Underwritten Selling Shareholder and the Selling Shareholders, will enter into customary “lock-up” agreements in favor of the underwriter for a period of six (6) months from the closing of this Offering; and each of the Company and any successors of the Company will agree, for a period of six (6) months from the closing of the Offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Indemnification

We have agreed to indemnify the underwriters and any controlling person, director, officer, employee, affiliate, agent or counsel of the underwriters and of any affiliate of the underwriter and hold them harmless against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities.

We have agreed that at closing of the Offering, three hundred thousand dollars ($300,000) from the Offering proceeds shall be placed into an escrow account to be determined by Joseph Stone Capital, LLC, for indemnification purposes, for a period of 18 months from the closing of the Offering.

Other Relationships

The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of respective businesses with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

No Public Market

Prior to this Offering, there has not been a public market for our securities in the U.S. and the public offering price for our Ordinary Shares will be determined through negotiations between us, the Underwritten Selling Shareholder and the underwriter. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriter believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which our Ordinary Shares will trade in the public market subsequent to this Offering or that an active trading market for our Ordinary Shares will develop and continue after this Offering.

Listing

We have applied to list our Ordinary Shares on the NASDAQ Capital Market under the symbol “MFI.” There can be no assurance that we will be successful in listing our Ordinary Shares on the NASDAQ Capital Market. At this time, NASDAQ has not yet approved our application to list the Ordinary Shares. The closing of this Offering is conditioned upon NASDAQ’s final approval of our listing application, and there is no guarantee or assurance that the Ordinary Shares will be approved for listing on NASDAQ.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter of this Offering, or by its affiliates. Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

94

Price Stabilization, Short Positions

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares, including:

●	stabilizing transactions;

●	short sales;

●	purchases to cover positions created by short sales;

●	imposition of penalty bids; and

●	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our Ordinary Shares while this Offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Ordinary Shares, which involve the sale by the underwriter of a greater number of Ordinary Shares than they are required to purchase in this Offering and purchasing Ordinary Shares on the open market to cover short positions created by short sales.

The underwriter must close out any naked short position by purchasing Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriter are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market that could adversely affect investors who purchased in this Offering. A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result of these activities, the price of our Ordinary Shares may be higher than the price that otherwise might exist in the open market. The underwriter may carry out these transactions on the NASDAQ Capital Market, in the over-the-counter market or otherwise. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of the Ordinary Shares. Neither we, nor the underwriter make any representation that the underwriter will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

Any underwriter who is a qualified market maker on NASDAQ may engage in passive market making transactions on NASDAQ, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Determination of Offering Price

Prior to this Offering, there was no public market for our Ordinary Shares. The initial public offering price will be determined by negotiation between us, the Underwritten Selling Shareholder and the underwriter. The principal factors to be considered in determining the initial public offering price include, but not limited to:

●	the information set forth in this prospectus and otherwise available to the underwriter;

●	our history and prospects and the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities market at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

●	other factors deemed relevant by the underwriter and us.

The estimated public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriter can assure investors that an active trading market will develop for our Ordinary Shares or that the Ordinary Shares will trade in the public market at or above the initial public offering price.

95

Affiliations

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their respective businesses for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Offer Restrictions outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

British Virgin Islands. This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the British Virgin Islands. Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the British Virgin Islands.

European Economic Area In relation to each Member State of the European Economic Area (each a “Member State”), no Ordinary Shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the Ordinary Shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of Ordinary Shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of Ordinary Shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any Ordinary Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the representatives and us that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any Ordinary Shares being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Ordinary Shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Ordinary Shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any Ordinary Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Ordinary Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Hong Kong. The Ordinary Shares have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Taiwan. The Ordinary Shares have not been and will not be registered or filed with, or approved by the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Ordinary Shares in Taiwan.

96

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, that we expect to incur in connection with this Offering. With the exception of the SEC registration fee and the NASDAQ Capital Market listing fee, all amounts are estimates.

US$
Securities and Exchange Commission Registration Fee	$2,000
FINRA Filing Fee	$5,000
NASDAQ Capital Market Entry and Listing Fee	$50,000
Legal Fees and Expenses	$621,000
Printing and Engraving Expenses	$20,000
Accounting Fee and Expenses	$30,000
Financial Advisory Expenses	$525,000
Miscellaneous Expenses	$3,000
Total Expenses	$1,256,000

These expenses will be borne by us.

LEGAL MATTERS

The validity of the Ordinary Shares offered in this Offering and certain other legal matters as to BVI law will be passed upon for us by Ogier, our counsel as to BVI law. We are being represented by Hunter Taubman Fischer & Li LLC, New York, New York, with respect to certain legal matters as to United States federal and New York state law. Certain legal matters as to PRC law will be passed upon for us by Zhong Lun Law Firm. Certain legal matters as to U.S. federal law in connection with this Offering will be passed upon for the underwriter by Pryor Cashman LLP, New York, New York. Legal matters as to Hong Kong laws will be passed upon for us by Bird & Bird. Pryor Cashman LLP may rely upon Bird & Bird with respect to matters governed by Hong Kong laws.

EXPERTS

The consolidated financial statements as of and for the year ended December 31, 2021 included in this prospectus have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Friedman LLP is located at 165 Broadway 21st Floor New York NY 10006. See “Change in Registrant’s Certifying Accountant” below.

The consolidated financial statements as of and for the year ended December 31, 2022 included in this prospectus have been so included in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of Marcum Asia CPAs LLP is 7 Penn Plaza, Suite 830, New York, NY 10001.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective September 1, 2022, Friedman LLP (“Friedman”), our then independent registered public accounting firm, combined with Marcum LLP. On February 16, 2023, we, with the approval from our board, dismissed Friedman and engaged Marcum Asia CPAs LLP (“Marcum Asia”) to serve as our independent registered public accounting firm. The services previously provided by Friedman are now provided by Marcum Asia.

Friedman’s reports on our consolidated financial statements for the years ended December 31, 2020 and 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during our two most recent fiscal years and through February 16, 2023, there have been no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Friedman’s satisfaction, would have caused Friedman to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such periods.

For our two most recent fiscal years and the subsequent interim period through February 16, 2023, there were no “reportable events” as that term is described in Item 16F(a)(1)(v) of the Form 20-F, other than the material weaknesses reported by management in the Risk Factors section of this registration statement on Form F-1.

We provided Friedman with a copy of the above disclosure and requested that Friedman furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of Friedman’s letter is filed as Exhibit 16.1 to the registration statement of which this prospectus is a part.

During our two most recent fiscal years and through February 16, 2023, neither our Company nor anyone acting on our behalf consulted Marcum Asia with respect to any of the matters or reportable events set forth in Item 16F(a)(2)(i) and (ii) of the Form 20-F.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this Offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

97

mF INTERNATIONAL LIMITED AND SUBSIDIARIES

Six Months Ended June 30, 2022 and 2023.
Unaudited Condensed Consolidated Balance Sheets as of December 31, 2022 and June 30, 2023	F-30
Unaudited Condensed Consolidated Statements of Income and Comprehensive Income for the Six Months Ended June 30, 2022 and 2023	F-31
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity for the Six Months Ended June 30, 2022 and 2023	F-32
Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2022 and 2023	F-33
Notes to Unaudited Condensed Consolidated Financial Statements	F-34

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

mF International Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of mF International Limited and Subsidiaries (collectively, the “Company”) as of December 31, 2022, the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for the year ended December 31, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

We also audited adjustments to the 2021 financial statements to retroactively effect the share splits as described in Note 13. In our opinion, such adjustments are appropriate and have been properly applied. Other than the adjustments, we were not engaged to audit, review, or apply any procedures to the Company’s 2021 financial statements and, accordingly, we do not express an opinion or any other form of assurance on the 2021 financial statements as a whole.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

We have served as the Company’s auditor since 2022 (such date takes into account the acquisition of certain assets of Friedman LLP by Marcum Asia CPAs LLP effective September 1, 2022).

New York, New York

May 26, 2023, except for Note 13 and Note 16 as to which the date is August 22, 2023.

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

mF International Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of mF International Limited and Subsidiaries (collectively, the “Company”) as of December 31, 2021, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for the year ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review or apply any procedures to the adjustments to retroactively apply the effects of the share split described in Note 13, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by Marcum Asia CPAs LLP.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Friedman LLP

We served as the Company’s auditor from May 2022 through December 2022.

New York, New York

December 29, 2022

F-3

mF International Limited and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2021 and 2022

	As of December 31,
	2021	2022	2022
	HK$	HK$	US$
Assets
Current assets
Cash	10,081,583	12,063,731	1,546,334
Accounts receivable	681,230	1,133,370	145,276
Prepaid expenses and other current assets	866,682	346,064	44,359
Investment at fair value	7,049,220	1,979,268	253,704
Total current assets	18,678,715	15,522,433	1,989,673
Non-current assets
Property and equipment, net	303,757	123,305	15,805
Intangible assets, net	13,743,322	13,564,772	1,738,739
Operating lease right-of-use assets	138,222	1,730,717	221,844
Long term deposit	479,076	479,076	61,408
Deferred initial public offering (“IPO”) costs	-	3,119,900	399,910
Total assets	33,343,092	34,540,203	4,427,379

Liabilities and Shareholders’ Equity
Current liabilities
Accrued expenses and other current liabilities	1,919,478	1,844,246	236,396
Amounts due to related parties	310,010	306,110	39,237
Current portion of bank borrowings	2,421,804	3,701,162	474,417
Contract liabilities	5,474,175	4,199,173	538,252
Current portion of operating lease liabilities	138,275	1,624,066	208,174
Tax payable	-	229,355	29,398
Total current liabilities	10,263,742	11,904,112	1,525,874
Non-current liabilities
Bank borrowings	13,595,192	9,919,236	1,271,452
Operating lease liabilities	-	138,289	17,726
Deferred tax liabilities, net	2,001,687	2,152,668	275,930
Total liabilities	25,860,621	24,114,305	3,090,982
COMMITMENTS AND CONTINGENCIES
Shareholders’ equity
Ordinary shares, authorized to issue an unlimited number of Ordinary Shares of no par value, 11,585,000 shares issued and outstanding as of December 31, 2021 and 2022, respectively*	3,900	3,900	500
Additional paid-in capital	2,042,379	2,042,379	261,793
Amounts due from related parties	(24,231,643)	-	-
Retained earnings	29,774,589	8,478,877	1,086,827
Accumulated other comprehensive loss	(106,754)	(99,258)	(12,723)
Total shareholders’ equity	7,482,471	10,425,898	1,336,397

Total liabilities and shareholders’ equity	33,343,092	34,540,203	4,427,379

* Giving retroactive effect to the 1 for 231.7 share split effected on August 11, 2023.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

mF International Limited and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

For the Years Ended December 31, 2021 and 2022

	For the years ended December 31,
	2021	2022	2022
	HK$	HK$	US$
Revenue	32,212,970	34,931,827	4,477,578
Cost of revenue	16,260,407	16,512,702	2,116,606
Gross profit	15,952,563	18,419,125	2,360,972

Operating expenses
Selling and marketing expenses	220,681	161,791	20,738
Research and development expenses	29,478	80,012	10,256
General and administrative expenses	5,167,704	10,634,851	1,363,180
Total operating expenses	5,417,863	10,876,654	1,394,174
Income from operations	10,534,700	7,542,471	966,798

Other income (expense)
Other income, net	1,402,874	1,265,200	162,174
Realized loss on disposal of financial assets at fair value	(16,120)	-	-
Change in fair value on financial assets at fair value	(660,325)	(1,157,650)	(148,388)
Interest expenses, net	(479,904)	(443,577)	(56,858)
Total other income (expense), net	246,525	(336,027)	(43,072)

Income before income taxes	10,781,225	7,206,444	923,726
Income tax expenses	(431,630)	(387,845)	(49,714)
Net income	10,349,595	6,818,599	874,012

Other comprehensive income (loss)
Foreign currency translation adjustment	(14,168)	7,496	961
Comprehensive income	10,335,427	6,826,095	874,973

Weighted average shares outstanding – basic and diluted*	11,585,000	11,585,000	11,585,000

Earnings per share – basic and diluted*	0.893	0.589	0.075

* Giving retroactive effect to the 1 for 231.7 share split effected on August 11, 2023.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

mF International Limited and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

For the Years Ended December 31, 2021 and 2022

	Ordinary Shares
	Shares *	Amount	Additional Paid-in Capital	Amounts due from related parties	Retained Earnings	Accumulated Other Comprehensive Loss	Total
		HK$	HK$	HK$	HK$	HK$	HK$
Balance as of December 31, 2020	11,585,000	3,900	2,042,379	(11,228,619)	19,424,994	(92,586)	10,150,068

Net income	-	-	-	-	10,349,595	-	10,349,595

Advance to related parties	-	-	-	(13,003,024)	-	-	(13,003,024)

Foreign currency translation adjustments	-	-	-	-	-	(14,168)	(14,168)

Balance as of December 31, 2021	11,585,000	3,900	2,042,379	(24,231,643)	29,774,589	(106,754)	7,482,471

Net income	-	-	-	-	6,818,599	-	6,818,599

Repayment from related parties	-	-	-	6,117,332	-	-	6,117,332

Dividend declared	-	-	-	18,114,311	(28,114,311)	-	(10,000,000)

Foreign currency translation adjustments	-	-	-	-	-	7,496	7,496

Balance as of December 31, 2022	11,585,000	3,900	2,042,379	-	8,478,877	(99,258)	10,425,898
		US$	US$	US$	US$	US$	US$
Balance as of December 31, 2022	11,585,000	500	261,793	-	1,086,827	(12,723)	1,336,397

* Giving retroactive effect to the 1 for 231.7 share split effected on August 11, 2023.

The accompanying notes are an integral part of these consolidated financial statements.

F-6

mF International Limited and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2021 and 2022

	For the years ended December 31,
	2021	2022	2022
	HK$	HK$	US$
Cash flows from operating activities:
Net income	10,349,595	6,818,599	874,012
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	253,063	222,173	28,478
Amortization of intangible assets	5,996,618	6,160,391	789,642
Amortization of right-of-use assets and interest of lease liabilities	1,700,859	1,695,259	217,299
Realized loss on disposal of financial assets at fair value	16,120	-	-
Change in fair value on financial assets at fair value	660,325	1,157,650	148,388
Provision for doubtful accounts	-	497,099	63,718
Deferred tax expense	431,630	158,490	20,315

Changes in operating assets and liabilities:
Accounts receivable	(436,514)	(949,239)	(121,674)
Prepaid expenses and other current assets	(72,146)	520,618	66,733
Long term deposit	(479,076)	-	-
Accrued expenses and other current liabilities	666,788	(75,232)	(9,643)
Contract liabilities	(4,679,419)	(1,275,002)	(163,430)
Tax payable	(8,090)	229,355	29,398
Operating lease liabilities	(1,665,000)	(1,663,674)	(213,251)
Net cash provided by operating activities	12,734,753	13,496,487	1,729,986

Cash flows from investing activities:
Purchase of property and equipment	(267,010)	(41,721)	(5,348)
Costs to obtain and develop software	(6,959,773)	(5,993,675)	(768,272)
Purchase of intangible asset	(40,000)	(1,999)	(256)
Purchase of investment at fair value	(5,950,000)	(156,000)	(19,996)
Disposals of investment at fair value	1,870,086	4,068,302	521,477
Net cash used in investing activities	(11,346,697)	(2,125,093)	(272,395)

Cash flows from financing activities:
Repayment from/(advance to) related parties	(13,003,024)	6,117,332	784,123
Repayment to a related party	-	(3,900)	(500)
Dividend paid	-	(10,000,000)	(1,281,805)
Deferred IPO costs	-	(3,119,900)	(399,910)
Proceeds from bank borrowings	3,847,150	-	-
Repayment of bank borrowings	(1,485,212)	(2,396,598)	(307,197)
Net cash used in financing activities	(10,641,086)	(9,403,066)	(1,205,289)

Effect of exchange rate changes on cash	545	13,820	1,770

Net increase (decrease) in cash	(9,252,485)	1,982,148	254,072

Cash, beginning of year	19,334,068	10,081,583	1,292,262

Cash, end of year	10,081,583	12,063,731	1,546,334

Supplemental disclosure information:
Cash paid for income tax	9,905	-	-
Cash paid for interest	480,403	451,403	57,861
Supplemental non-cash in investing and financing activities:
Operating lease right-of-use assets, obtained in exchange for operating lease obligations	-	3,194,319	409,449
Dividend payable which was settled by netting off against the outstanding amounts due from related parties	-	18,114,311	2,321,901

The accompanying notes are an integral part of these consolidated financial statements.

F-7

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

1. Organization and Business Description

Organization and Nature of Operations

mF International Limited (the “Company” or “mF International”) is a limited liability company established under the laws of the British Virgin Islands on June 15, 2022. It is a holding company with no business operation. The Company conducts its business mainly through its three subsidiaries in Hong Kong (collectively, the “Group”). The Group is principally engaged in research and development and sales of financial trading solutions via internet or platform as software as a service.

As of December 31, 2022, the Company has direct or indirect interests in the following subsidiaries:

Name	Place and date of incorporation	Ownership	Principal activity
m-FINANCE Limited (“m-FINANCE”)	Hong Kong February 11, 2002	100% owned by the Company	Engages in development and provision of financial trading solutions.
m-FINANCE Trading Technologies Limited (“mFTT”)	Hong Kong March 21, 2013	100% owned by m-FINANCE	Engages in business of liquidity providers related services and other financial value-added services.
Omegatraders Systems Limited (“OTX “)	Hong Kong December 10, 2009	100% owned by m-FINANCE	Engages in the business of algorithm trading research & development and investment.
m-FINANCE Software (Shenzhen) Limited (“SZ WFOE”)	China March 27, 2014	100% owned by m-FINANCE	Dormant and the deregistration was completed on March 21, 2023.

Reorganization

A reorganization of the legal structure of the Company (the “Reorganization”) was completed on August 22, 2022. Prior to the Reorganization, the Company’s main Hong Kong subsidiary, m-FINANCE, with its three subsidiaries mFTT, OTX and SZ WFOE, was ultimately controlled by Gaderway Investments Limited.

As part of the Reorganization, mF International was incorporated under the laws of the British Virgin Islands on June 15, 2022, and being interspersed between Gaderway Investments Limited and m-FINANCE. Consequently, mF International became the holding company of m-FINANCE, with its three subsidiaries on August 22, 2022. The Company and its subsidiaries resulting from Reorganization has always been under the common control of the same controlling shareholder, Gaderway Investments Limited, before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

F-8

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the provision for doubtful accounts and impairment assessment for the internally developed software. Actual results could differ from those estimates.

Foreign Currency Translation

The Company uses Hong Kong Dollar (“HK$”) as its reporting currency. The functional currency of the Company in British Virgin Islands is United States Dollar (“US$”). For the Company’s subsidiaries in Hong Kong, the functional currency is HK$. For the Company’s subsidiary in the PRC, the functional currency is RMB. The functional currencies are the respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

In the consolidated financial statements, the financial information of the Company and other entities located outside of the Hong Kong has been translated into HK$. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, and revenues, and expenses, gains and losses are translated using the average rate for the period. Gains or losses resulting from foreign currency transactions are included in the accompanying consolidated statement of consolidated statements of income and comprehensive income.

F-9

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

2. Summary of Significant Accounting Policies (Continued)

Convenience Translation

Translations of amounts in the consolidated balance sheets, consolidated statements of income and comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows from HK$ into US$ as of and for the year ended December 31, 2022 are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HK$7.8015, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at such rate or at any other rate.

Investment at fair value

Investment at fair value represents the amount of short-term foreign exchange investment made by the Company involving buying the currency of one country while selling that of another with the intention to optimize a trading algorithm based on live market interactions. The management of the Company intended to retain such funds to continue making short-term foreign exchange investment in such investment accounts in the near future. Such balance is classified as current asset and measured in fair value under ASC 820. Any gain or loss arising from the transactions would be recognized in profit or loss.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 820 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 - Quoted prices in active markets for identical assets and liabilities.

Level 2 - Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of cash, accounts receivable, amounts due from related parties, operating lease, prepaid expenses and other current assets, accounts payable, contract liabilities, income taxes payable, amounts due to related parties, accrued expenses and other current liabilities approximate the fair value of the respective assets and liabilities as of December 31, 2021 and 2022 owing to their short-term nature or present value of the assets and liabilities.

The Company values its short-term investments which mainly consist of foreign exchange investment with certain brokerage companies to trade with foreign currencies, based on the quoted market value and the Company classifies the valuation techniques that use these inputs as Level 1, because the prices of the foreign currencies are quoted in the active market.

The following table sets forth the Company’s assets and liabilities that are measured at fair value on a recurring basis and are categorized using the fair value hierarchy as shown in the following table.

		As of December 31, 2021
	Level 1	Level 2	Level 3	Balance at fair value
Assets	HK$	HK$	HK$	HK$
Investment at fair value - Foreign exchange investment	7,049,220	-	-	7,049,220

		As of December 31, 2022
	Level 1	Level 2	Level 3	Balance at fair value
Assets	HK$	HK$	HK$	HK$
Investment at fair value - Foreign exchange investment	1,979,268	-	-	1,979,268
	US$	US$	US$	US$
Investment at fair value - Foreign exchange investment	253,704	-	-	253,704

The Company’s non-financial assets, such as property and equipment would be measured at fair value only if they were determined to be impaired.

F-10

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

2. Summary of Significant Accounting Policies (Continued)

Cash

Cash include cash on hand and demand deposits in accounts maintained with commercial banks that can be added or withdrawn without limitation with original maturities of less than three months. The Company maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are protected up to HK$500,000 per account holder in each bank which is a member of the Hong Kong Deposit Protection Scheme.

Accounts Receivable

Accounts receivable are recognized and carried at original amount less an estimated allowance for doubtful accounts. The Company grants general credit term of 30 days to its customers in the normal course of business. The Company determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trend. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. No allowance for doubtful accounts related to accounts receivable was recorded as of December 31, 2021. As of December 31, 2022, the Company recorded an allowance for doubtful accounts related to accounts receivable of HK$497,099 (US$63,718).

Prepaid Expenses

Prepaid expenses represent advance payments made to the service providers for the IT solution services and the vendors for certain prepaid services such as insurance, utilities deposits and rental deposits. Prepaid expenses are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. As of December 31, 2021 and 2022, management believes that the Company’s prepaid expenses are not impaired.

Deferred IPO costs

Deferred IPO costs consist primarily of direct expenses paid to attorneys, consultants, underwriters, and other parties related to the Company’s IPO. The balance will be offset with the proceeds received at the closing of the IPO.

F-11

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

2. Summary of Significant Accounting Policies (Continued)

Lease

On January 1, 2019, the Company adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB, using the modified retrospective transition method and elected the transition option to use an effective date of January 1, 2019 as the date of initial application. The adoption of Topic 842 resulted in the presentation of operating lease right of use (“ROU”) assets and operating lease liabilities on the consolidated balance sheet. See Note 8 for additional information.

The lease standard provides practical expedients for an entity ongoing accounting. The Company elected to apply the short-term lease exception for lease arrangements with a lease term of 12 months or less at commencement. Lease terms used to compute the present value of lease payments do not include any option to extend, renew or terminate the lease that the Company is not able to reasonably certain to exercise upon the lease inception. Accordingly, operating lease right-of-use assets and liabilities do not include leases with a lease term of 12 months or less.

The Company did not adopt the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. Non-lease components include payments for building management, utilities and property tax. It separates the non-lease components from the lease components to which they relate.

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

The operating right-of-use assets and related operating lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets.

Operating lease right-of-use of assets

The right-of-use of asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Operating lease liabilities

Lease liability is initially measured at the present value of the outstanding lease payments at the commencement date, discounted using the Company incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise fixed lease payments, variable lease payments that depend on an index or a rate, amounts expected to be payable under a residual value guarantee and any exercise price under a purchase option that the Company is reasonably certain to exercise.

Lease liability is measured at amortized cost using the effective interest rate method. It is remeasured when there is a change in future lease payments, if there is a change in the estimate of the amount expected to be payable under a residual value guarantee, or if there is any change in the Company assessment of option purchases, contract extensions or termination options.

F-12

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

2. Summary of Significant Accounting Policies (Continued)

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is provided for on a straight-line basis over the estimated useful lives of the related assets as follows:

Computer equipment	2 years
Furniture and fixture	3 years
Office equipment	3 years
Leasehold improvements	Shorter of 5 years or the remaining lease term

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of Income and comprehensive income in other income or expenses.

The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible assets, net

The Company’s internally developed software is used in providing financial trading solutions services to customers and the customers access and uses the software over the internet or via a dedicated line in which an end user of the software does not take possession of the software. In accordance with ASC 350-40, internally developed software is capitalized during the application development stage. Research and development expenses related to salaries and payroll related costs for employees involved in the preliminary project stage and activities occurring after the implementation of the software are expensed as incurred. Costs incurred for software upgrades are capitalized if they result in additional functionalities or substantial enhancements. Development costs cease capitalization upon completion of all substantial testing when the software is substantially complete and ready for its intended use and are amortized on a straight-line basis over the estimated useful life, which is generally three years. Amortization of internal-use software begins when the software is ready for its intended use.

The Company evaluates annually its intangible assets for potential impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. There were no impairments of intangible assets as of December 31, 2021 and 2022.

The estimated useful lives of intangible assets are as follows:

Internally developed software	3 years
Software	3 years

Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. There were no impairment losses on long-lived assets for the years ended December 31, 2021 and 2022.

F-13

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

2. Summary of Significant Accounting Policies (Continued)

Revenue Recognition

The Company adopted the new revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, starting January 1, 2020 using the modified retrospective method for contracts that were not completed as of the date of adoption. The adoption of this ASC 606 did not have a material impact on the Company’s consolidated financial statements.

The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

The Company elected a practical expedient that it does not adjust the promised amount of consideration for the effects of a significant financing component if the Company expects that, upon the inception of revenue contracts, the period between when the Company transfers its promised services or deliverables to its clients and when the clients pay for those services or deliverables will be one year or less.

As a practical expedient, the Company elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that the Company otherwise would have recognized is one year or less.

The Company is engaging in the development and provision of financial trading solutions to customers via internet or platform as software as a service.

The transaction price is allocated to each performance obligation on a relative stand-alone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

The Company enters into contracts with customers that include promises to transfer various services, which are generally capable of being distinct and accounted for as separate performance obligations. Revenue is recognized when the promised services are transferred to customers, in an amount that reflects the consideration allocated to the respective performance obligation.

The Company provides trading solution services to customers (including brokers and institutional clients) for their trading on forex, commodity and bullion, through the Company’s internally developed trading platform as software as a service. The Company’s internally developed software is used in providing financial trading solutions services to customers and the customers access and uses the software over the internet or via a dedicated line in which an end user of the software does not take possession of the software. The Company’s trading solution provides a variety of functions suitable for front-end transaction executions and back-office settlement operations. In a contract with a customer, it would normally require the Company to perform or delivery one or more of the following in return for a consideration. The contract normally includes one or more of the following services, subject to the request of the customers, and the transaction price of each service fee has stated stand-alone in the contract with reference to the Company’s price list. The Company identified each distinct service as a performance obligation. The recognition and measurement of revenues is based on the assessment of individual contract terms.

The Company’s principal revenue stream includes:

(a)	Initial set up, installation and customization services

The Company provides initial set up, installation and customization services of trading platform solution and financial value-added services for each customer as agreed upon in the contracts. Initial set up, installation and customization services are services to help the customer to configure the platform according to the needs of the customers. The Company provides specific customization as part of its development and provision of financial trading solutions. The Company’s customization services include development of customer-requested functions and features on the Company’s platform per customer specifications, i.e., the software specifications. Such services are undertaken specifically for the customer in question and do not necessarily benefit other customers.

F-14

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

2. Summary of Significant Accounting Policies (Continued)

As the initial set up, installation and customization services are capable of being distinct and the promise to transfer the service is distinct within the context of the contract, the Company concludes that the initial set up, installation and customization services to be accounted for as a single performance obligation. The entire transaction prices of initial set up, installation and customization services are allocated to a single performance obligation and the Company recognizes revenue based on its effort or inputs to the satisfaction of a performance obligation over time as work progresses because of the continuous transfer of control to the customer. The Company uses input method represent a reasonable measure of progress towards the satisfaction of a performance in order to estimate the portion of revenue earned.

(b)	Subscriptions

The Company provides customers the right to access its internally developed trading platform for the use of the trading solutions services for a specified period of time.

The Company concludes that each monthly subscription fee (1) is distinct and (2) meets the criteria for recognizing revenue over time. In addition, the Company concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the customers each month. That is, the benefit consumed by the clients is substantially similar for each month. Therefore, the Company concludes that the monthly subscription fee satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. The Company recognizes revenues from subscriptions ratably when it satisfies its performance obligations throughout the contract terms.

(c)	Hosting, support and maintenance services

The Company provides hosting, technical support and maintenance services to customers for the use of the trading solutions services for a specific period. The Company concludes that each monthly hosting, support and maintenance service fee (1) is distinct and (2) meets the criteria for recognizing revenue over time. In addition, the Company concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the customers each month. That is, the benefit consumed by the clients is substantially similar for each month. Therefore, the Company concludes that the monthly hosting, support and maintenance service fee satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. The Company recognizes revenues from hosting, support and maintenance services ratably when it satisfies its performance obligations throughout the contract terms.

(d)	Liquidity services

The Company provides liquidity services to customers for the use of the fully automatic hedging solution and sending their clients’ orders directly to liquidity providers such as institutional brokers, market makers, exchanges and prime of prime brokers. The Company’s liquidity services enable its customers to access and match with the liquidity made available by liquidity providers through the Company’s trading solutions. The liquidity services are distinct and are identified as one performance obligation. As stipulated in the contract, the Company will charge a liquidity service income based on the transaction volume of orders sent directly to the liquidity providers under the liquidity services provided by the Company, with a minimum monthly fee for certain customers. The Company will review the customers’ transaction volume of orders monthly and the revenue from providing liquidity services between customers and liquidity providers is recognized at point in time.

(e)	White label services

The Company provides white label services to customers by allowing them to add additional labels or brands to the trading platform services. This provides customers the highest flexibility to operate their trading platform business based on their individual business development strategy or marketing needs at a lower operating cost. The Company concludes that each monthly white label service fee at fixed rate (1) is distinct and (2) meets the criteria for recognizing revenue over time. In addition, the Company concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the customers each month. That is, the benefit consumed by the clients is substantially similar for each month. Therefore, the Company concludes that the monthly white label service fee satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. The Company recognizes revenues from white label services ratably when it satisfies its performance obligations throughout the contract terms.

F-15

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

2. Summary of Significant Accounting Policies (Continued)

(f)	Quotes/news/package subscription services

The Company provides subscription services to customers for professional strategy analysis, economic calendar, instant news, real-time quotes and data feed. The Company will subscribe the information or data from the service providers and will convert the raw data into usable data that can be used in the trading platform of the Company. The Company concludes that each monthly subscription fee at fixed rate (1) is distinct and (2) meets the criteria for recognizing revenue over time. In addition, the Company concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the customers each month. That is, the benefit consumed by the clients is substantially similar for each month. Therefore, the Company concludes that the monthly subscription service fee satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. The Company recognizes revenues from subscription services ratably when it satisfies its performance obligations throughout the contract terms.

The following table presents disaggregated information of revenues by business lines for the years ended December 31, 2021 and 2022, respectively:

	For the years ended December 31,
	2021	2022	2022
	HK$	HK$	US$
Initial set up, installation and customization services	8,147,473	7,140,076	915,218
Subscriptions	12,124,676	11,414,976	1,463,177
Hosting, support and maintenance services	3,304,830	4,186,369	536,611
Liquidity services	3,220,992	6,699,586	858,756
White label services	1,860,221	1,889,188	242,157
Quotes/news/package subscription services	3,554,778	3,601,632	461,659
Total revenue	32,212,970	34,931,827	4,477,578

Revenue disaggregated by timing of revenue recognition for 2021 and 2022 is disclosed in the table below:

	For the years ended December 31,
	2021	2022	2022
	HK$	HK$	US$
Point in time	3,506,631	6,699,586	858,756
Over time	28,706,339	28,232,240	3,618,822
Total revenue	32,212,970	34,931,827	4,477,578

The Company also selected to apply the practical expedients allowed under ASC Topic 606 to omit the disclosure of remaining performance obligations for contracts with an original expected duration of one year or less. There is no loss contract for the years ended December 31, 2021 and 2022. As of December 31, 2021 and 2022, all contracts of the Company were with an original expected duration within one year.

F-16

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

2. Summary of Significant Accounting Policies (Continued)

Contract Liabilities

The Company’s contract liabilities include payments received in advance of performance under trading solution service contracts which will be recognized as revenue as the Company executed the trading solution services with customers under the contract, as well as the deferred installation service fee received from trading solution services.

Contract Liabilities are recognized when the customers pay consideration before the Company recognizes the related revenue. Contract Liabilities would also be recognized if the Company has an unconditional right to receive consideration before the Company recognizes the related revenue.

Other Income (expense), net

Government subsidies primarily relate to one-off entitlement granted by the Hong Kong government pursuant to the Employment Support Scheme under the Anti-epidemic Fund. Employers participating in ESS were required to undertake and warrant that they would: (i) not implement redundancies during the subsidy period; and (ii) spend all the wage subsidies on paying wages to their employees. If an employer fails to use all the subsidies received to pay the wages of his/her employees, the Hong Kong Government will claw back the unspent balance of the subsidy. If the total number of employees on the payroll in any one month of the subsidy period is less than the “committed headcount of paid employees”, the employer will have to pay a penalty to the Hong Kong Government. The Company has (i) not implement redundancies during the subsidy period; and (ii) spend all the wage subsidies on paying wages to its employees. There was no unfulfilled conditions nor other contingencies attached to the ESS funding. Government subsidies received and recognized as other income totaled HK$379,363 and HK$734,059 (US$94,092) for the years ended December 31, 2021 and 2022, respectively.

Cost of Revenue

The Company’s cost of revenue is primarily comprised of the amortization of the internally developed software, staff costs and other direct costs associated with providing trading solution services, including data center and support costs related to delivering online services. These costs are expenses as incurred.

Research and development

Research and development expenses primarily consist of payroll and other personnel-related expenses of the Company’s software development team.

F-17

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

2. Summary of Significant Accounting Policies (Continued)

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company believes there were no uncertain tax positions as of December 31, 2021 and 2022, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. In general, the Inland Revenue Department of Hong Kong has up to seven years to conduct examinations of the Company’s tax filings. Accordingly, the tax years from 2017 to 2022 of the Company’s Hong Kong subsidiaries remain open to examination by the taxing jurisdictions. The Company is not currently under examination by an income tax authority, nor has it been notified that an examination is contemplated.

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of December 31, 2021 and 2022, there were no dilutive shares.

Comprehensive Income

Comprehensive income consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustment resulting from the Company translating its financial statements from functional currency into reporting currency.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, cash flows from the Company’s operations are formulated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

F-18

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

2. Summary of Significant Accounting Policies (Continued)

Significant Risks

Market Risk of Financial Instrument

We are subject to financial market risks, including changes in foreign currency exchange rate risk with respect to our investment at fair value consisting of short-term foreign exchange investment made by the Company which is denominated in the US$. The fluctuation in US$ may result in increase or decrease in the value of our investment at fair value. We consider the foreign exchange risk in relation to transactions denominated in US$ with respect to HK$ is not significant as HK$ is pegged to US$.

The trades of foreign currencies conducted by the Company are denominated in the US$ and are paired with currencies with strong liquidity traded in highly transparent markets, including such currencies as the EURO, USD, GBP, CHF, AUD, CAD and NZD, etc. Fluctuation in exchange rates, changes in monetary and/or fiscal policy or inflation in the countries in which the Company paired its trades of foreign currencies could have a material adverse effect on its results of operations. The clear position limits and floating profit/loss limits are set to manage the market risks of its foreign exchange positions.

Currency Risk

The Company’s operating activities are transacted in HK$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Company considers the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$.

Concentration and Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and accounts receivable. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash with financial institutions located in Hong Kong. The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, the Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company establishes an allowance for credit losses based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented. The management believes that its contract acceptance, billing, and collection policies are adequate to minimize material credit risk. Application for progress payment of contract works is made on a regular basis. The Company seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the management.

For the years ended December 31, 2021 and 2022, all of the Company’s assets were located in Hong Kong and all of the Company’s revenue were derived from its subsidiaries located in Hong Kong. The Company has a concentration of its revenue and accounts receivable with specific customers.

For the year ended December 31, 2021, one customer accounted for approximately 10.5% of the Company’s total revenue. For the year ended December 31, 2022, one customer accounted for approximately 18.0% of the Company’s total revenue.

As of December 31, 2021, one customer’s accounts receivable accounted for 88.4% of the total accounts receivable. Two customers’ accounts receivable accounted for 27.2% and 21.4% of the total accounts receivable as of December 31, 2022, respectively.

For the years ended December 31, 2021 and 2022, no vendor accounted for over 10% of the Company’s total purchase.

As of December 31, 2021, one supplier’s accounts payable accounted for 100% of the total accounts payable. No supplier’s accounts payable accounted for over 10% of the total accounts payable as of December 31, 2022.

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit and floating rate borrowings, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage the interest risk exposure.

F-19

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

2. Summary of Significant Accounting Policies (Continued)

Recently Issued Accounting Standards, not yet Adopted by the Company

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. The Company has not early adopted this update and it will become effective on January 1, 2023. The adoption of ASU 2019-05 is not expected to have a material impact of on the Company’s consolidated financial statements and related disclosures.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated balance sheets, statements of income and comprehensive income, cash flows or disclosures.

F-20

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

3. Accounts Receivable, net

Accounts receivable, net consisted of the following at December 31:

	2021	2022	2022
	HK$	HK$	US$
Accounts receivable	681,230	1,630,469	208,994
Less: allowance for doubtful accounts	-	(497,099)	(63,718)
Accounts receivable, net	681,230	1,133,370	145,276

The movement of allowance for doubtful accounts are as follows:

	2021	2022	2022
	HK$	HK$	US$
Balance at beginning of the year ended December 31	-	-	-
Addition	-	497,099	63,718
Balance at end of the year ended December 31	-	497,099	63,718

4. Contract Liabilities

Contract liabilities consisted of the following at December 31:

	2021	2022	2022
	HK$	HK$	US$
Billings in advance of performance obligation under contracts	5,474,175	4,199,173	538,252

The Company’s contract liabilities include payments received in advance of performance under trading solution service contracts which will be recognized as revenue as the Company executed the trading solution services with customers under the contract, as well as the deferred installation and customization service fee received from trading solution services.

The movement in contract liabilities is as follows:

	2021	2022	2022
	HK$	HK$	US$
Balance at beginning of the year ended December 31	10,153,594	5,474,175	701.682
Decrease in contract liabilities as a result of recognizing revenue during the year was included in the contract liabilities at the beginning of the year	(10,153,594)	(5,474,175)	(701.682)
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	5,474,175	4.199.173	538.252

Balance at end of the year ended December 31	5,474,175	4.199.173	538.252

None of billings in advance of performance received that is expected to be recognized as income after more than one year.

F-21

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

5. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following as of December 31:

	2021	2022	2022
	HK$	HK$	US$
Rental and utility deposits	967,103	479,076	61,408
Prepayments	378,655	346,064	44,359
	1,345,758	825,140	105,767
Less: amount classified as long term deposit	(479,076)	(479,076)	(61,408)
Prepaid expense and other current asset	866,682	346,064	44,359

6. Property and Equipment, net

Property and equipment, stated at cost less accumulated depreciation, consisted of the following as of December 31:

	2021	2022	2022
	HK$	HK$	US$
Computer equipment	2,117,370	2,103,315	269,604
Furniture and fixture	652,217	590,217	75,654
Office equipment	90,057	90,057	11,544
Leasehold improvements	652,073	652,073	83,583
Less: accumulated depreciation	(3,207,960)	(3,312,357)	(424,580)
Net book value	303,757	123,305	15,805

Depreciation expense of property and equipment totaled HK$253,063 and HK$222,173 (US$28,478) for the years ended December 31, 2021 and 2022, respectively.

7. Intangible Assets, net

Intangible assets, stated at cost less accumulated amortization, consisted of the following as of December 31:

	2021	2022	2022
	HK$	HK$	US$
Software	221,382	223,381	28,633
Internally developed software	52,805,509	58,540,105	7,503,699
Less: accumulated amortization	(39,283,569)	(45,198,714)	(5,793,593)
	13,743,322	13,564,772	1,738,739

Amortization expense of intangible assets totaled HK$5,996,618 and HK$6,160,391 (US$789,642) for the years ended December 31, 2021 and 2022, respectively. No impairment charge was recognized for any of the periods presented.

Amortization expense expected for the next five years is as follows:

Twelve months ending December 31,	HK$	US$
2023	4,361,264	559,029
2024	2,346,839	300,819
2025	2,784,174	356,876
2026	2,378,434	304,869
2027	1,694,061	217,146
	13,564,772	1,738,739

F-22

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

8. Leases

The Company leases office under non-cancelable operating lease agreement. Pursuant to the new lease standard ASC 842-10-55, this lease is treated as operating leases. Management determined the incremental borrowing rate was 4.125% for the lease that began in 2019 and 4.0% for 2022. This lease is on a fixed payment basis. None of the leases include contingent rentals.

Description of lease	Lease term
Office in Wanchai, Hong Kong	3 years from January 31, 2019 to January 30, 2022
Office at Wanchai, Hong Kong	2 years from January 31, 2022 to January 30, 2024

(a) Amounts recognized in the consolidated balance sheet:

	2021	2022	2022
	HK$	HK$	US$
Right-of-use assets	138,222	1,730,717	221,844

Operating lease liabilities - current	138,275	1,624,066	208,174
Operating lease liabilities - non-current	-	138,289	17,726

Weighted average remaining lease term (in years)	0.08	1.08
Weighted average discount rate (%)	4.125	4.0

(b) A summary of lease cost recognized in the Company’s consolidated statements of income and supplemental cash flow information related to operating leases is as follows:

	2021	2022	2022
	HK$	HK$	US$
Amortization charge of right-of-use assets	1,658,667	1,601,824	205,322
Interest of lease liabilities	42,192	93,435	11,977
Cash paid for operating leases	1,665,000	1,663,674	213,251
Operating lease right-of-use assets, obtained in exchange for operating lease liabilities	-	3,194,319	409,449

(c) The following table shows the remaining contractual maturities of the Company’s operating lease liabilities as of December 31, 2022:

	HK$	US$
2023	1,665,000	213,420
2024	138,750	17,785
Total future lease payments	1,803,275	231,205
Less: imputed interest	(41,395)	(5,305)
Present value of operating lease liabilities	1,762,355	225,900

F-23

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

9. Accrued Expenses and Other Current Liabilities

Components of accrued expenses and other current liabilities are as follows as of December 31:

	2021	2022	2022
	HK$	HK$	US$
Other payables	6,123	-	-
Accrued bonus	1,114,205	1,099,913	140,987
Accrued legal and professional fee	430,787	201,380	25,813
Accrued expenses	368,363	542,953	69,596
	1,919,478	1,844,246	236,396

10. Bank Borrowings

Components of bank borrowings are as follows as of December 31:

	2021	2022	2021
	HK$	HK$	US$
Bank of Communications (Hong Kong) Limited – Loan 1 (1)	7,169,846	5,626,386	721,193
Standard Chartered Bank (Hong Kong) Limited – Loan 2 (2)	5,000,000	4,321,239	553,898
Standard Chartered Bank (Hong Kong) Limited – Loan 3 (3)	2,847,150	2,791,603	357,829
Standard Chartered Bank (Hong Kong) Limited – Loan 4 (4)	1,000,000	881,170	112,949
Total	16,016,996	13,620,398	1,745,869

Less: current portion of long-term bank borrowings	(2,421,804)	(3,701,162)	(474,417)
Non-current portion of long-term bank borrowings	13,595,192	9,919,236	1,271,452

(1)	On April 25, 2019, m-FINANCE borrowed HK$11,000,000 as working capital for 7 years from April 25, 2019 to April 24, 2026 at an annual interest rate of 4.125% under the loan agreement with Bank of Communications (Hong Kong) Limited signed on April 16, 2019. The loan was secured by personal guarantee from Tai Wai (Stephen) Lam, who is the director and shareholder of the Company.

(2)	On December 22, 2020, m-FINANCE borrowed HK$5,000,000 as working capital for 60 months from December 22, 2020 to December 22, 2025 at an annual interest rate of 2.75% under the loan agreement with Standard Chartered Bank (Hong Kong) Limited. The loan was secured by personal guarantees from Tai Wai (Stephen) Lam and Chi Weng Tam, who are the directors and shareholders of the Company.

(3)	On November 2, 2021, mFTT borrowed HK$2,847,150 as working capital for 5 years from November 2, 2021 to November 2, 2026 at an annual interest rate of 2.75% under the loan agreement with Standard Chartered Bank (Hong Kong) Limited. The loan was secured by personal guarantees from Tai Wai (Stephen) Lam and Chi Weng Tam, who are the directors and shareholders of the Company.

(4)	On May 31, 2021, m-FINANCE borrowed HK$1,000,000 as working capital for 5 years from May 31, 2021 to May 31, 2026 at an annual interest rate of 2.75% under the loan agreement with Standard Chartered Bank (Hong Kong) Limited. The loan was secured by personal guarantees from Tai Wai (Stephen) Lam and Chi Weng Tam, who are the directors and shareholders of the Company.

Interest expenses pertaining to the above bank borrowings for the years ended December 31, 2021 and 2022 amounted to HK$479,904 and HK$443,577 (US$56,858), respectively. The weighted average annual interest rate for the years ended December 31, 2021 and 2022 was 3.0% and 3.3%, respectively.

Maturities of the bank borrowings were as follows:

	HK$	US$
2023	4,164,584	533,818
2024	4,164,584	533,818
2025	4,164,584	533,818
2026	2,073,359	265,764
Total bank borrowings repayments	14,567,111	1,867,218
Less: imputed interest	(946,713)	(121,349)
Total	13,620,398	1,745,869

F-24

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

11. Income Taxes

British Virgin Islands

Under the current and applicable laws of BVI, the Company is not subject to tax on income or capital gains.

China

The Company’s subsidiary, m-FINANCE Software (Shenzhen) Limited (“SZ WFOE”) established in the PRC is subject to PRC Enterprises Income Tax rate of 25% for both current year and prior year.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

The components of the income tax provision are as follows:

	For the years ended December 31,
	2021	2022	2022
	HK$	HK$	US$
Current tax	-	229,355	29,399
Deferred tax	431,630	158,490	20,315
Total income tax expense	431,630	387,845	49,714

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax asset and liability are as follows:

	For the years ended December 31,
	2021	2022	2022
	HK$	HK$	US$
Deferred tax assets:
- Depreciation of property and equipment	63,921	85,519	10,962
- Net operating loss carry forwards	286,750	-	-
Total deferred tax assets	350,671	85,519	10,962
Less: valuation allowance	(84,710)	-	-
Deferred tax assets, net	265,961	85,519	10,962

Deferred tax liabilities:
- Amortization of capitalized development costs	(2,267,648)	(2,238,187)	(286,892)
Deferred tax liabilities, net	(2,001,687)	(2,152,668)	(275,930)

The Company evaluated the recoverable amounts of deferred tax assets, and provided a valuation allowance to the extent that future taxable profits will be available against which the net operating loss and temporary difference can be utilized. The Company considers both positive and negative factors when assessing the future realization of the deferred tax assets and applied weigh to the relative impact of the evidence to the extent it could be objectively verified.

As of December 31, 2021, the Company had net operating loss carry-forward of HK$1,224,498 (US$156,995), HK$267,257 (US$34,265) and HK$246,134 (US$31,557) from m-FINANCE, mFTT and OTX, respectively. These losses can offset future taxable income and can be carried forward indefinitely under the current tax legislation in Hong Kong. For the year ended December 2021, the Company believed that it was more likely than not that mFTT and OTX will be unable to fully utilize its deferred tax assets related to the net operating loss carry-forward in Hong Kong. As a result, the valuation allowance of HK$84,710 was recorded against the gross deferred tax asset balance as of December 31, 2021. As of December 31, 2022, the Company had fully utilized the net operating loss carry-forward from m-FINANCE, mFTT and OTX.

The Company recognized deferred tax liabilities related to taxable temporary differences arising on amortization of capitalized development costs. The deferred tax liabilities will reverse as the capitalized development costs are amortized.

F-25

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

11. Income Taxes (Continued)

Reconciliation between the provision for income taxes computed by applying the Hong Kong Profits Tax rate of 16.5% to income before income taxes and the actual provision of income taxes is as follows:

	For the years ended December 31,
	2021	2022	2022
	HK$	HK$	US$
Profit before income taxes	10,781,225	7,206,444	923,725
Hong Kong Profits Tax rate	16.5%	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	1,778,902	1,189,063	152,415
Reconciling items:
Tax effect of income that is not taxable	(62,679)	(115,120)	(14,756)
Tax effect of expenses that are not deductible (2)	124,513	752,329	96,434
The effect of tax rates in different tax jurisdictions	(1,295)	8,250	1,057
Research and development credit (1)	(1,478,363)	(1,318,956)	(169,064)
Effect of two-tier tax rate	-	(85,438)	(10,952)
Change in valuation allowance	52,355	(84,710)	(10,858)
Others	18,197	42,427	5,438
Income tax expenses	431,630	387,845	49,714

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended December 31, 2021 and 2022.

(1)	Research and development credit was arising from the tax authority of Hong Kong provided enhanced tax deduction for expenditure incurred by enterprises on a qualifying research and development activity and enterprises will be able to enjoy additional tax deduction for expenditure incurred on domestic research and development.

Research and development expenditures eligible for deduction are classified into “Type A expenditures” which are qualified for 100 per cent deduction, and “Type B expenditures” which are qualified for the enhanced tax deduction. Type B expenditures have a two-tiered deduction regime. The deduction is 300 per cent for the first HK$2 million of the aggregate amount of payments made to designated local research institutions for qualifying research and development activities and expenditures incurred by enterprises from carrying out in-house qualifying research and development activities. The remaining amount is qualified for 200 per cent deduction. There is no cap on the amount of enhanced tax deduction and the deduction is applicable to all enterprises. Enterprises can claim the enhanced tax deduction in relation to the qualifying research and development expenditures on or after April 1, 2018. Since the Company’s expenditures on research and development were incurred from carrying out in-house qualifying research and development activities, its expenditures on research and development were eligible for deduction as Type B expenditures.

(2)	These non-deductible expenses are a result on non-deductible IPO expenses and change in fair value on financial assets at fair value.

12. Related Party Balance and Transactions

The following is a list of related parties which the Company has balances and transactions with:

(a)	Tai Wai (Stephen) Lam, a director and a shareholder of the Company.
(b)	Chi Weng Tam, a director, an executive officer and a shareholder of the Company.
(c)	PrimeTime Global Technologies Limited, controlled by DTXS FinTech Holdings Limited.
(d)	PrimeTime Global Markets Limited, controlled by DTXS PrimeTime Holdings Limited.
(e)	DTXS Fintech Holdings Limited, controlled by Metallic Icon Limited.
(f)	Metallic Icon Limited, controlled by Gaderway Investments Limited.
(g)	DTXS PrimeTime Holdings Limited, controlled by Metallic Icon Limited.
(h)	Gaderway Investments Limited, the shareholder of the Company.
(i)	Digital Mind Holdings Limited, controlled by Metallic Icon Limited.

F-26

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

a. Due from related parties

As of December 31, 2021 and 2022, the balances of amounts due from related parties were as follows:

		2021	2022	2022
		HK$	HK$	US$
Tai Wai (Stephen) Lam (a)	(1)	5,794,360	-	-
Chi Weng Tam (b)	(1)	3,338,543	-	-
PrimeTime Global Technologies Limited (c)	(2)	160,825	-	-
PrimeTime Global Markets Limited (d)	(3)	462,111	-	-
DTXS Fintech Holdings Limited (e)	(4)	14,319,362	-	-
Metallic Icon Limited (f)	(5)	58,172	-	-
DTXS PrimeTime Holdings Limited (g)	(6)	35,970	-	-
Gaderway Investments Limited (h)	(7)	62,300	-	-
Digital Mind Holdings Limited (i)	(8)	-	-	-
		24,231,643	-	-

(1)	The balance represented the advances to the directors. These amounts were unsecured, interest-free and repayable on demand. The outstanding balances have been assigned to Digital Mind Holdings Limited on June 29, 2022. The amounts due from related parties is presented as a reduction of the shareholder’s equity as of December 31, 2021 pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G.
(2)	The balance represented fund transfer which were unsecured, interest-free and repayable on demand. The outstanding balances have been assigned to Digital Mind Holdings Limited on June 29, 2022. The amounts due from related parties is presented as a reduction of the shareholder’s equity as of December 31, 2021 pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G.
(3)	The balance represented fund transfer which were unsecured, interest-free and repayable on demand. The outstanding balances have been assigned to Digital Mind Holdings Limited on June 29, 2022. The amounts due from related parties is presented as a reduction of the shareholder’s equity as of December 31, 2021 pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G.
(4)	The balance represented the expenses paid on behalf of DTXS Fintech Holdings Limited. These amounts were unsecured, interest-free and repayable on demand. The outstanding balances have been assigned to Digital Mind Holdings Limited on June 29, 2022. The amounts due from related parties is presented as a reduction of the shareholder’s equity as of December 31, 2021 pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G.
(5)	The balance represented the expenses paid on behalf of Metallic Icon Limited and fund transfer. These amounts were unsecured, interest-free and repayable on demand. The outstanding balances have been assigned to Digital Mind Holdings Limited on June 29, 2022. The amounts due from related parties is presented as a reduction of the shareholder’s equity as of December 31, 2021 pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G.
(6)	The balance represented the expenses paid on behalf of DTXS PrimeTime Holdings Limited. These amounts were unsecured, interest-free and repayable on demand. The outstanding balances have been assigned to Digital Mind Holdings Limited on June 29, 2022. The amounts due from related parties is presented as a reduction of the shareholder’s equity as of December 31, 2021 pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G.
(7)	The balance represented the expenses paid on behalf of Gaderway Investments Limited. These amounts were unsecured, interest-free and repayable on demand. The outstanding balances have been assigned to Digital Mind Holdings Limited on June 29, 2022. The amounts due from related parties is presented as a reduction of the shareholder’s equity as of December 31, 2021 pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G.
(8)	On June 29, 2022, m-FINANCE entered into a sale debt assignment agreement with Digital Mind Holdings Limited, the then shareholder of m-FINANCE, in which m-FINANCE consented to the assignment of amounts owed from the related parties, including Tai Wai (Stephen) Lam, Chi Weng Tam, PrimeTime Global Technologies Limited, PrimeTime Global Markets Limited, DTXS Fintech Holdings Limited, Metallic Icon Limited, DTXS PrimeTime Holdings Limited and Gaderway Investments Limited in the total amount of HK$22,615,322 (equivalent to US$2,898,843) to Digital Mind Holdings Limited. The amounts due from related parties is presented as a reduction of the shareholder’s equity pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G. The amounts due from related parties presented as a reduction of the shareholder’s equity have been fully settled by (i) netting off the dividend payable in the amounts of HK$10,114,311 (equivalent to US$1,296,457) declared on August 15, 2022 and the remaining balance was settled in cash in August 2022.

F-27

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

12. Related Party Balance and Transactions (Continued)

b. Accounts receivable – a related party

As of December 31, 2021 and 2022, the balances of accounts receivable from a related party were as follows:

		2021	2022	2022
		HK$	HK$	US$
PrimeTime Global Technologies Limited (c)	(1)	-	242,379	31,068

(1)	The balance represented the accounts receivable from PrimeTime Global Technologies Limited for the subscription income and commission income. The balance as at December 31, 2022 has been settled subsequently. For details, please refer to “e. Related Party Transactions” below.

c. Due to related parties

As of December 31, 2021 and 2022, the balances of amounts due to related parties were as follows:

		2021	2022	2022
		HK$	HK$	US$
Gaderway Investments Limited (h)	(1)	310,010	306,110	39,237

(1)	The balance represented the amount advance to the Company. These amounts were unsecured, interest-free and repayable on demand.

d. Accrued expenses – a related party

As of December 31, 2021 and 2022, the balances of accrued expenses to a related party were as follows:

		2021	2022	2022
		HK$	HK$	US$
PrimeTime Global Markets Limited (d)	(1)	-	290,160	37,193

(1)	The balance represented the accrued expenses to PrimeTime Global Markets Limited for the subscription fee. For details, please refer to “e. Related Party Transactions” below.

e. Related Party Transactions

For the years ended December 31, 2021 and 2022, the related party transactions were as follows:

		2021	2022	2022
	Note	HK$	HK$	US$
Outsourcing fee paid to PrimeTime Global Technologies Limited (c)	1	875,358	113,410	14,537
Outsourcing fee paid to PrimeTime Global Markets Limited (d)	1	87,178	191,795	24,584
Subscription fee paid to PrimeTime Global Markets Limited (d)	2	320,566	290,160	37,193
Subscription fee received from PrimeTime Global Technologies Limited (c)	3	190,098	180,015	23,074
Sales commission received from PrimeTime Global Technologies Limited (c)	4	284,646	235,194	30,147

Notes:

1.	The Company outsourced some works to the related parties, PrimeTime Global Markets Limited and PrimeTime Global Technologies Limited for handling software implementation work and supporting services including quality assurance, technical support and maintenance services for the Company and the related parties charged an outsourcing fee for providing such services. Since the Company wants to focus on its human resources for the developing new functions and upgrading existing functions, it outsources some of its ancillary works to related parties and independent third parties. The outsourcing fee was recorded as outsourcing fee in the cost of revenue.
2.	PrimeTime Global Markets Limited charged the Company for a subscription fee when the Company used PrimeTime Global Markets Limited’s white label services. While PrimeTime Global Markets Limited provided white label hosting support services, the related party transaction is conducive to the stability of the operation of the Company’s white label services. The subscription fee was recorded as expense to net off against the sundry income as other income incurred over the same period.
3.	The Company charged PrimeTime Global Technologies Limited for a subscription fee when it used the subscription services of the Company. The subscription income was recorded as revenue.
4.	The Company charged PrimeTime Global Technologies Limited for sales commission from business referred by the Company. The Company will charge a commission fee at an agreed percentage from the sales amount referred by the Company to PrimeTime Global Technologies Limited. The sales commission was recorded as commission income in the other income.

f. Personal guarantees from related parties for bank loans

Tai Wai (Stephen) Lam and Chi Weng Tam, the directors and shareholders of the Company, have jointly or severally provided personal guarantees for several bank loans of the Company. For details, please refer to Note 10.

13. Shareholders’ Equity

Ordinary shares

The Company was established under the laws of the British Virgin Islands on June 15, 2022. The Company is authorized to issue an unlimited number of Ordinary Shares of no par value. On June 15, 2022, the Company issued 50,000 shares to the controlling shareholder at no par value. On August 11, 2023, the Company’s sole shareholder, Gaderway Investments Limited, approved a share split of its outstanding Ordinary Shares at a ratio of 1:231.7, which became effective immediately, resulting in 11,585,000 ordinary shares issued and outstanding after the share split. All shares and per share amounts used herein and in the accompanying consolidated financial statements have been retroactively adjusted to reflect the share split pursuant to ASC 260-10-55-12.

As a result, there are total 11,585,000 shares issued and outstanding. The issuance of these 11,585,000 ordinary shares is considered as part of the Reorganization of the Company, which was retrospectively applied as if the transaction occurred at the beginning of the period presented (see Note 1).

On March 23, 2022, m-FINANCE declared an interim dividend of HK$0.863 per share (equivalent to US$0.111 per share), or HK$10,000,000 in aggregate (equivalent to US$1,281,805), to its shareholder, which was settled by cash on March 24, 2022. On June 30, 2022, m-FINANCE declared an interim dividend of HK$0.691 per share (equivalent to US$0.089 per share) or HK$8,000,000 (equivalent to US$1,025,444), to its shareholder, and the amount of the dividend payable was concurrently settled by netting off the outstanding amounts due from related parties. On August 15, 2022, m-FINANCE declared an interim dividend of HK$0.873 per share (equivalent to US$0.112 per share) or HK$10,114,311 in aggregate (equivalent to US$1,296,457), to its shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from the related parties. The amounts due from related parties is presented as a reduction of the shareholder’s equity pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G.

F-28

mF International Limited and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2021 and 2022

14. Commitments and Contingencies

Commitments

As of December 31, 2022, the Company did not have any significant capital and other commitments.

Contingencies

In March 2020, the World Health Organization declared COVID-19 a pandemic and there is a resurgence in 2022. The COVID-19 pandemic has resulted in quarantines, travel restrictions, limitations on social or public gatherings, and the temporary closure of business venues and facilities across the world. The negative impacts of the COVID-19 outbreak on the Company’s business include: (i) the uncertain economic conditions may deter clients from engaging our services; (ii) quarantines impeded its ability to contact existing and new clients. Travel restrictions limited other parties’ ability to visit and meet us in person. Although most communication could be achieved via video calls, this form of remote communication could be less effective in building trust and communicating with existing and new clients; and (iii) the operations of the clients of the Company have been and could continue to be negatively impacted by the epidemic, which may in turn adversely impact their business performance, and result in a decreased demand for its services.

For the years ended December 31, 2021 and 2022, some of the Company’s customers were lost, since certain small-sized customers had to shut down their businesses as a result of the adverse impact of the COVID-19 pandemic on their profitability. While COVID-19 may have significant impact in the Company’s business, the prolonged phenomenon of COVID-19 and the effects of mutations in the virus, both in terms of extent and intensity of the pandemic, together with their impact on the Company’s industry and the macroeconomic situations are still difficult to anticipate and may pose substantial uncertainties. In the event that the health and economic environment does not improve, or there is no significant recovery in the regions where the clients of the Company are served or operate, the Company’s business, results of operations and financial condition could be materially and adversely affected. Considering the balance between infection risks and the resumption of economic and livelihood impetus, the Hong Kong government canceled isolation orders to infected persons beginning January 30, 2023. All mandatory mask-wearing requirements were lifted with effect beginning March 1, 2023. Starting April 1, 2023, Hong Kong terminated its pre-departure COVID-19 testing requirement for overseas travelers, ending all pandemic-related restrictions on visitors entering the city. The Company will continuously assess and adopt measures to offset any challenges created by the pandemic.

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made.

On December 20, 2021, m-FINANCE entered into a settlement agreement with one of its clients for HK$2,650,000 to settle a contractual dispute that occurred during the year ended December 31, 2021 in relation to a project for which an agreement could not be reached with the customer for the final software specifications, and has been fully settled in cash as of December 31, 2021.

15. Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company’s assets are all located in Hong Kong and all of the Company’s revenue, based on the location of services, and expense are derived in the Hong Kong. Therefore, no geographical segments are presented.

16. Subsequent Events

On March 27, 2023, the Company declared an interim dividend of HK$0.218 per share (equivalent to US$0.028 per share), or HK$2,528,413 in aggregate (equivalent to US$324,093), to its shareholder, which was settled by cash on the same day. On July 31, 2023, the Company declared an interim dividend of HK$0.242 per share (equivalent to US$0.031 per share), or HK$2,800,800 in aggregate (equivalent to US$359,008), to its shareholder, which was settled by cash on the same day.

The Company evaluated all events and transactions that occurred after December 31, 2022 up through the date the Company issued the consolidated financial statements. Other than the event disclosed above, there was no other subsequent event occurred that would require recognition or disclosure in the Company’s consolidated financial statements.

F-29

mF International Limited and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

As of December 31, 2022 and June 30, 2023

	As of
	December 31, 2022	June 30, 2023	June 30, 2023
	HK$	HK$	US$
Assets
Current assets
Cash	12,063,731	6,828,366	871,376
Accounts receivable	1,133,370	2,405,322	306,946
Prepaid expenses and other current assets	346,064	637,243	81,319
Investment at fair value	1,979,268	992,378	126,639
Total current assets	15,522,433	10,863,309	1,386,280
Non-current assets
Property and equipment, net	123,305	90,027	11,488
Intangible assets, net	13,564,772	13,578,716	1,732,797
Operating lease right-of-use assets	1,730,717	931,924	118,924
Long term deposit	479,076	-	-
Deferred initial public offering (“IPO”) costs	3,119,900	5,772,005	736,573
Total assets	34,540,203	31,235,981	3,986,062

Liabilities and Shareholders’ Equity
Current liabilities
Accrued expenses and other current liabilities	1,844,246	276,851	35,329
Amounts due to related parties	306,110	306,110	39,063
Current portion of bank borrowings	3,701,162	3,766,070	480,593
Contract liabilities	4,199,173	5,253,141	670,360
Current portion of operating lease liabilities	1,624,066	961,623	122,714
Tax payable	229,355	394,501	50,343
Total current liabilities	11,904,112	10,958,296	1,398,402
Non-current liabilities
Bank borrowings	9,919,236	8,003,138	1,021,290
Operating lease liabilities	138,289	-	-
Deferred tax liabilities, net	2,152,668	2,156,881	275,242
Total liabilities	24,114,305	21,118,315	2,694,934
COMMITMENTS AND CONTINGENCIES
Shareholders’ equity
Ordinary shares, authorized to issue an unlimited number of Ordinary Shares of no par value, 11,585,000 shares issued and outstanding as of December 31, 2022 and June 30, 2023, respectively*	3,900	3,900	500
Additional paid-in capital	2,042,379	2,042,379	260,631
Retained earnings	8,478,877	8,170,802	1,042,686
Accumulated other comprehensive loss	(99,258)	(99,415)	(12,689)
Total shareholders’ equity	10,425,898	10,117,666	1,291,128

Total liabilities and shareholders’ equity	34,540,203	31,235,981	3,986,062

* Giving retroactive effect to the 1 for 231.7 share split effected on August 11, 2023.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-30

mF International Limited and Subsidiaries

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

For the Years Ended June 30, 2022 and 2023

	For the six months ended June 30,
	2022	2023	2023
	HK$	HK$	US$
Revenue	16,748,002	14,153,693	1,806,170
Cost of revenue	8,358,037	6,896,648	880,090
Gross profit	8,389,965	7,257,045	926,080

Operating expenses
Selling and marketing expenses	82,260	79,200	10,107
Research and development expenses	66,684	-	-
General and administrative expenses	2,480,909	4,620,203	589,590
Total operating expenses	2,629,853	4,699,403	599,697
Income from operations	5,760,112	2,557,642	326,383

Other income (expense)
Other income, net	581,061	43,643	5,569
Realized loss on disposal of financial assets at fair value	-	(7,874)	(1,005)
Change in fair value on financial assets at fair value	(1,088,666)	(2,091)	(266)
Interest expense, net	(197,077)	(201,624)	(25,729)
Total other expenses, net	(704,682)	(167,946)	(21,431)

Income before income taxes	5,055,430	2,389,696	304,952
Income tax expense	(259,595)	(169,358)	(21,612)
Net income	4,795,835	2,220,338	283,340

Other comprehensive loss
Foreign currency translation adjustment	(6)	(157)	(20)
Comprehensive income	4,795,829	2,220,181	283,320

Weighted average shares outstanding – basic and diluted*	11,585,000	11,585,000	11,585,000

Earnings per share – basic and diluted*	0.414	0.192	0.024

* Giving retroactive effect to the 1 for 231.7 share split effected on August 11, 2023.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-31

mF International Limited and Subsidiaries

Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity

For the Years Ended June 30, 2022 and 2023

	For the six months ended June 30, 2022
	Ordinary Shares		Additional Paid-in	Amounts due from Related	Retained	Accumulated Other Comprehensive
	Shares*	Amount	Capital	Parties	Earnings	Loss	Total
		HK$	HK$	HK$	HK$	HK$	HK$
Balance as of December 31, 2021	11,585,000	3,900	2,042,379	(24,231,643)	29,774,589	(106,754)	7,482,471

Net income	-	-	-	-	4,795,835	-	4,795,835

Repayment from related parties	-	-	-	1,400,404	-	-	1,400,404

Dividend declared	-	-	-	8,000,000	(18,000,000)	-	(10,000,000)

Foreign currency translation adjustments	-	-	-	-	-	(6)	(6)

Balance as of June 30, 2022	11,585,000	3,900	2,042,379	(14,831,239)	16,570,424	(106,760)	3,678,704

	For the six months ended June 30, 2023
	Ordinary Shares		Additional Paid-in	Retained	Accumulated Other Comprehensive
	Shares*	Amount	Capital	Earnings	Loss	Total
		HK$	HK$	HK$	HK$	HK$
Balance as of December 31, 2022	11,585,000	3,900	2,042,379	8,478,877	(99,258)	10,425,898

Net income	-	-	-	2,220,338	-	2,220,338

Dividend declared	-	-	-	(2,528,413)	-	(2,528,413)

Foreign currency translation adjustments	-	-	-	-	(157)	(157)

Balance as of June 30, 2023	11,585,000	3,900	2,042,379	8,170,802	(99,415)	10,117,666
		US$	US$	US$	US$	US$
Balance as of June 30, 2023	11,585,000	500	260,631	1,042,686	(12,689)	1,291,128

* Giving retroactive effect to the 1 for 231.7 share split effected on August 11, 2023.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-32

mF International Limited and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2022 and 2023

	For the six months ended June 30,
	2022	2023	2023
	HK$	HK$	US$
Cash flows from operating activities:
Net income	4,795,835	2,220,338	283,340
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	151,823	81,434	10,392
Amortization of intangible assets	3,099,215	3,044,041	388,454
Amortization of right-of-use assets and interest of lease liabilities	852,001	830,561	105,989
Allowance for credit losses	-	70,878	9,045
Realized loss on disposal of financial assets at fair value	-	7,874	1,005
Change in fair value on financial assets at fair value	1,088,666	2,091	267
Deferred tax expense	36,013	4,213	538

Changes in operating assets and liabilities:
Accounts receivable	(341,732)	(1,342,830)	(171,360)
Prepaid expenses and other current assets	636,481	187,897	23,978
Accrued expenses and other current liabilities	(1,384,954)	(1,567,395)	(200,017)
Contract liabilities	(1,095,939)	1,053,968	134,498
Tax payable	223,582	165,146	21,074
Operating lease liabilities	(831,175)	(832,501)	(106,236)
Net cash provided by operating activities	7,229,816	3,925,715	500,967

Cash flows from investing activities:
Purchase of property and equipment	(48,253)	(48,156)	(6,145)
Costs to obtain and develop software	(2,738,977)	(3,064,985)	(391,127)
Purchase of investment at fair value	(156,000)	-	-
Disposals of investment at fair value	4,068,302	984,799	125,671
Net cash (used in) provided by investing activities	1,125,072	(2,128,342)	(271,601)

Cash flows from financing activities:
Repayment from related parties	1,400,404	-	-
Dividend paid	(10,000,000)	(2,528,413)	(322,654)
Repayment of bank borrowings	(896,877)	(1,851,190)	(236,233)
Deferred IPO costs	(2,183,900)	(2,652,105)	(338,438)
Net cash used in financing activities	(11,680,373)	(7,031,708)	(897,325)

Effect of exchange rate changes on cash	4,527	(1,030)	(133)

Net decrease in cash	(3,320,958)	(5,235,365)	(668,092)

Cash, beginning of period	10,081,583	12,063,731	1,539,468

Cash, end of period	6,760,625	6,828,366	871,376

Supplemental disclosure information:
Cash paid for income tax	-	-	-
Cash paid for interest	171,194	251,131	32,047

Supplemental non-cash in investing and financing activities:
Operating lease right-of-use assets, obtained in exchange for operating lease obligations	3,194,319	-	-
Dividend payable which was settled by netting off against the outstanding amounts due from related parties	8,000,000	-	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-33

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

1. Organization and Business Description

Organization and Nature of Operations

mF International Limited (the “Company” or “mF International”) is a limited liability company established under the laws of the British Virgin Islands on June 15, 2022. It is a holding company with no business operation. The Company conducts its business mainly through its three subsidiaries in Hong Kong (collectively, the “Group”). The Group is principally engaged in research and development and sales of financial trading solutions via internet or platform as software as a service.

As of June 30, 2023, the Company has direct or indirect interests in the following subsidiaries:

Name	Place and date of incorporation	Ownership	Principal activity
m-FINANCE Limited (“m-FINANCE”)	Hong Kong February 11, 2002	100% owned by the Company	Engages in development and provision of financial trading solutions.
m-FINANCE Trading Technologies Limited (“mFTT”)	Hong Kong March 21, 2013	100% owned by m-FINANCE	Engages in business of liquidity providers related services and other financial value-added services.
Omegatraders Systems Limited (“OTX “)	Hong Kong December 10, 2009	100% owned by m-FINANCE	Engages in the business of algorithm trading research & development and investment.
m-FINANCE Software (Shenzhen) Limited (“SZ WFOE”)	China March 27, 2014	100% owned by m-FINANCE	Dormant and the deregistration was completed on March 21, 2023.

Reorganization

A reorganization of the legal structure of the Company (the “Reorganization”) was completed on August 22, 2022. Prior to the Reorganization, the Company’s main Hong Kong subsidiary, m-FINANCE, with its three subsidiaries mFTT, OTX and SZ WFOE, was ultimately controlled by Gaderway Investments Limited.

As part of the Reorganization, mF International was incorporated under the laws of the British Virgin Islands on June 15, 2022, and being interspersed between Gaderway Investments Limited and m-FINANCE. Consequently, mF International became the holding company of m-FINANCE, with its three subsidiaries on August 22, 2022. The Company and its subsidiaries resulting from Reorganization has always been under the common control of the same controlling shareholder, Gaderway Investments Limited, before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying unaudited condensed consolidated financial statements.

F-34

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2023 include all adjustments (consisting of only normal recurring adjustments) considered necessary to present fairly the financial position, results of operations and cash flows for such interim periods. The results of operations for the six months ended June 30, 2023 are not necessarily indicative of results to be expected for the full year of 2023. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2021 and 2022.

The unaudited condensed consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of Estimates and Assumptions

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the provision for doubtful accounts and impairment assessment for the internally developed software. Actual results could differ from those estimates.

F-35

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (Continued)

Foreign Currency Translation

The Company uses Hong Kong Dollar (“HK$”) as its reporting currency. The functional currency of the Company in British Virgin Islands is United States Dollar (“US$”). For the Company’s subsidiaries in Hong Kong, the functional currency is HK$. For the Company’s subsidiary in the PRC, the functional currency is RMB. The functional currencies are the respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

In the unaudited condensed consolidated financial statements, the financial information of the Company and other entities located outside of the Hong Kong has been translated into HK$. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, and revenues, and expenses, gains and losses are translated using the average rate for the period. Gains or losses resulting from foreign currency transactions are included in the accompanying unaudited condensed consolidated statements of income and comprehensive income.

Convenience Translation

Translations of amounts in the unaudited condensed consolidated balance sheets, unaudited condensed consolidated statements of income and comprehensive income, unaudited condensed consolidated statements of changes in shareholders’ equity and unaudited condensed consolidated statements of cash flows from HK$ into US$ as of and for the six months ended June 30, 2023 are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HK$7.8363, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at such rate or at any other rate.

Investment at fair value

Investment at fair value represents the amount of short-term foreign exchange investment made by the Company involving buying the currency of one country while selling that of another with the intention to optimize a trading algorithm based on live market interactions. The management of the Company intended to retain such funds to continue making short-term foreign exchange investment in such investment accounts in the near future. Such balance is classified as current asset and measured in fair value under ASC 820. Any gain or loss arising from the transactions would be recognized in profit or loss.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 820 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 - Quoted prices in active markets for identical assets and liabilities.

Level 2 - Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of cash, accounts receivable, amounts due from related parties, operating lease, prepaid expenses and other current assets, accounts payable, contract liabilities, income taxes payable, amounts due to related parties, accrued expenses and other current liabilities approximate the fair value of the respective assets and liabilities as of December 31, 2022 and June 30, 2023 owing to their short-term nature or present value of the assets and liabilities.

The Company values its short-term investments which mainly consist of foreign exchange investment with certain brokerage companies to trade with foreign currencies, based on the quoted market value and the Company classifies the valuation techniques that use these inputs as Level 1, because the prices of the foreign currencies are quoted in the active market.

The following table sets forth the Company’s assets and liabilities that are measured at fair value on a recurring basis and are categorized using the fair value hierarchy as shown in the following table.

		As of December 31, 2022
	Level 1	Level 2	Level 3	Balance at fair value
Assets	HK$	HK$	HK$	HK$
Investment at fair value - Foreign exchange investment	1,979,268	-	-	1,979,268

		As of June 30, 2023
	Level 1	Level 2	Level 3	Balance at fair value
Assets	HK$	HK$	HK$	HK$
Investment at fair value - Foreign exchange investment	992,378	-	-	992,378
	US$	US$	US$	US$
Investment at fair value - Foreign exchange investment	126,639	-	-	126,639

The Company’s non-financial assets, such as property and equipment would be measured at fair value only if they were determined to be impaired.

F-36

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (Continued)

Cash

Cash include cash on hand and demand deposits in accounts maintained with commercial banks that can be added or withdrawn without limitation with original maturities of less than three months. The Company maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are protected up to HKD500,000 per account holder in each bank which is a member of the Hong Kong Deposit Protection Scheme.

Accounts Receivable

On January 1, 2023, the Company adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”). ASC 326 requires the application of a credit loss model based prospectively on current expected credit losses (CECL), and replaces the previous model based retrospectively on past incurred losses. The Company adopted ASC 326 using the modified retrospective method for all financial assets measured at amortized cost, of which the Company reported only accounts receivable as of December 31, 2022. Results for reporting periods beginning January 1, 2023 are presented under ASC 326.

The Company carries accounts receivable at the face amounts less a reserve for estimated credit losses. As of December 31, 2022, the Company recorded an allowance for doubtful accounts related to accounts receivable of HK$497,099. The Company estimated its reserve for credit losses using relevant available information from internal and external sources relating to past events, current conditions and reasonable and supportable forecasts. Consequently, to reflect the cumulative effects of the adoption of ASC 326, the Company recorded the balance of the reserve for credit losses was HK$497,099 as of January 1, 2023. During the six months ended June 30, 2023, the Company recorded HK$70,878 adjustments for credit losses on the unaudited condensed consolidated financial statement related to accounts receivable. As of June 30, 2023, the reserve for credit losses was HK$567,977 (US$72,480).

Prepaid Expenses

Prepaid expenses represent advance payments made to the service providers for the IT solution services and the vendors for certain prepaid services such as insurance, utilities deposits and rental deposits. Prepaid expenses are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. As of December 31, 2022 and June 30, 2023, management believes that the Company’s prepaid expenses are not impaired.

Deferred IPO costs

Deferred IPO costs consist primarily of direct expenses paid to attorneys, consultants, underwriters, and other parties related to the Company’s IPO. The balance will be offset with the proceeds received at the closing of IPO.

F-37

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (Continued)

Lease

On January 1, 2019, the Company adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB, using the modified retrospective transition method and elected the transition option to use an effective date of January 1, 2019 as the date of initial application. The adoption of Topic 842 resulted in the presentation of operating lease right of use (“ROU”) assets and operating lease liabilities on the unaudited condensed consolidated balance sheet. See Note 8 for additional information.

The lease standard provides practical expedients for an entity ongoing accounting. The Company elected to apply the short-term lease exception for lease arrangements with a lease term of 12 months or less at commencement. Lease terms used to compute the present value of lease payments do not include any option to extend, renew or terminate the lease that the Company is not able to reasonably certain to exercise upon the lease inception. Accordingly, operating lease right-of-use assets and liabilities do not include leases with a lease term of 12 months or less.

The Company did not adopt the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. Non-lease components include payments for building management, utilities and property tax. It separates the non-lease components from the lease components to which they relate.

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

The operating right-of-use assets and related operating lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets.

Operating lease right-of-use of assets

The right-of-use of asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Operating lease liabilities

Lease liability is initially measured at the present value of the outstanding lease payments at the commencement date, discounted using the Company incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise fixed lease payments, variable lease payments that depend on an index or a rate, amounts expected to be payable under a residual value guarantee and any exercise price under a purchase option that the Company is reasonably certain to exercise.

Lease liability is measured at amortized cost using the effective interest rate method. It is remeasured when there is a change in future lease payments, if there is a change in the estimate of the amount expected to be payable under a residual value guarantee, or if there is any change in the Company assessment of option purchases, contract extensions or termination options.

F-38

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (Continued)

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is provided for on a straight-line basis over the estimated useful lives of the related assets as follows:

Computer equipment	2 years
Furniture and fixture	3 years
Office equipment	3 years
Leasehold improvements	Shorter of 5 years or the remaining lease term

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the unaudited condensed consolidated statements of Income and comprehensive income in other income or expenses.

The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible assets, net

The Company’s internally developed software is used in providing financial trading solutions services to customers and the customers access and uses the software over the internet or via a dedicated line in which an end user of the software does not take possession of the software. In accordance with ASC 350-40, internally developed software is capitalized during the application development stage. Research and development expenses related to salaries and payroll related costs for employees involved in the preliminary project stage and activities occurring after the implementation of the software are expensed as incurred. Costs incurred for software upgrades are capitalized if they result in additional functionalities or substantial enhancements. Development costs cease capitalization upon completion of all substantial testing when the software is substantially complete and ready for its intended use and are amortized on a straight-line basis over the estimated useful life, which is generally three years. Amortization of internal-use software begins when the software is ready for its intended use.

The Company evaluates annually its intangible assets for potential impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. There were no impairments of intangible assets as of December 31, 2022 and June 30, 2023.

The estimated useful lives of intangible assets are as follows:

Internally developed software	3 years
Software	3 years

Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. There were no impairment losses on long-lived assets for the six months ended June 30, 2022 and 2023.

F-39

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (Continued)

Revenue Recognition

The Company adopted the new revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, starting January 1, 2020 using the modified retrospective method for contracts that were not completed as of the date of adoption. The adoption of this ASC 606 did not have a material impact on the Company’s unaudited condensed consolidated financial statements.

The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

The Company elected a practical expedient that it does not adjust the promised amount of consideration for the effects of a significant financing component if the Company expects that, upon the inception of revenue contracts, the period between when the Company transfers its promised services or deliverables to its clients and when the clients pay for those services or deliverables will be one year or less.

As a practical expedient, the Company elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that the Company otherwise would have recognized is one year or less.

The Company is engaging in the development and provision of financial trading solutions to customers via internet or platform as software as a service.

The transaction price is allocated to each performance obligation on a relative stand-alone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

The Company enters into contracts with customers that include promises to transfer various services, which are generally capable of being distinct and accounted for as separate performance obligations. Revenue is recognized when the promised services are transferred to customers, in an amount that reflects the consideration allocated to the respective performance obligation.

The Company provides trading solution services to customers (including brokers and institutional clients) for their trading on forex, commodity and bullion, through the Company’s internally developed trading platform as software as a service. The Company’s internally developed software is used in providing financial trading solutions services to customers and the customers access and uses the software over the internet or via a dedicated line in which an end user of the software does not take possession of the software. The Company’s trading solution provides a variety of functions suitable for front-end transaction executions and back-office settlement operations. In a contract with a customer, it would normally require the Company to perform or delivery one or more of the following in return for a consideration. The contract normally includes one or more of the following services, subject to the request of the customers, and the transaction price of each service fee has stated stand-alone in the contract with reference to the Company’s price list. The Company identified each distinct service as a performance obligation. The recognition and measurement of revenues is based on the assessment of individual contract terms.

The Company’s principal revenue stream includes:

(a)	Initial set up, installation and customization services

The Company provides initial set up, installation and customization services of trading platform solution and financial value-added services for each customer as agreed upon in the contracts. Initial set up, installation and customization services are services to help the customer to configure the platform according to the needs of the customers. The Company provides specific customization as part of its development and provision of financial trading solutions. The Company’s customization services include development of customer-requested functions and features on the Company’s platform per customer specifications, i.e., the software specifications. Such services are undertaken specifically for the customer in question and do not necessarily benefit other customers.

As the initial set up, installation and customization services are capable of being distinct and the promise to transfer the service is distinct within the context of the contract, the Company concludes that the initial set up, installation and customization services to be accounted for as a single performance obligation. The entire transaction prices of initial set up, installation and customization services are allocated to a single performance obligation and the Company recognizes revenue based on its effort or inputs to the satisfaction of a performance obligation over time as work progresses because of the continuous transfer of control to the customer. The Company uses input method represent a reasonable measure of progress towards the satisfaction of a performance in order to estimate the portion of revenue earned.

F-40

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(b)	Subscriptions

The Company provides customers the right to access its internally developed trading platform for the use of the trading solutions services for a specified period of time.

The Company concludes that each monthly subscription fee (1) is distinct and (2) meets the criteria for recognizing revenue over time. In addition, the Company concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the customers each month. That is, the benefit consumed by the clients is substantially similar for each month. Therefore, the Company concludes that the monthly subscription fee satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. The Company recognizes revenues from subscriptions ratably when it satisfies its performance obligations throughout the contract terms.

(c)	Hosting, support and maintenance services

The Company provides hosting, technical support and maintenance services to customers for the use of the trading solutions services for a specific period. The Company concludes that each monthly hosting, support and maintenance service fee (1) is distinct and (2) meets the criteria for recognizing revenue over time. In addition, the Company concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the customers each month. That is, the benefit consumed by the clients is substantially similar for each month. Therefore, the Company concludes that the monthly hosting, support and maintenance service fee satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. The Company recognizes revenues from hosting, support and maintenance services ratably when it satisfies its performance obligations throughout the contract terms.

(d)	Liquidity services

The Company provides liquidity services to customers for the use of the fully automatic hedging solution and sending their clients’ orders directly to liquidity providers such as institutional brokers, market makers, exchanges and prime of prime brokers. The Company’s liquidity services enable its customers to access and match with the liquidity made available by liquidity providers through the Company’s trading solutions. The liquidity services are distinct and are identified as one performance obligation. As stipulated in the contract, the Company will charge a liquidity service income based on the transaction volume of orders sent directly to the liquidity providers under the liquidity service provided by the Company, with a minimum monthly fee for certain customers. The Company will review the customers’ transaction volume of orders monthly and the revenue from providing liquidity services between customers and liquidity providers is recognized at point in time.

(e)	White label services

The Company provides white label services to customers by allowing them to add additional labels or brands to the trading platform services. This provides customers the highest flexibility to operate their trading platform business based on their individual business development strategy or marketing needs at a lower operating cost. The Company concludes that each monthly white label service fee at fixed rate (1) is distinct and (2) meets the criteria for recognizing revenue over time. In addition, the Company concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the customers each month. That is, the benefit consumed by the clients is substantially similar for each month. Therefore, the Company concludes that the monthly white label service fee satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. The Company recognizes revenues from white label services ratably when it satisfies its performance obligations throughout the contract terms.

F-41

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(f)	Quotes/news/package subscription services

The Company provides subscription services to customers for professional strategy analysis, economic calendar, instant news, real-time quotes and data feed. The Company will subscribe the information or data from the service providers and will convert the raw data into usable data that can be used in the trading platform of the Company. The Company concludes that each monthly subscription fee at fixed rate (1) is distinct and (2) meets the criteria for recognizing revenue over time. In addition, the Company concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the customers each month. That is, the benefit consumed by the clients is substantially similar for each month. Therefore, the Company concludes that the monthly subscription service fee satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. The Company recognizes revenues from subscription services ratably when it satisfies its performance obligations throughout the contract terms.

The following table presents disaggregated information of revenues by business lines for the six months ended June 30, 2022 and 2023, respectively:

	For the six months ended June 30,
	2022	2023	2023
	HK$	HK$	US$
Initial set up, installation and customization services	940,156	3,658,174	466,824
Subscriptions	7,176,952	5,038,199	642,931
Hosting, support and maintenance services	2,128,599	1,980,230	252,700
Liquidity services	3,676,288	1,234,655	157,556
White label services	962,963	960,484	122,569
Quotes/news/package subscription services	1,863,044	1,281,951	163,590
Total revenue	16,748,002	14,153,693	1,806,170

Revenue disaggregated by timing of revenue recognition for six months ended June 30, 2022 and 2023 is disclosed in the table below:

	For the six months ended June 30,
	2022	2023	2023
	HK$	HK$	US$
Point in time	4,697,400	1,234,655	157,556
Over time	12,050,602	12,919,038	1,648,614
Total revenue	16,748,002	14,153,693	1,806,170

The Company also selected to apply the practical expedients allowed under ASC Topic 606 to omit the disclosure of remaining performance obligations for contracts with an original expected duration of one year or less. As of December 31, 2022 and June 30, 2023, all contracts of the Company were with an original expected duration within one year.

F-42

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (Continued)

Contract Liabilities

The Company’s contract liabilities include payments received in advance of performance under trading solution service contracts which will be recognized as revenue as the Company executed the trading solution services with customers under the contract, as well as the deferred installation service fee received from trading solution services.

Contract Liabilities are recognized when the customers pay consideration before the Company recognizes the related revenue. Contract Liabilities would also be recognized if the Company has an unconditional right to receive consideration before the Company recognizes the related revenue.

Other Income (expense), net

Government subsidies primarily relate to (i) one-off entitlement granted by the Hong Kong government pursuant to the Employment Support Scheme under the Anti-epidemic Fund in 2022 and (ii) funds for participation in promotion activities in 2023. Employers participating in ESS were required to undertake and warrant that they would: (i) not implement redundancies during the subsidy period; and (ii) spend all the wage subsidies on paying wages to their employees. If an employer fails to use all the subsidies received to pay the wages of his/her employees, the Hong Kong Government will claw back the unspent balance of the subsidy. If the total number of employees on the payroll in any one month of the subsidy period is less than the “committed headcount of paid employees”, the employer will have to pay a penalty to the Hong Kong Government. The Company has (i) not implement redundancies during the subsidy period; and (ii) spend all the wage subsidies on paying wages to its employees. There was no unfulfilled conditions nor other contingencies attached to the ESS funding. Government subsidies received and recognized as other income totaled HK$261,968 and HK$34,261 (US$4,372) for the six months ended June 30, 2022 and 2023, respectively.

Cost of Revenue

The Company’s cost of revenue is primarily comprised of the amortization of the internally developed software, staff costs and other direct costs associated with providing trading solution services, including data center and support costs related to delivering online services. These costs are expenses as incurred.

Research and development

Research and development expenses primarily consist of payroll and other personnel-related expenses of the Company’s software development team.

F-43

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (Continued)

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the unaudited condensed consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for unaudited condensed consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company believes there were no uncertain tax positions at December 31, 2022 and June 30, 2023, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. In general, the Inland Revenue Department of Hong Kong has up to seven years to conduct examinations of the Company’s tax filings. Accordingly, the tax years from 2017 to 2022 of the Company’s Hong Kong subsidiaries remain open to examination by the taxing jurisdictions. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of December 31, 2022 and June 30, 2023, there were no dilutive shares.

Comprehensive Income

Comprehensive income consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustment resulting from the Company translating its financial statements from functional currency into reporting currency.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, cash flows from the Company’s operations are formulated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

F-44

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (Continued)

Significant Risks

Market Risk of Financial Instrument

We are subject to financial market risks, including changes in foreign currency exchange rate risk with respect to our investment at fair value consisting of short-term foreign exchange investment made by the Company which is denominated in the US$. The fluctuation in US$ may result in increase or decrease in the value of our investment at fair value. We consider the foreign exchange risk in relation to transactions denominated in US$ with respect to HK$ is not significant as HK$ is pegged to US$.

The trades of foreign currencies conducted by the Company are denominated in the US$ and are paired with currencies with strong liquidity traded in highly transparent markets, including such currencies as the EURO, USD, GBP, CHF, AUD, CAD and NZD, etc. Fluctuation in exchange rates, changes in monetary and/or fiscal policy or inflation in the countries in which the Company paired its trades of foreign currencies could have a material adverse effect on its results of operations. The clear position limits and floating profit/loss limits are set to manage the market risks of its foreign exchange positions.

Currency Risk

The Company’s operating activities are transacted in HK$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Company considers the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$.

Concentration and Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and accounts receivable. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash with financial institutions located in Hong Kong. The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, the Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company establishes an allowance for credit losses based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented. The management believes that its contract acceptance, billing, and collection policies are adequate to minimize material credit risk. Application for progress payment of contract works is made on a regular basis. The Company seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the management.

For the six months ended June 30, 2022 and 2023, all of the Company’s assets were located in Hong Kong and all of the Company’s revenues were derived from its subsidiaries located in Hong Kong. The Company has a concentration of its revenue and accounts receivable with specific customers.

For the six months ended June 30, 2022, one customer accounted for approximately 19.8% of the Company’s total revenue. For the six months ended June 30, 2023, no customer accounted for over 10% of the Company’s total revenue.

Two customers’ accounts receivable accounted for 27.2% and 21.4% of the total accounts receivable as of December 31, 2022, respectively. As of June 30, 2023, three customers’ accounts receivable accounted for 17.9%, 16.1% and 11.9%, respectively, of the total accounts receivable.

For the six months ended June 30, 2022 and 2023, no vendor accounted for over 10% of the Company’s total purchase.

As of December 31, 2022, one supplier’s accounts payable accounted for 100% of the total accounts payable. As of June 30, 2023, no supplier’s accounts payable accounted for 10% of the total accounts payable.

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit and floating rate borrowings, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage the interest risk exposure.

Recently Issued Accounting Standards, not yet Adopted by the Company

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the unaudited condensed consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its unaudited condensed consolidated balance sheets, statements of income and comprehensive income, cash flows or disclosures.

F-45

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

3. Accounts Receivable, net

Accounts Receivable, net

Accounts receivable, net consisted of the following:

	As of December 31, 2022	As of June 30, 2023	As of June 30, 2023
	HK$	HK$	US$
Accounts receivable	1,630,469	2,973,299	379,426
Less: allowance for doubtful accounts/ credit losses	(497,099)	(567,977)	(72,480)
Accounts receivable, net	1,133,370	2,405,322	306,946

The movement of allowance for doubtful accounts / credit losses are as follows:

	As of December 31, 2022	As of June 30, 2023	As of June 30, 2023
	HK$	HK$	US$
Balance at beginning of the year ended December 31/ six months ended June 30	-	497,099	63,435
Addition	497,099	70,878	9,045
Balance at end of the year ended December 31/ six months ended June 30	497,099	567,977	72,480

4. Contract Liabilities

Contract liabilities consisted of the following at:

	As of December 31, 2022	As of June 30, 2023	As of June 30, 2023
	HK$	HK$	US$
Billings in advance of performance obligation under contracts	4,199,173	5,253,141	670,360

The Company’s contract liabilities include payments received in advance of performance under trading solution service contracts which will be recognized as revenue as the Company executed the trading solution services with customers under the contract, as well as the deferred installation and customization service fee received from trading solution services.

The movement in contract liabilities is as follows:

	As of December 31, 2022	As of June 30, 2023	As of June 30, 2023
	HK$	HK$	US$
Balance at beginning of the year ended December 31/ six months ended June 30	5,474,175	4,199,173	535,862
Decrease in contract liabilities as a result of recognizing revenue during the year was included in the contract liabilities at the beginning of the year	(5,474,175)	(4,199,173)	(535,862)
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	4.199.173	5,253,141	670,360

Balance at end of the year ended December 31/ six months ended June 30	4.199.173	5,253,141	670,360

None of billings in advance of performance received that is expected to be recognized as income after more than one year.

F-46

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

5. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	December 31, 2022	June 30, 2023	June 30, 2023
	HK$	HK$	US$
Rental and utility deposits	479,076	479,076	61,135
Prepayments	346,064	158,167	20,184
	825,140	637,243	81,319
Less: amount classified as long term deposit	(479,076)	-	-
Prepaid expenses and other current assets	346,064	637,243	81,319

6. Property and Equipment, net

Property and equipment, stated at cost less accumulated depreciation, consisted of the following:

	December 31, 2022	June 30, 2023	June 30, 2023
	HK$	HK$	US$
Computer equipment	2,103,315	2,096,795	267,575
Furniture and fixture	590,217	590,217	75,318
Office equipment	90,057	90,057	11,492
Leasehold improvements	652,073	652,073	83,212
Less: accumulated depreciation	(3,312,357)	(3,339,115)	(426,109)
Net book value	123,305	90,027	11,488

Depreciation expense of property and equipment totaled HK$151,823 and HK$81,434 (US$10,392) for the six months ended June 30, 2022 and 2023, respectively.

7. Intangible Assets, net

Intangible assets, stated at cost less accumulated amortization, consisted of the following:

	December 31, 2022	June 30, 2023	June 30, 2023
	HK$	HK$	US$
Software	223,381	223,381	28,506
Internally developed software	58,540,105	58,482,340	7,463,004
Less: accumulated amortization	(45,198,714)	(45,127,005)	(5,758,713)
	13,564,772	13,578,716	1,732,797

Amortization expense of intangible assets totaled HK$3,099,215 and HK$3,044,041 (US$388,454) for the six months ended June 30, 2022 and 2023, respectively. No impairment charge was recognized for any of the periods presented.

Amortization expense expected for the next five years is as follows:

Year ending December 31,	HK$	US$
2023 (remaining six months)	2,356,755	300,748
2024	4,049,145	516,716
2025	3,805,837	485,668
2026	2,353,563	300,341
2027	1,013,416	129,324
	13,578,716	1,732,797

F-47

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

8. Leases

The Company leases office under non-cancelable operating lease agreement. Per the new lease standard ASC 842-10-55, this lease is treated as operating leases. Management determined the incremental borrowing rate was 4.0% for the lease that began in 2022. This lease is on a fixed payment basis. None of the leases include contingent rentals.

Description of lease	Lease term
Office at Wanchai, Hong Kong	3 years from January 31, 2019 to January 30, 2022
Office at Wanchai, Hong Kong	2 years from January 31, 2022 to January 30, 2024

(a) Amounts recognized in the consolidated balance sheet:

	December 31, 2022	June 30, 2023	June 30, 2023
	HK$	HK$	US$
Right-of-use assets	1,730,717	931,924	118,924

Operating lease liabilities - current	1,624,066	961,623	122,714
Operating lease liabilities - non-current	138,289	-	-

Weighted average remaining lease term (in years)	1.08	0.58
Weighted average discount rate (%)	4.0	4.0

(b) A summary of lease cost recognized in the Company’s unaudited condensed consolidated statements of income and supplemental cash flow information related to operating leases for the six months ended June 30, 2022 and 2023 is as follows:

	June 30, 2022	June 30, 2023	June 30, 2023
	HK$	HK$	US$
Amortization charge of right-of-use assets	803,032	798,792	101,935
Interest of lease liabilities	48,969	31,769	4,054
Cash paid for operating leases	831,175	832,501	106,236
Operating lease right-of-use assets, obtained in exchange for operating lease liabilities	3,194,319	-	-

(c) The following table shows the remaining contractual maturities of the Company’s operating lease liabilities as of June 30, 2023:

	HK$	US$
Year ending December 31,
2023 (remaining six months)	832,500	106,236
2024	138,750	17,706
Total future lease payments	971,250	123,942
Less: imputed interest	(9,627)	(1,228)
Present value of operating lease liabilities	961,623	122,714

F-48

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

9. Accrued Expenses and Other Current Liabilities

Components of accrued expenses and other current liabilities are as follows:

	December 31, 2022	June 30, 2023	June 30, 2023
	HK$	HK$	US$
Accrued bonus	1,099,913	-	-
Accrued legal and professional fee	201,380	168,000	21,438
Accrued expenses	542,953	108,851	13,891
	1,844,246	276,851	35,329

10. Bank Borrowings

Components of bank borrowings are as follows as of:

	December 31, 2022	June 30, 2023	June 30, 2023
	HK$	HK$	US$
Bank of Communications (Hong Kong) Limited – Loan 1 (1)	5,626,386	4,837,053	617,262
Standard Chartered Bank (Hong Kong) Limited – Loan 2 (2)	4,321,239	3,735,031	476,632
Standard Chartered Bank (Hong Kong) Limited – Loan 3 (3)	2,791,603	2,455,610	313,363
Standard Chartered Bank (Hong Kong) Limited – Loan 4 (4)	881,170	741,514	94,626
Total	13,620,398	11,769,208	1,501,883

Less: current portion of long-term bank borrowings	(3,701,162)	(3,766,070)	(480,593)
Non-current portion of long-term bank borrowings	9,919,236	8,003,138	1,021,290

(1)	On April 25, 2019, m-FINANCE borrowed HK$11,000,000 as working capital for 7 years from April 25, 2019 to April 24, 2026 at an annual interest rate of 4.125% under the loan agreement with Bank of Communications (Hong Kong) Limited signed on April 16, 2019. The loan was secured by personal guarantee from Tai Wai (Stephen) Lam, who is the director and shareholder of the Company.

(2)	On December 22, 2020, m-FINANCE borrowed HK$5,000,000 as working capital for 60 months from December 22, 2020 to December 22, 2025 at an annual interest rate of 2.75% under the loan agreement with Standard Chartered Bank (Hong Kong) Limited. The loan was secured by personal guarantees from Tai Wai (Stephen) Lam and Chi Weng Tam, who are the directors and shareholders of the Company.

(3)	On November 2, 2021, mFTT borrowed HK$2,847,150 as working capital for 5 years from November 2, 2021 to November 2, 2026 at an annual interest rate of 2.75% under the loan agreement with Standard Chartered Bank (Hong Kong) Limited. The loan was secured by personal guarantees from Tai Wai (Stephen) Lam and Chi Weng Tam, who are the directors and shareholders of the Company.

(4)	On May 31, 2021, m-FINANCE borrowed HK$1,000,000 as working capital for 5 years from May 31, 2021 to May 31, 2026 at an annual interest rate of 2.75% under the loan agreement with Standard Chartered Bank (Hong Kong) Limited. The loan was secured by personal guarantees from Tai Wai (Stephen) Lam and Chi Weng Tam, who are the directors and shareholders of the Company.

Interest expenses pertaining to the above bank borrowings for the six months ended June 30, 2022 and 2023 amounted to HK$197,077 and HK$201,624 (US$25,729), respectively. The weighted average annual interest rate for the six months ended June 30, 2022 and 2023 was 2.6% and 3.4%, respectively.

Maturities of the bank borrowings were as follows:

	HK$	US$
2023 (remaining six months)	2,087,833	266,431
2024	4,177,081	533,043
2025	4,177,081	533,043
2026	2,081,350	265,604
Total bank borrowings repayments	12,523,345	1,598,121
Less: imputed interest	(754,137)	(96,238)
Total	11,769,208	1,501,883

F-49

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

11. Income Taxes

British Virgin Islands

Under the current and applicable laws of BVI, the Company is not subject to tax on income or capital gains.

China

The Company’s subsidiary, m-FINANCE Software (Shenzhen) Limited (“SZ WFOE”) established in the PRC is subject to PRC Enterprises Income Tax rate of 25% for both current year and prior year.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

The components of the income tax provision are as follows:

	For the six months ended June 30,
	2022	2023	2023
	HK$	HK$	US$
Current tax	223,582	165,146	21,074

Deferred tax	36,013	4,212	538
Total income tax expense	259,595	169,358	21,612

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax asset and liability are as follows as of:

	December 31, 2022	June 30, 2023	June 30, 2023
	HK$	HK$	US$
Deferred tax assets:
- Depreciation of property and equipment	85,519	83,608	10,669

Total deferred tax assets	85,519	83,608	10,669
Less: valuation allowance	-	-	-
Deferred tax assets, net	85,519	83,608	10,669

Deferred tax liabilities:
-Amortization of capitalized development costs	(2,238,187)	(2,240,489)	(285,911)
Deferred tax liabilities, net	(2,152,668)	(2,156,881)	(275,242)

The Company evaluated the recoverable amounts of deferred tax assets, and provided a valuation allowance to the extent that future taxable profits will be available against which the net operating loss and temporary difference can be utilized. The Company considers both positive and negative factors when assessing the future realization of the deferred tax assets and applied weigh to the relative impact of the evidences to the extent it could be objectively verified.

As of December 31, 2022, the Company had fully utilized the net operating loss carry-forward from m-FINANCE, mFTT and OTX. As of June 30, 2023, the Company did not have net operating loss carry-forward.

The Company recognized deferred tax liabilities related to taxable temporary differences arising on amortization of capitalized development costs. The deferred tax liabilities will reverse as the capitalized development costs are amortized.

F-50

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

11. Income Taxes (Continued)

Reconciliation between the provision for income taxes computed by applying the Hong Kong Profits Tax rate of 16.5% to income before income taxes and the actual provision of income taxes is as follows:

	For the six months ended June 30,
	2022	2023	2023
	HK$	HK$	US$
Profit (loss) before income taxes	5,055,430	2,389,696	304,952
Hong Kong Profits Tax rate	16.5%	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	834,146	394,300	50,317
Reconciling items:
Tax effect of income that is not taxable	(35)	(43,043)	(5,493)
Tax effect of expenses that are not deductible (2)	179,632	286,540	36,566
The effect of tax rates in different tax jurisdictions	-	4,950	632
Research and development credit (1)	(781,931)	(670,723)	(85,592)
Others	27,783	197,334	25,182
Income tax expenses	259,595	169,358	21,612

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the six months ended June 30, 2022 and 2023.

(1)	Research and development credit was arising from the tax authority of Hong Kong provided enhanced tax deduction for expenditure incurred by enterprises on a qualifying research and development activity and enterprises will be able to enjoy additional tax deduction for expenditure incurred on domestic research and development.

Research and development expenditures eligible for deduction are classified into “Type A expenditures” which are qualified for 100 per cent deduction, and “Type B expenditures” which are qualified for the enhanced tax deduction. Type B expenditures have a two-tiered deduction regime. The deduction is 300 per cent for the first HK$2 million of the aggregate amount of payments made to designated local research institutions for qualifying research and development activities and expenditures incurred by enterprises from carrying out in-house qualifying research and development activities. The remaining amount is qualified for 200 per cent deduction. There is no cap on the amount of enhanced tax deduction and the deduction is applicable to all enterprises. Enterprises can claim the enhanced tax deduction in relation to the qualifying research and development expenditures on or after April 1, 2018. Since the Company’s expenditures on research and development were incurred from carrying out in-house qualifying research and development activities, its expenditures on research and development were eligible for deduction as Type B expenditures.

(2)	These non-deductible expenses are a result on non-deductible IPO expenses and change in fair value on financial assets at fair value.

12. Related Party Balance and Transactions

The following is a list of related parties which the Company has balances with:

(a)	Tai Wai (Stephen) Lam, a director and a shareholder of the Company.
(b)	Chi Weng Tam, a director, an executive officer and a shareholder of the Company.
(c)	PrimeTime Global Technologies Limited, controlled by DTXS FinTech Holdings Limited.
(d)	PrimeTime Global Markets Limited, controlled by DTXS PrimeTime Holdings Limited.
(e)	DTXS Fintech Holdings Limited, controlled by Metallic Icon Limited.
(f)	Metallic Icon Limited, controlled by Gaderway Investments Limited.
(g)	DTXS PrimeTime Holdings Limited, controlled by Metallic Icon Limited.
(h)	Gaderway Investments Limited, the shareholder of the Company.
(i)	Digital Mind Holdings Limited, controlled by Metallic Icon Limited.

As of December 31, 2022 and June 30, 2023, the balances of amounts due from related parties were as follows:

		December 31, 2022	June 30, 2023	June 30, 2023
		HK$	HK$	US$
Tai Wai (Stephen) Lam (a)	(1)	-	-	-
Chi Weng Tam (b)	(1)	-	-	-
PrimeTime Global Technologies Limited (c)	(1)	-	-	-
PrimeTime Global Markets Limited (d)	(1)	-	-	-
DTXS Fintech Holdings Limited (e)	(1)	-	-	-
Metallic Icon Limited (f)	(1)	-	-	-
DTXS PrimeTime Holdings Limited (g)	(1)	-	-	-
Gaderway Investments Limited (h)	(1)	-	-	-
Digital Mind Holdings Limited (i)	(1)	-	-	-
		-	-	-

(1)	On June 29, 2022, m-FINANCE entered into a sale debt assignment agreement with Digital Mind Holdings Limited, the then shareholder of m-FINANCE, in which m-FINANCE consented to the assignment of amounts owed from the related parties, including Tai Wai (Stephen) Lam, Chi Weng Tam, PrimeTime Global Technologies Limited, PrimeTime Global Markets Limited, DTXS Fintech Holdings Limited, Metallic Icon Limited, DTXS PrimeTime Holdings Limited and Gaderway Investments Limited in the total amount of HK$22,615,322 (equivalent to US$2,898,843) to Digital Mind Holdings Limited. The amounts due from related parties is presented as a reduction of the shareholder’s equity pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G. The amounts due from related parties presented as a reduction of the shareholder’s equity have been fully settled by (i) netting off the dividend payable in the amounts of HK$10,114,311 (equivalent to US$1,296,457) declared on August 15, 2022 and the remaining balance was settled in cash in August 2022.

F-51

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

12. Related Party Balance and Transactions (Continued)

a. Accounts receivable – a related party

As of December 31, 2022 and June 30, 2023, the balances of accounts receivable from a related party were as follows:

		December 31, 2022	June 30, 2023	June 30, 2023
		HK$	HK$	US$
PrimeTime Global Technologies Limited	(1)	242,379	-	-

(1)	PrimeTime Global Technologies Limited, indirectly controlled by Gaderway Investments Limited, the shareholder of the Company. The balance represented the accounts receivable from PrimeTime Global Technologies Limited for the subscription income and commission income. For details, please refer to “d. Related Party Transactions” below.

b. Due to related parties

As of December 31, 2022 and June 30, 2023, the balances of amounts due to related parties were as follows:

		December 31, 2022	June 30, 2023	June 30, 2023
		HK$	HK$	US$
Gaderway Investments Limited	(1)	306,110	306,110	39,063

(1)	Gaderway Investments Limited, the shareholder of the Company. The balance represented the amount advance to the Company. These amounts were unsecured, interest-free and repayable on demand.

c. Accrued expenses – a related party

As of December 31, 2022 and June 30, 2023, the balances of accrued expenses to a related party were as follows:

		December 31, 2022	June 30, 2023	June 30, 2023
		HK$	HK$	US$
PrimeTime Global Markets Limited	(1)	290,160	-	-

(1)	PrimeTime Global Markets Limited, indirectly controlled by Gaderway Investments Limited, the shareholder of the Company. The balance represented the accrued expenses to PrimeTime Global Markets Limited for the subscription fee. For details, please refer to “d. Related Party Transactions” below.

d. Related party transactions

The following is a list of related parties which the Company has transactions with:

(a)	PrimeTime Global Technologies Limited, indirectly controlled by Gaderway Investments Limited, the shareholder of the Company.
(b)	PrimeTime Global Markets Limited, indirectly controlled by Gaderway Investments Limited, the shareholder of the Company.

For the six months ended June 30, 2022 and 2023, the related party transactions were as follows:

		2022	2023	2023
	Note	HK$	HK$	US$
Outsourcing fee paid to PrimeTime Global Technologies Limited (a)	1	113,410	-	-
Outsourcing fee paid to PrimeTime Global Markets Limited (b)	1	165,530	-	-
Subscription fee received from PrimeTime Global Technologies Limited (a)	2	13,611	-	-
Sales commission received from PrimeTime Global Technologies Limited (a)	3	62,210	-	-

Notes:

1.	The Company outsourced some works to the related parties, PrimeTime Global Markets Limited and PrimeTime Global Technologies Limited for handling software implementation work and supporting services including quality assurance, technical support and maintenance services for the Company and the related parties charged an outsourcing fee for providing such services. Since the Company wants to focus on its human resources for the developing new functions and upgrading existing functions, it outsources some of its ancillary works to related parties and independent third parties. The outsourcing fee was recorded as outsourcing fee in the cost of revenue.
2.	The Company charged PrimeTime Global Technologies Limited for a subscription fee when it used the subscription services of the Company. The subscription income was recorded as revenue.
3.	The Company charged PrimeTime Global Technologies Limited for sales commission from business referred by the Company. The Company will charge a commission fee at an agreed percentage from the sales amount referred by the Company to PrimeTime Global Technologies Limited. The sales commission was recorded as commission income in the other income.

e. Personal guarantees from related parties for bank loans

Tai Wai (Stephen) Lam and Chi Weng Tam, the directors and shareholders of the Company, have jointly or severally provided personal guarantees for several bank loans of the Company. For details, please refer to Note 10.

13. Shareholders’ Equity

Ordinary shares

The Company was established under the laws of the British Virgin Islands on June 15, 2022. The Company is authorized to issue an unlimited number of Ordinary Shares of no par value. On June 15, 2022, the Company issued 50,000 shares to the controlling shareholder at no par value. On August 11, 2023, the Company’s sole shareholder, Gaderway Investments Limited, approved a share split of its outstanding Ordinary Shares at a ratio of 1:231.7, which became effective immediately, resulting in 11,585,000 ordinary shares issued and outstanding after the share split. All shares and per share amounts used herein and in the accompanying unaudited condensed consolidated financial statements have been retroactively adjusted to reflect the share split pursuant to ASC 260-10-55-12.

As a result, there are total 11,585,000 shares issued and outstanding. The issuance of these 11,585,000 ordinary shares is considered as part of the Reorganization of the Company, which was retrospectively applied as if the transaction occurred at the beginning of the period presented (see Note 1).

On March 23, 2022, m-FINANCE declared an interim dividend of HK$0.863 per share (equivalent to US$0.110 per share), or HK$10,000,000 in aggregate (equivalent to US$1,276,112), to its shareholder, which was settled by cash on March 24, 2022. On June 30, 2022, m-FINANCE declared an interim dividend of HK$0.691 per share (equivalent to US$0.088 per share) or HK$8,000,000 (equivalent to US$1,020,890), to its shareholder, and the amount of the dividend payable was concurrently settled by netting off the outstanding amounts due from related parties. On August 15, 2022, m-FINANCE declared an interim dividend of HK$0.873 per share (equivalent to US$0.111 per share) or HK$10,114,311 in aggregate (equivalent to US$1,290,700), to its shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from the related parties. The amounts due from related parties is presented as a reduction of the shareholder’s equity pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G. On March 27, 2023, the Company declared an interim dividend of HK$0.218 per share (equivalent to US$0.028 per share), or HK$2,528,413 in aggregate (equivalent to US$324,093), to its shareholder, which was settled by cash on the same day.

F-52

mF International Limited and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

14. Commitments and Contingencies

Commitments

As at June 30, 2023, the Company did not have any significant capital and other commitments.

Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made.

15. Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company’s assets are all located in Hong Kong and all of the Company’s revenue, based on the location of services, and expense are derived in the Hong Kong. Therefore, no geographical segments are presented.

16. Subsequent Events

On July 31, 2023, the Company declared an interim dividend of HK$0.242 per share (equivalent to US$0.031 per share), or HK$2,800,800 in aggregate (equivalent to US$357,414), to its shareholder, which was settled by cash on the same day.

The Company evaluated all events and transactions that occurred after June 30, 2023 up through the date the Company issued the unaudited condensed consolidated financial statements. Other than the event disclosed above, there was no other subsequent event occurred that would require recognition or disclosure in the Company’s unaudited condensed consolidated financial statements.

F-53

Until            , 2024, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

1,781,108 Ordinary Shares

mF International Limited

Prospectus dated [●], 2024

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 22, 2024

PRELIMINARY PROSPECTUS

2,317,000 Ordinary Shares

mF INTERNATIONAL LIMITED

This prospectus relates to the resale of 2,317,000 Shareholders Ordinary Shares by the Selling Shareholders, based on an assumed initial public offering price of $[●]. The Company will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders named in this prospectus. The Company is registering on the registration statement of which this prospectus forms a part a total of 4,098,108 Ordinary Shares, based on an assumed initial public offering price of US$[●]. Of the Ordinary Shares being registered, 2,317,000 Shareholders Ordinary Shares are being registered for resale by the Selling Shareholders, and 1,781,108 Public Offering Ordinary Shares, assuming no exercise of the underwriter’s option to purchase additional Ordinary Shares, are being registered for sale in connection with an initial public offering by the Company and resale by the Underwritten Selling Shareholder, in each case, based on an assumed initial public offering price of US$[●] per Ordinary Share. The offering of the Public Offering Ordinary Shares is being made on a firm commitment basis. Prior to this offering, there has been no public market for our Ordinary Shares.

The sales price to the public of the Public Offering Ordinary Shares and the Shareholders Ordinary Shares will be fixed at the initial public offering price per Public Offering Ordinary Share until such time as our Ordinary Shares are listed on Nasdaq; thereafter, the Shareholders Ordinary Shares may be sold at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices. The Company will not receive any proceeds from the sale of any of the 2,317,000 Shareholders Ordinary Shares sold by the Selling Shareholders. The offering of the Shareholders Ordinary Shares by the Selling Shareholders will terminate at the earlier of such time as all of the Shareholders Ordinary Shares have been sold pursuant to the registration statement and the date on which it is no longer necessary to maintain the registration of the Shareholders Ordinary Shares as a result of such Ordinary Shares being permitted to be offered and resold without restriction pursuant to the provisions of Rule 144 of the Securities Act, and the offering of the Shareholders Ordinary Shares may extend for a longer period of time than the offering of the Public Offering Ordinary Shares. The Shareholders Ordinary Shares will be resold from time to time by the Selling Shareholders.

The Company has applied to list the Ordinary Shares on Nasdaq under the symbol “MFI.” It is a condition to the closing of this offering that the Ordinary Shares qualify for listing on Nasdaq and there is no guarantee or assurance that Ordinary Shares will be approved for listing on Nasdaq. At this time, Nasdaq has not yet approved our application to list our Ordinary Shares.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 12 of this prospectus to read about factors you should consider before buying our Ordinary Shares.

The Company is an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Risk Factors — Risks Related to Our Corporate Structure — We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies” on page 17 of this prospectus.

Following the completion of this offering, Gaderway Investments Limited, our largest shareholder, will beneficially own approximately 68.82% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the underwriter’s over-allotment option, or approximately 67.62%, assuming full exercise of the underwriter’s over-allotment option. As such, the Company will be deemed to be a “controlled company” under NASDAQ Listing Rules 5615(c). However, even if the Company is deemed to be a “controlled company,” the Company does not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the NASDAQ Listing Rules. See “Risk Factors” on page 12 and “Management — Controlled Company.” on page 72 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2024

THE OFFERING

Ordinary Shares offered by us	0 Ordinary Shares

Ordinary Shares offered by the Selling Shareholders	2,317,000 Ordinary Shares

Ordinary Shares outstanding prior to completion of this Offering	11,585,000 Ordinary Shares

Ordinary Shares outstanding immediately after this Offering	13,145,000 Ordinary Shares, assuming no exercise of the underwriter’s over-allotment option 13,379,000 Ordinary Shares, assuming full exercise of the underwriter’s over-allotment option

Use of proceeds	The Company will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders named in this prospectus.

USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders. In addition, the underwriter will not receive any compensation from the sale of the Ordinary Shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of the Shareholders Ordinary Shares under this prospectus. The Company has agreed to bear the expenses relating to the registration of the Ordinary Shares for the Selling Shareholders.

SELLING SHAREHOLDERS

The following table sets forth the names of the Selling Shareholders, the number of our Ordinary Shares that the Selling Shareholders beneficially owned prior to the offering for resale of the shares under this prospectus and the maximum number of our Ordinary Shares that may be offered for resale for the account of the Selling Shareholders pursuant to the Public Offering Prospectus and the Resale Prospectus. The table also provides information regarding the number and percentage of our Ordinary Shares beneficially owned by the Selling Shareholders after the offering of the shares as adjusted to reflect the assumed sale of all of the Ordinary Shares offered under the Public Offering Prospectus and the Resale Prospectus.

None of the Selling Shareholders has had any position, office or other material relationship within past three years with the Company. None of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer. For the Ordinary Shares to be offered by the Selling Shareholders, they do not have an agreement or understanding to distribute any of the Ordinary Shares being registered. Each Selling Shareholder may offer for sale from time to time any or all of the Ordinary Shares. The table below assumes that the Selling Shareholders will sell all of the Ordinary Shares offered for sale by the Resale Prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

The Company may require the Selling Shareholders to suspend the sales of Ordinary Shares offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Name of the Selling Shareholders	Ordinary Shares Beneficially Owned Prior to Offering(1)	Percentage Ownership Prior to Offering(2)	Maximum Number of Resale Shares to be Sold(3)	Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering
Cheung Hoi Hung(4)	440,000	3.80%	440,000	0	0%
Zhang Mi(5)	222,000	1.92%	222,000	0	0%
Poon Chung Lung(6)	546,000	4.71%	546,000	0	0%
Chan Chu Hing(7)	569,000	4.91%	569,000	0	0%
Miu Man Cheung(8)	540,000	4.66%	540,000	0	0%

(1)	For the purpose of this table only, the offering refers to the resale of the Ordinary Shares by the Selling Shareholders listed above, assuming the closing of our initial public offering.
(2)	Based on 11,585,000 Ordinary Shares outstanding as of the date of this prospectus.
(3)	This number represents all of the Ordinary Shares that the Selling Shareholders may resell, as applicable, all of which the Company agreed to register.
(4)	Cheung Hoi Hung, holds voting and/or dispositive power over 440,000 Ordinary Shares. The principal business address of Cheung Hoi Hung is: RM 3012, San Shek House, Shek Mun Est, Shatin, NT, Hong Kong.
(5)	Zhang Mi, holds voting and/or dispositive power over 222,000 Ordinary Shares. The principal business address of Zhang Mi is: 1a Njegoseva, Podgorica, Montenegro 81000.
(6)	Poon Chung Lung, holds voting and/or dispositive power over 546,000 Ordinary Shares. The principal business address of Poon Chung Lung is: Flat 905, Block 1, Kwai Shing West Estate, Kwai Chung, New Territories, Hong Kong.
(7)	Chan Chu Hing, holds voting and/or dispositive power over 569,000 Ordinary Shares. The principal business address of Chan Chu Hing is: Flat 908, 9/F, Tai Tung House, Tung Tau (II) Estate, 183 Tung Tau Tsuen Rd, Kowloon, Hong Kong.
(8)	Miu Man Cheung, holds voting and/or dispositive power over 540,000 Ordinary Shares. The principal business address of Miu Man Cheung is: Flat D, 6/F, Blk 4, Royal Peninsula, 8 Hung Lai Rd, Kln, Hong Kong.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, after the effective date of the registration statement of which this Resale Prospectus forms a part, sell any or all of their Ordinary Shares being offered under this Resale Prospectus on any stock exchange, market or trading facility on which our Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders will not offer for sale the Shareholder Ordinary Shares covered by the Resale Prospectus at the initial public offering price of the Public Offering Ordinary Shares until such time as the Ordinary Shares are listed on Nasdaq. Thereafter, the Selling Shareholders may sell their respective Shareholder Ordinary Shares covered by the Resale Prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, or in any manner permitted by the Securities Act, including any one or more of the following ways:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such Ordinary Shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The Ordinary Shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a Selling Shareholder, rather than under this prospectus. The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of Ordinary Shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may pledge their Ordinary Shares to their brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Ordinary Shares.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of Ordinary Shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of Ordinary Shares offered under the Resale Prospectus are made to broker-dealers as principals, the Company would be required to file a post-effective amendment to the registration statement of which the Resale Prospectus forms a part. In the post-effective amendment, the Company would be required to disclose the names of any participating broker- dealers and the compensation arrangements relating to such sales.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Ordinary Shares offered under the Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell Ordinary Shares offered under the Resale Prospectus unless and until the Company sets forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to the Resale Prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which the Resale Prospectus forms a part.

The Selling Shareholders and any other persons participating in the sale or distribution of the Ordinary Shares offered under the Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the Ordinary Shares by, the Selling Shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the securities.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Ordinary Shares in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the Ordinary Shares in the course of hedging the positions they assume with a Selling Shareholder. The Selling Shareholders may also sell the Shareholders Ordinary Shares short and redeliver the securities to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Shareholders Ordinary Shares offered by the Resale Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to such prospectus, as supplemented or amended to reflect such transaction to the extent required. The Selling Shareholders may also pledge the Shareholders Ordinary Shares offered hereby to a broker- dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Shareholders Ordinary Shares pursuant to the Resale Prospectus, as supplemented or amended to reflect such transaction to the extent required.

The Selling Shareholders may enter into derivative transactions with third parties or sell their respective Shareholder Ordinary Shares to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Shareholders Ordinary Shares covered by the Resale Prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the Shareholders Ordinary Shares pledged by a Selling Shareholder or borrowed from a Selling Shareholder or others to settle those sales or to close out any related open borrowings of stock and may use such Shareholders Ordinary Shares received from such Selling Shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in the Resale Prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

The Company may authorize underwriters, dealers and agents to solicit from third parties offers to purchase the Shareholders Ordinary Shares under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions the Company may pay for soliciting these contracts.

In connection with the offering of the Shareholders Ordinary Shares, underwriters may purchase and sell the Ordinary Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of shares than they are required to purchase in connection with the offering of the Shareholders Ordinary Shares. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Ordinary Shares from the Selling Shareholders in the offering of the Shareholders Ordinary Shares. Such underwriters may close out any covered short position by either exercising their option to purchase additional Ordinary Shares or purchasing the Ordinary Shares in the open market. In determining the source of the Ordinary Shares to close out the covered short position, such underwriters will consider, among other things, the price of the Ordinary Shares available for purchase in the open market as compared to the price at which they may purchase the Ordinary Shares through an over-allotment option, if any. “Naked” short sales are any sales in excess of such option. Such underwriters must close out any naked short position by purchasing the Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase the Ordinary Shares in the offering of the Shareholders Ordinary Shares. Stabilizing transactions consist of various bids for or purchases of the Ordinary Shares made by such underwriters in the open market prior to the completion of the offering of the Shareholders Ordinary Shares.

Such underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to other underwriters a portion of the underwriting discount received by it because the representatives have repurchased the Ordinary Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the Ordinary Shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Ordinary Shares. As a result, the price of the Ordinary Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which the Resale Prospectus forms a part by delivering a prospectus. Such members, partners or stockholders would thereby receive freely tradeable Ordinary Shares pursuant to the distribution through such registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), the Company may file a prospectus supplement in order to permit the distributees to use such prospectus to resell such Ordinary Shares acquired in such distribution.

The Shareholders Ordinary Shares covered by the Resale Prospectus may also be sold in private transactions or under Rule 144 under the Securities Act rather than pursuant to such prospectus.

If any of the Ordinary Shares offered for sale pursuant to the Resale Prospectus are transferred other than pursuant to a sale under the Resale Prospectus, then subsequent holders could not use the Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. The Company offers no assurance as to whether any of the Selling Shareholders will sell all or any portion of the Ordinary Shares offered under the Resale Prospectus.

The Company has agreed to pay all fees and expenses it incurs incident to the registration of the Ordinary Shares being offered under the Resale Prospectus. However, each Selling Shareholder and purchaser is responsible for paying any discounts, and similar selling expenses they incur.

The Company and the Selling Shareholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with the Resale Prospectus, including liabilities under the Securities Act.

2,317,000 ORDINARY SHARES

TO BE SOLD BY THE SELLING SHAREHOLDERS

mF INTERNATIONAL LIMITED

PRELIMINARY PROSPECTUS

          , 2024

Until [●], 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Memorandum and Articles, which became effective on June 15, 2022, empowers us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our Company.

We have also entered into indemnification agreements with each of our directors and executive officers in connection with this Offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

The underwriting agreement in connection with this Offering also provides for indemnification of us and our officers, directors or persons controlling us for certain liabilities.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

On June 15, 2022, we issued 50,000 Ordinary Shares to Gaderway Investments Limited to the exemption from registration available under Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
Gaderway Investments Limited	June 15, 2022	50,000	US$500

On August 11, 2023, our sole shareholder, Gaderway Investments Limited, approved a share split of our outstanding Ordinary Shares at a ratio of 1:231.7, which became effective immediately, resulting in 11,585,000 ordinary shares issued and outstanding after the share split. All references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the split of our Ordinary Shares as if it had occurred at the beginning of the earlier period presented.

After the share split of our Ordinary Shares effective on August 11, 2023, in November 2023, Gaderway Investments Limited entered into instruments of transfer with five investors (collectively, the “Investors”), whereby Gaderway Investments Limited sold an aggregate of 2,317,000 Ordinary Shares to the Investors for the aggregate consideration of $5,792,500.

The following table sets forth the breakdown of the foregoing transactions among Gaderway Investments Limited and the Investors:

Name of the Investors	Number of Ordinary Shares Sold/Purchased	Consideration
Cheung Hoi Hung	440,000	$1,100,000
Zhang Mi	222,000	$555,000
Poon Chung Lung	546,000	$1,365,000
Chan Chu Hing	569,000	$1,422,500
Lo Wing Sang	540,000	$1,350,000

On February 21, 2024, Lo Wing Sang, one of the Investors, entered into an instrument of transfer with Miu Man Cheung, whereby Lo Wing Sang sold the 540,000 Ordinary Shares he held to Miu Man Cheung for a consideration of $1,350,000.

II-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-2

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Memorandum and Articles of Association, effective dated September 25, 2023*
4.1	Specimen Certificate for Ordinary Shares*
5.1	Form of Opinion of Ogier regarding the validity of the Ordinary Shares being registered*
8.1	Form of Opinion of Ogier as to BVI tax matters (included in Exhibit 5.1)*
8.2	Opinion of Hunter Taubman Fischer & Li LLC regarding certain U.S. Federal Income Taxation matters*
8.3	Opinion of Zhong Lun Law Firm*
8.4	Opinion of Bird & Bird as to Hong Kong tax matters (included in Exhibit 99.5)**
10.1	Form of Indemnification Agreement between the Registrant and its directors and executive officers*
10.2	Form of Employment Agreement between the Registrant and its executive Directors*
10.3	2022 Equity Incentive Plan*
10.4	Instruments of Transfer among Gaderway and the Investors and between Lo Wing Sang and Miu Man Cheung**
10.5	Form of Employment Agreement between the Registrant and its executive officers*
16.1	Letter of Friedman LLP to the U.S. Securities and Exchange Commission*
21.1	Subsidiaries*
23.1	Consent of Friedman LLP, Independent Registered Public Accounting Firm*
23.2	Consent of Marcum Asia CPAs LLP, Independent Registered Public Accounting Firm*
23.3	Consent of Ogier (included in Exhibit 5.1)*
23.4	Consent of Bird & Bird (included in Exhibit 99.5)**
23.5	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 8.2)*
23.6	Consent of Zhong Lun Law Firm (included in in Exhibit 8.3)*
24.4	Powers of Attorney (included on signature page)*
99.1	Code of Business Conduct and Ethics of the Registrant*
99.2	Consent of Sum (Philip) Cheng*
99.3	Consent of Lai Sum (Christina) Liu*
99.4	Consent of Cheuk Ho Chan*
99.5	Opinion of Bird & Bird regarding certain Hong Kong Legal Matters**
107	Filing Fee*

*	Previously filed
**	Filed herewith

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on February 22, 2024.

mF International Limited

By:	/s/ Chi Weng Tam
Chi Weng Tam
Chief Executive Officer and Executive Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tai Wai (Stephen) Lam	Chairman and Executive Director	February 22, 2024
Name: Tai Wai (Stephen) Lam

/s/ Chi Weng Tam	Chief Executive Officer and Executive Director	February 22, 2024
Name: Chi Weng Tam	(Principal Executive Officer)

/s/ Sui Yee Yeung	Chief Financial Officer	February 22, 2024
Name: Sui Yee Yeung	(Principal Financial and Accounting Officer)

II-4

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY, on February 22, 2024.

By:	Cogency Global Inc. Authorized U.S. Representative

/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

II-5